KANSAS CITY POWER & LIGHT COMPANY To UNITED MISSOURI BANK OF KANSAS CITY, N.A., TRUSTEE General Mortgage Indenture and Deed of Trust Dated as of December 1, 1986

i

CROSS REFERENCE SHEET TO TRUST INDENTURE ACT OF 1939

Section of Act	Section of Indenture
310(a)	7.04, 14.01, 14.14, 14.15
310(b)	14.12
311(a) and (b)	14.11
312(a), (b) and (c)	17.01
313(a), (b), (c) and (d)	17.03
314(a)	17.02
314(b)	7.05
314(c)(1) and (2)	21.01(b)
314(c)(3)	Not applicable
314(d)(1)	1.03(q), 10.03(b), 10.04(b), 10.05(a)(ii), 10.06(a)(iii)
314(d)(2)	1.03(e), 1.03(q), 3.04(e), 10.05(a)(ii) and 10.06(a)(iii)
314(d)(3)	3.04(c), 3.04(d), 10.03(c), 10.05(a)(ii) and (iii), 10.06(a)(iii) and (iv)
314(e)	21.01(a)
315(a)	14.01, 14.02, 14.07
315(b)	12.02(b)
315(c)	14.01
315(d)	14.02
315(e)	12.16(c)
316(a)(1)	12.05, 12.24
316(a)(2)	Omitted
316(a) last sentence	20.03
316(b)	12.23
317(a)	12.18, 12.22
317(b)	7.06
318(a)	21.03

11 . . . . . . . . . . - . - , - — . , . . , . , - , - _ . TABLE OF CONTENTS Page Parties 1 Recitals 1 Granting clause 1 ARTICLE I DEFINITIONS Sec. 1.01 Trust Indenture Act 3 Sec. 1.02 Construction of accounting terms 3 Sec. 1.03 "Accountant" 3 "Accountant's Certificate" 4 "Affiliate" 4 "Appraiser" 4 "Appraiser's Certificate" 4 "Authorized Newspaper" 4 "Board" 4 "Bondable Property" 4 "Bonded" or "Bonding" 7 "Bondholder" 8 "Bonds" 8 "Business Day" 8 "Company" 8 "Cost" 8 "Coupon Bond" 9 "Default" 9 "Engineer" 9 "Engineer's Certificate11 9 "Excepted Property" 9 "Fair Value" II "Generally Accepted Accounting Principles" 11 "Governmental Obligations" 12 "Indenture" 12 "Independent" 12 "Lien of this Indenture" 12 " 1946 Mortgage" 12 "1946 Mortgage Bonds" 12 ''Mortgaged Property" 12 "Officers' Certificate" 13 "Opinion of Counsel" 13 "Outstanding" 13 "Permissible Encumbrances" 13 "Person" 16 "Prior Lien" 16

iii

		Page
	"Prior Lien Bonds"	16
	"Registered Bond"	16
	"Registered Holder"	16
	"Responsible Officer"	16
	"Retired"	17
	"Supplemental Indenture"	17
	"Trustee"	17
	"Unbonded"	17

ARTICLE II

Forms, Execution, Registration and Exchange of Bonds

Sec. 2.01	Series and form of Bonds	17
Sec. 2.02	Kinds and denominations of Bonds	18
Sec. 2.03	Dates of and interest on Bonds	18
Sec. 2.04	Legends on Bonds	19
Sec. 2.05	Exchange of Bonds	19
Sec. 2.06	Transfer of Bonds	20
Sec. 2.07	Execution of Bonds	20
Sec. 2.08	Temporary Bonds	21
Sec. 2.09	Replacement of stolen, lost, destroyed or mutilated Bonds	21
Sec. 2.10	Trustee's certificate on Bonds	22

ARTICLE III

Issuance of Bonds Based on Bondable Property

Sec. 3.01	Bonds issuable on basis of Bondable Property	22
Sec. 3.02	No Bonds issuable on basis of Bonded Bondable Property	22
Sec. 3.03	Bonds issuable to specified percentage of Bondable Property	22
Sec. 3.04	Requirements for issuance	23
Sec. 3.05	Determination of Cost or Fair Value	27

ARTICLE IV

Issuance of Bonds Based on Retired Bonds Previously Outstanding

Sec. 4.01	Requirements for issuance	27
Sec. 4.02	Coupon Bonds delivered to Trustee must have attached unmatured coupons	28
Sec. 4.03	No Bonds issuable on basis of Bonded Bonds	28

IV ARTICLE V ISSUANCE OF BONDS BASED ON DEPOSIT OF CASH WITH TRUSTEE Sec. 5.0 1 Requirements for issuance ..................................................... 28 Sec. 5.02 Withdrawal of cash deposited under Section 5.01 ................................. 29 ARTICLE VI ISSUANCE OF BONDS BASED ON PRIOR LIEN BONDS Sec. 6.01 Requirements for issuance ..................................................... 29 Sec. 6.02 No Bonds issuable on basis of Bonded Prior Lien Bonds ........................... 30 ARTICLE VII COVENANTS OF THE COMPANY Sec. 7.01 Payment of principal and interest ............................................... 30 Sec. 7.02 Possession, maintenance of Lien and right to mortgage ............................ 30 Sec. 7.03 Corporate existence .......................................................... 3L Sec. 7.04 Appointment of Trustee ...................................................... 31 Sec. 7.05 Recordation of Indenture ..................................................... 31 Sec, 7.06 Paying Agents ............................................................... 32 Sec. 7.07 Payment of taxes ............................................................ 33 Sec, 7.08 Instruments of further assurance ............................................... 33 Sec. 7.09 Books of record and account ................................................... 33 Sec. 7.10 Maintenance of Mortgaged Property ............................................ 34 Sec. 7.1 1 Insurance/. ................................................................. 34 Sec. 7. [ 2 Issuance of First Mortgage Bonds .............................................. 36 Sec. 7. 1 3 Payments by Trustee ......................................................... 37 ARTICLE VIII PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE Sec. 8.01 Requirements upon deposit of Prior Lien Bonds .................................. 37 Sec. 8.02 Disposition of principal of and interest on Prior Lien Bonds ................... ..... 37 Sec. 8.03 Surrender of Prior Lien Bonds ............................................ ..... 38 Sec. 8.04 Extension of maturity of Prior Lien Bonds .................................. ..... 38 Sec. 8.05 Trustee's rights upon Default ............................................. ..... 38

. . . . . . . . . . . . . . . , . . _ Page ARTICLE IX REDEMPTION OF BONDS Sec. 9.01 Certain Bonds redeemable 39 Sec. 9.02 Genera) provisions and mechanics of redemption 39 Sec. 9.03 Bonds due on redemption date 40 Sec. 9.04 Moneys for redemption held in trust 40 Sec. 9.05 Partial redemption of Registered Bond 41 ARTICLE X POSSESSION, USE AND RELEASE OF THE MORTGAGED PROPERTY Sec. 10.01 Company's possession and use 41 Sec. 10.02 Actions without consent of Trustee 41 Sec. 10.03 Release of Mortgaged Property if Bonding ratio test satisfied 43 Sec. 10.04 Release of limited amount of Mortgaged Property 44 Sec. 10.05 Release of Mortgaged Property not subject to a Prior Lien 45 Sec. 10.06 Release of Mortgaged Property subject to a Prior Lien 48 Sec. 10.07 Eminent Domain 51 Sec. 10.08 Substituted Property 52 Sec. 10.09 Receiver, Trustee, etc 52 Sec. 10,10 Purchaser in good faith 52 Sec. 10.11 Suspension of rights in case of Default 52 ARTICLE XI APPLICATION OF FUNDS HELD BY TRUSTEE Sec. 11.01 Withdrawat-or application of moneys held by Trustee 53 Sec. 11.02 Moneys to be held in trust; investment thereof 56 ARTICLE XII DEFAULT AND REMEDIES Sec. 12.01 When no entitlement to benefit of Indenture upon Default 57 Sec. 12.02 Events of default; notice of Default; action by Trustee 58 Sec. 12.03 Upon Default Trustee may sell Mortgaged Property 61 Sec. 12.04 Upon Default and request of holders of a majority of Bonds, Trustee must declare principal due; restoration of parties to former positions 61 Sec. 12.05 Duty of Trustee to act on request of holders of a majority of Bonds 62 Sec. 12.06 Mortgaged Property to be sold as an entirety 62 Sec. 12.07 Notice of sale 63 Sec. 12.08 Adjournment of sale 63 Sec. 12.09 Interest of purchaser and Company 63 Sec. 12.10 Trustee's receipt sufficient to discharge purchaser 64

VI Page Sec. 12.11 Principal of Bonds to become due in case of sale 64 Sec. 12.12 Application of sale proceeds 64 Sec. 12.13 Bonds and matured coupons may be applied against purchase price 65 Sec. 12.14 Company not to insist upon or plead stay or extension law or exercise right of redemption _ 65 Sec. 12.15 Trustee may enter on commencement of judicial proceedings entitled to appointment of receiver 66 Sec. 12,16 Bondholder not to institute suit without request to Trustee; Trustee may enforce rights without possession of Bonds; undertaking for costs 66 Sec. 12.17 Remedies cumulative 67 Sec. 12.18 Covenant to pay Trustee; judgment by Trustee; application of monies 68 Sec. 12.19 Surrender of possession of Mortgaged Property to Trustee before Default; appointment of receiver 69 Sec. 12.20 Suit by Trustee to protect security 70 Sec. 12.21 Provisions solely for benefit of parties and Bondholders 70 Sec. 12.22 Trustee may file proofs of claims 70 Sec. 12.23 Bondholders' rights at maturity may not be impaired 71 Sec. 12,24 Waivers of past Default by holders of Bonds 71 ARTICLE XIII EFFECT OF MERGER, CONSOLIDATION, CONVEYANCE AND LEASE Sec. 13.01 Company may merge or consolidate if no impairment of Lien of this Indenture and with assumption of obligation by successor 72 Sec. 13.02 Upon merger or consolidation Indenture not to constitute Hen upon certain properties; successor corporation to confirm prior Lien of this Indenture and keep Mortgaged Property identifiable 73 Sec. 13.03 Right of successor corporation 74 Sec. 13.04 Extent of Lien of this Indenture on property of successor corporation 76 ARTICLE XIV THE TRUSTEE Sec. 14.01 Qualification of Trustee and acceptance of trust 77 Sec. 14.02 Extent of Trustee's liability 77 Sec. 14,03 Recitals deemed made by Company 78 Sec. 14.04 Trustee not liable for debts from operation of Mortgaged Property; Trustee may own Bonds 79 Sec. 14.05 Trustee may give notices incidental to action by it - . 79 Sec. 14.06 Notice by Trustee to Company 79 Sec. 14.07 Trustee may reiy on certificates and may consult counsel; responsibility in selection of experts 80 Sec. 14.08 Moneys deposited with Trustee to be held in trust; interest on such moneys 80 Sec. 14.09 Compensation of Trustee; Hen therefor 81 Sec. 14.10 Trustee may rely on facts established by Officers' Certificate 32

Vll - ' • •--. - - -- • - • - - - . • - • - - ' . . - - - -...- - . . Page Sec. 14.11 Action to be taken by Trustee who becomes creditor of Company 82 Sec. 14.12 Action to be taken by Trustee acquiring conflicting interest 82 Sec. 14.13 Resignation or removal of Trustee 82 Sec. 14.14 Appointment of successor Trustee 83 Sec. 14.15 Appointment of additional trustees or co-trustees; notice by Bondholders to Trustee, notice to all trustees; contents, filing, etc. of instrument appointing trustee; incapacity, etc. of instrument appointing trustee 84 Sec. 14.16 Acceptance by successor trustee; requirements of predecessor Trustee upon retiring . . . . 86 Sec. 14.17 Merger or consolidation of Trustee 87 Sec, 14.18 Appointment of successor Trustee by Company 88 Sec. 14.19 Joining of individual trustee 88 ARTICLE XV SUPPLEMENTAL INDENTURES Sec. 15.01 Provision for Supplemental Indentures 89 Sec. 15.02 Requirements for Supplemental Indentures 90 ARTICLE XVI MEETINGS OF BONDHOLDERS Sec. 16.01 Manner of calling meetings and determination of Bonds affected 91 Sec. 16.02 Calling of meetings by Company or Bondholders 92 Sec. 16.03 Persons entitled to vote at meeting 93 Sec. 16.04 Conduct of meetings; regulations 93 Sec. 16.05 Manner of voting 94 Sec. 16.06 Rights of Trustee or Bondholders not to be hindered or delayed 95 Sec. 16.07 Action by written consent 95 ARTICLE XVII BONDHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE Sec. 17.01 Company to furnish Bondholder lists 95 Sec. 17.02 Company to make filings with trustee and otherwise comply with TIA Section 314 96 Sec. 17.03 Company to furnish Bondholders reports and otherwise comply with TIA Section 313 . . . 96 ARTICLE XVIII DEFEASANCE Sec. 18.01 Effect of payment of indebtedness; deposit of money or obligation in certain instances deemed payment 96 Sec. 18.02 Unclaimed moneys 97

Vlll ARTICLE XIX IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS Sec. 19.01 General provision ............................................................ 97 ARTICLE XX EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS Sec. 20.01 Evidence of action by Bondholders ............................................. 98 Sec. 20.02 Inspection of Bonds .......................................................... 99 Sec. 20.03 Bonds owned by Company or other obligor or affiliate thereof deemed not to be outstanding ............................................................... 100 Sec. 20.04 Bondholder may revoke consent ................................................ 100 ARTICLE XXI MISCELLANEOUS Sec. 21.01 Certificates, opinions, etc ...................................................... 100 Sec. 21.02 Successors and assigns ........................................................ 101 Sec. 21.03 Conflict with TIA ........................................................... 101 Sec. 21.04 TIA construed as in effect on date hereof ........................................ 101 Sec. 21.05 Titles, Table of Contents, etc .................................................. 102 Sec. 21.06 Counterparts ................................................................ 102 Testimonium .......................................................................... 102 Signatures and seals . . .- ................................................................. 103

- - - - - GENERAL. MORTGAGE INDENTURE AND DEED OF TRUST , dated parties as of December 1, 1986 between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation, and UNITED MISSOURI BANK OF KANSAS CITY, N.A., as Trustee. WHEREAS, all capitalized terms used in this Indenture have the Recitals respective meanings set forth in Article 7; and WHEREAS, the Company deems it necessary to borrow and, pursu- ant to this Indenture, to issue Bonds for its corporate purposes from time to time, and to mortgage and pledge the property hereinafter described to secure payment of the Bonds; and WHEREAS, all acts and things have been done and performed which are necessary to make this Indenture, when duly executed and delivered, a valid and binding mortgage and deed of trust for the security of all Bonds duly issued hereunder and Outstanding from time to time; and the execution and delivery of this Indenture have been in all respects duly authorized. Now, THEREFORE, THIS INDENTURE WITNESSETH, that to secure Granting clause the payment of the principal of, premium, if any, and interest on all Bonds issued and Outstanding under this Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of this Indenture, and in consideration of the premises and of One Dollar paid to the Company by the Trustee, the Company does hereby grant, bargain, sell, warrant, release, convey, assign, trans- fer, mortgage, pledge, set over and confirm unto United Missouri Bank of Kansas City, N.A., as Trustee, and to its successors in trust and to its assigns, all of the property, rights and interests in property described in Exhibit A, and, other than Excepted Property and subject to Article XIII, all of the property, rights and interests in property acquired by the Company after the date of the execution of this Indenture, which shall be and are as fully granted and conveyed by this Indenture and as fully embraced within the Lien of this Indenture as if such property, rights and interests in property were now owned by the Company and were specifically described herein and conveyed hereby; the Company expressly reserves the right, at any time and from time to time, by one or more Supplemental Indentures, to subject to the Lien and operation of this Indenture any part or all of the Excepted Property upon such terms

Subject to 1946 Mortgage Grant in trust Defeasance clause clause and conditions and subject to such restrictions, limitations and reserva- tions as may be set forth in such Supplemental Indenture or Indentures. To HAVE AND TO HOLD all such properties, rights and interests in property granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed or in which a security interest has been granted by the Company in this Indenture or intended or agreed to be so granted, together with all the appurtenances thereto, unto the Trustee and its successors and assigns forever. SUBJECT, HOWEVER, as to the properties, rights and interests in property severally embraced therein or affected thereby, to the 1946 Mortgage for so long as any 1946 Mortgage Bonds are Outstanding, and to other Permissible Encumbrances; BUT IN TRUST, nevertheless, for the equal and proportionate benefit and security of all present and future holders of the Bonds and any coupons issued and to be issued hereunder and secured by the Lien of this Indenture, and to secure the payment of the principal of, premium, if any, and interest on the Bonds issued and Outstanding under this Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of this Indenture without any preference, priority or distinction of any one Bond over any other Bond by reason of priority in the issue or negotiation thereof or otherwise.^ PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds at the times and in the manner therein and herein provided, or shall provide, in the manner permitted hereby, for the payment thereof, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it and perform all of the covenants and comply with all of the conditions of this Indenture, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect. IT is HEREBY COVENANTED AND AGREED, by and between the Company and Trustee, that all Bonds and coupons, if any, are to be authenticated, delivered and issued, and that all Mortgaged Property is

§§ 1.01, 1.02, 1.03 to' be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successors in trust, for the benefit of those who shall hold Bonds and any coupons, or any of them, as follows: ARTICLE I DEFINITIONS Section 1.01. (a) Whenever this Indenture refers to a provision of Trust the Trust Indenture Act of 1939, as amended ("TIA"), such provision A n c d t enture is incorporated by reference in and made a part of this Indenture. The following TIA terms incorporated in this Indenture have the following meanings: "indenture securities" means the Bonds. "indenture security holder" means a Bondholder. "indenture to be qualified" means this Indenture, "indenture trustee" or "institutional trustee" means the Trus- tee. "obligor" on the indenture securities means the Company. (b) All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Securities and Exchange Commission have the meanings assigned to them in the TIA or such statute or rule as in force on the date of execution of this Indenture. Section 1,02. The accounting terms used in this Indenture shall be construed in accordance with Generally Accepted Accounting Princi- ples. Section 1.03. For purposes of this Indenture, the following terms have the following meanings: (a) "Accountant" means the Controller or Assistant Controller of the Company or a Person appointed by the Board who is qualified to pass upon accounting matters, who or which need not be a certified or Construction of accounting terms "Accountant'

"Accountant's Certificate" "Affiliate" "Appraiser" "Appraiser's Certificate" "Authorized Newspaper" "Board" "Bortdable Property" § 1.03 (cont.) public accountant and, unless required to be Independent, may be employed by or Affiliated with the Company. (b) "Accountant's Certificate" means a certificate signed by an Accountant. (c) "Affiliate" means a Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person; "Affiliated" has a meaning correlative to the foregoing. (d) "Appraised means a Person engaged in the business of appraising property or competent to determine the Fair Value or fair market value of the particular property in question, and who or which, unless required to be Independent, may be employed by or Affiliated with the Company. (e) "Appraiser's Certificate" means a certificate signed by an Appraiser appointed by the Board; any Appraiser's Certificate which is relied upon by an Independent Engineer, for purposes of an Independent Engineer's Certificate, shall be signed by an Independent Appraiser. (f) "Authorized Newspaper" means a newspaper of general circu- lation in the relevant area, printed in the English language and customa- rily published on each Business Day; whenever successive publications in an Authorized Newspaper are required by this Indenture, such publications may be made on the same or different days and in the same or in different Authorized Newspapers. (g) "Board" means either the board of directors of the Company or any duly authorized committee of the board of directors of the Company. (h) "Bondable Property" means the Mortgaged Property as of December 1, 1986, plus any property acquired or constructed by the Company which is included in the Mortgaged Property after December 1, 1986: (i) Bondable Property: (A) need not consist of a specific or completed develop- ment, plant, betterment, addition, extension, improvement or enlargement, but may include construction work in progress and property in the process of purchase insofar as the Com- pany shall have acquired legal title to such property, and may include the following:

§ 1.03 (cont,) (1) fractional and other undivided interests of the Company in property owned jointly or in common with other Persons, whether or not there are with respect to such property other agreements or obligations on the part of the Company, if there is an effective bar against parti- tion of such property which would preclude the sale of such property by any or all of such other Persons or the holder or holders of any lien or liens on the interest of any of such other Persons in such property, without the consent of the Company; (2) engineering, economic, environmental, finan- cial, geological and legal or other surveys, data processing equipment and software, preliminary to or associated with the acquisition or construction of property included or intended to be included in the Mortgaged Property; (3) paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character required for or in connection with the installation or repair of overhead, surface or underground facilities and paid for and used or to be used by the Company, notwithstanding that the Company may not hold legal title thereto; (4) towers, poles, wires, transformers, meters, over- head, surface and underground service facilities, and property and equipment constructed or maintained under permits, licenses, easements, franchises and other similar privileges on property owned by other Persons, including governmental and municipal agencies, bodies or subdivi- sions, if the Company shall have the right to remove the same; and (5) property other than property specified in Section 1.03(h) (ij (A) (4) which is situated on real estate owned by governmental or municipal agencies, bodies or subdivi- sions under permits, licenses, easements, franchises and other similar privileges, if the Company shall have the right to remove the same; and

§ 1.03 (cont.) (B) may include renewals, replacements and substitution of property not excluded from this definition of Bondable Property; but (C) shall not include: (1) Excepted Property; or (2) going concern value or good will. (ii) The "amount" of any Bondable Property means the lesser of the Cost or Fair Value of Bondable Property certified to the Trustee in an Engineer's Certificate (or in case such Fair Value shall not be required to be evidenced to the Trustee, the Cost thereof) minus, in the case of Bondable Property which is (A) owned by the Company subject to a Prior Lien on the date of this Indenture, or (B) acquired by the Company after December 1, 1986, subject to a Prior Lien (other than a Prior Lien to which such Bondable Property becomes subject, solely as a result of such acquisition, pursuant to an after-acquired property clause of such Prior Lien), 133!/3% of the aggregate principal amount of the Prior Lien Bonds secured by such Prior Liens and (I) outstanding at December 1, 1986, and at the date of such acquisition, respectively, and (II) issued after such date, respectively. (iii) When any Bondable Property is certified to the Trustee in any Engineer's Certificate delivered with an application, and as a basis, for the authentication and delivery of Bonds, the release of Mortgaged Property or the withdrawal of cash (except in the case of the release of Mortgaged Property, the withdrawal of cash representing the proceeds of insurance or the payment of or on account of obligations secured by purchase money mortgages, in each case on the basis of Bondable Property acquired or con- structed within 90 days prior to the date of the application for such release or the receipt by the Trustee of such cash, or within 90 days subsequent to such application or receipt of cash), (A) there shall be deducted from the Cost or Fair Value of such Bondable Property, as the case may be (as of the date of such application), an amount equal to the aggregate Cost of all Bondable Property retired on and after December 1, 1986, minus the aggregate Cost of all Bondable Property acquired or constructed by the Company which is included in the Mort- gaged Property after such date, and has been Bonded as the

7 § 1.03 (conl.) basis' for the ~ withdrawal of cash pursuant to Section 11.01(a)(i)(B), and (B) there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of (1) all or any portion which the Company then elects to add to the total of (aa) the fair market value in cash, as set forth in an Appraiser's Certificate dated the date of such application, of the unpaid principal amount of any obligations (which are not in default) secured by purchase money mortgages and Governmental Obliga- tions, plus (bb) any cash (other than proceeds of such purchase money obligations), then held by the Trustee or the trustee or mortgagee under any Prior Lien, in either case representing the proceeds of insurance on, or of the release or other disposition of, Bondable Property retired; and (2) 133'/3% of the principal amount of any Bonds which the Company then elects so to add, the right to the authentication and delivery of which under Article IV or Article VI shall have been waived as a basis for the release of Bondable Property retired; provided, however, that neither any reduction in the Cost or Fair Value of property recorded in an account of the Company nor the transfer of any amount from such an account to another such account shall be deemed to be Bondable Property retired. (i) "Bonded" or "Bonding" as applied to Bonds, Prior Lien Bonds or Bondable Property means that such Bonds, Prior Lien Bonds or °" ms Bondable Property are within one or more of the following classes: (i) the aggregate amount of Bondable Property which has been used as a basis for the authentication and delivery of Bonds pursuant to Article III or the withdrawal of cash pursuant to Section 11.01. (ii) Bonds which have been used as a basis for the authentica- tion and delivery of Bonds pursuant to Article IVor the withdrawal of cash pursuant to Section 11.01, and Bonds and Prior Lien Bonds paid, purchased or redeemed with money applied or paid by the Trustee pursuant to Section 11.OL

'Bondholder" 'Bonds" 'Business Day" "Company" 'Cost" § 1.03 (cont.) --•• - . - - - - (iii) Bonds and Prior Lien Bonds which have been used as a basis for a waiver by the Company, pursuant to Section 10.05 or 10.06, of its right to the authentication and delivery of Bonds pursuant to Article IV or Article VI. (iv) Bonds, Prior Lien Bonds and Bondable Property which have been allocated or used as a basis for any credit or action or pursuant to any provision of, or retired through the operation of, any sinking, improvement, maintenance, replacement or analogous fund for any series of Bonds; provided, however, that any such Bonds, Prior Lien Bonds or Bondable Property so allocated or used shall be reinstated as Unbonded when all of the Bonds of the series of Bonds in connection with such fund was established are retired. (v) Prior Lien Bonds which have been (A) used as a basis for the authentication and delivery of Bonds pursuant to Article VI or the withdrawal of cash pursuant to Section 11.01, (B) used as a basis for the issuance of Prior Lien Bonds under such Prior Lien or (C) used as a basis for the release of property or the withdrawal of cash under any Prior Lien. All Bondable Property which shall be retired, abandoned, destroyed, released or otherwise disposed of shall be deemed Bondable Property retired, but as in this Indenture provided may at any time thereafter again become Bondable Property. (j) "Bondholder" means the bearer of a Coupon Bond or the Registered Holder of a Registered Bond. (k) "Bonds" means bonds authenticated and delivered under this Indenture. (1) "Business Day" means any day upon which banks located in the city where the Trustee maintains its principal office and place of business are not required or authorized to be closed. (m) "Company" means Kansas City Power & Light Company, a Missouri corporation, and its successors and assigns. (n) "Cost" means, as to any property, the actual cost to the Company in cash or its equivalent, including without limitation all costs and allowances for funds used during the construction thereof, and other deferred costs relating to such construction, but only to the extent

§ 1.03 (cont.) permitted by Generally Accepted Accounting Principles or accounting orders from any governmental regulatory commission; the Cost of property acquired by the Company without consideration or by merger, consolidation or dissolution shall be deemed to be the Fair Value thereof at the date of its acquisition. (o) "Coupon Bond" means any Bond with detachable coupons evidencing the obligation of the Company to pay interest on such Bond. (p) "Default" means any event specified in Section 12.02(a). (q) "Engineer" means a Person engaged in the engineering busi- ness, and who or which, unless required to be Independent, may be employed by or Affiliated with Company, except that an Independent Engineer shall sign Engineer's Certificates delivered in connection with the release of Mortgaged Property pursuant to Section 10.03, 10.04, 10.05, 10.06 or 10.07, if the Fair Value of the Mortgaged Property to be released and of all other Mortgaged Property released since the com- mencement of the then current calendar year, or the Fair Value of any purchase money obligations included in the consideration for such release and of all other securities made a basis of any authentication and delivery of Bonds, withdrawal of cash or release of Mortgaged Property or securities under this Indenture since the commencement of the then current calendar year, as set forth in Engineer's Certificates required pursuant to Article X of this Indenture, is 10% or more of the aggregate principal amount of Bonds at the time Outstanding, unless the Fair Value of the Mortgaged Property to be released or of any purchase money obligations included in the consideration for such release and of all other securities made a basis of any authentication and delivery of Bonds, as set forth in such Engineer's Certificate, is, in each case, less than $25,000 or less than 1% of the aggregate principal amount of Bonds at the time Outstanding. (r) "Engineer's Certificate" means a certificate signed by an Engineer appointed by the Board. (s) "Excepted Property" means all of the following described property, whether now owned or hereafter acquired by the Company, which is hereby expressly excepted and excluded from the Lien of this Indenture: "Coupon Bond" 'Default" 'Engineer3* "Engineer's Certificate" "Excepted Pro pert)-"

10 § 1.03 (com.) - .- .-- .-. (i) all cash, shares of stock, bonds, notes and other obligations and securities not deposited, or required to be deposited, with the Trustee by the express provisions of this Indenture; (ii) all bills, notes and other instruments and accounts receiv- able, judgments, demands, general intangibles and choses in action, and all contracts and operating agreements not pledged or required to be pledged with the Trustee; (iii) all merchandise, equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or in the operation of, any properties of, or for the benefit of, the Company, or held in advance of use thereof for maintenance, replacement or fixed capital pur- poses; (iv) all electricity, gas, steam, water, ice and other materials, products or services generated, manufactured, produced, provided or purchased by the Company for sale or distribution or used or to be used by the Company; (v) all railcars, aircraft, watercraft, automobiles, buses, trucks, tractors, trailers and similar vehicles and movable equip- ment, and all components, spare parts, accessories, supplies and fuel used or to be used in connection with any of the foregoing; (vi) all office furniture and office equipment; (vii) all leasehold interests and leasehold improvements; (viii) the last day of the term of any lease or leasehold now owned or hereafter acquired by the Company which is specifically subjected to the Lien of this Indenture; (ix) all timber, natural gas, oil, coal, uranium and other minerals, mined or extracted from or otherwise separated from the earth, or lying or being within or under any properties of the Company, including Mortgaged Property, and gas, oil, coal and other mineral rights, leases and royalties and income therefrom, and rights to explore for such minerals; (x) except as the same may be specifically subjected to the Lien of this Indenture, all nuclear fuel, cores and materials;

11 § 1.03 (COOL) " ..... (xi) all satellites and other equipment and materials used or to be used in outer space; all business machines; all communica- tions equipment; all computer equipment; all record production, storage and retrieval equipment; all telephone equipment; and all components, spare parts, accessories, programs and supplies used or to be used in connection with any of the foregoing; and (xii) all real or personal property which meets all of the following conditions: (A) is not specifically described in this Indenture, (B) is not specifically subjected or required to be sub- jected to the Lien of this Indenture by any express provision of this Indenture, and (C) is not an integral part of or used or to be used as an integral part of the electric and steam generating, transmission and distribution operations of the Company, or in connection with the operation of any property specifically subjected or required to be subjected to the Lien of this Indenture by the express provisions of this Indenture. (t) "Fair Value" when applied to property means its fair value as "Fair Vaiuer determined without deduction for any Prior Liens upon such property, which fair value may be determined without physical inspection by use of accounting and engineering records and other data maintained by, or available to, the Company; the "value" of any Mortgaged Property shall be the lesser of its Cost or Fair Value as evidenced by an Engineer's Certificate and determined without regard to the existence of any Prior Lien on such Mortgaged Property. (u) "Generally Accepted Accounting Principles" means generally "Generally accepted accounting principles in use at December I, 1986, or, at the option of the Company, other generally accepted accounting principles Pnnc'p|es which are in use at the time of their determination; in determining generally accepted accounting principles, the Company may, but shall not be required to, conform to any accounting order, rule or regulation of any regulatory authority having jurisdiction over the electric and steam generating, transmission and distribution operations of the Company.

12 § 1.03 (cont.) "Governmental Obligations" "Indenture" "Independent" "Lien of this Indenture" "1946 Mortgage'' "1946 Mortgage Bonds" "Mortgaged Piop«rty" - • • - - (v) "Governmental Obligations" means direct obligations of, or obligations unconditionally guaranteed by, the United States of America. (w) "Indenture" means this instrument and all Supplemental Indentures; all references to "herein", "hereof" and "hereunder" shall respectively mean in, of or under this Indenture. (x) "Independent" when used with respect to any specified Person means that such Person (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor on the Bonds or in any Affiliate of the Company or any such other obligor and (iii) is not connected with the Company or such other obligor as an Affiliate or an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. (y) "Lien of this Indenture" means the lien created by this instrument (including the lien on property acquired after the date of the execution of this Indenture) and the lien created by any subsequent conveyance to the Trustee, whether made by the Company or any other Person, effectively constituting any property a part of the security held by the Trustee for the benefit of the holders of all Outstanding Bonds. (z) "1946 Mortgage" means the Indenture of Mortgage and Deed of Trust dated the first day of December, 1946, to Continental Illinois National Bank and Trust Company of Chicago, as trustee, and George G. Moore, as individual trustee (J. S. Missman, successor individual trustee), as from time to time amended and supplemented. (aa) "1946 Mortgage Bonds" means bonds issued and Outstanding under the 1946 Mortgage. (bb) "Mortgaged Property" means as of any particular time all of the property which is an integral part of or used or to be used as an integral part of the electric and steam generating, transmission and distribution operations of the Company, any undivided legal interest of the Company in any property which is jointly owned by the Company and any other Person or Persons, and any other property (including securities and cash held by the Trustee) which at said time is subject, or is intended by the terms of this Indenture to be subject, to the Lien of this Indenture, however created, including (i) all of such property which

13 1.03 (cont.) "is acquired by the Company after December 1, 1986, and (ii) all of the property which is described in Exhibit A and in Supplemental Inden- tures, but Mortgaged Property shall not include Excepted Property. (cc) "Officers' Certificate" means a certificate signed by the Chair- man of the Board, Chief Executive Officer, President or a Vice- President and the Controller, Treasurer or an Assistant Treasurer of the Company. (dd) "Opinion of Counser means a written opinion of counsel, who may be counsel for the Company. (ee) "Outstanding" means as of any particular time with respect to Bonds, all Bonds which theretofore have been authenticated and deliv- ered by the Trustee under this Indenture, except (i) Bonds theretofore paid, retired, redeemed, discharged or canceled, or Bonds for the purchase, payment or redemption of which money or Governmental Obligations in the necessary amount shall have been deposited with, or shall then be held by, the Trustee with irrevocable direction to apply such money or the proceeds of such Governmental Obligations to such purchase, payment or redemption, provided that, in the case of redemp- tion, the notice required by Article IX shall have been given or provided for to the satisfaction of the Trustee, (ii) Bonds deposited with or held in pledge by the Trustee under this Indenture, including any Bonds so held under any sinking, improvement, maintenance, replacement or analogous fund, and (iii) Bonds authenticated and delivered upon transfer of which or in exchange or substitution for and/or in lieu of which other Bonds have been authenticated and delivered. (ff) "Permissible Encumbrances" means as of any particular time any of the following: (i) the Lien of this Indenture and all liens and encumbrances junior thereto; (ii) liens for taxes or assessments by governmental bodies not yet due or the payment of which is being contested in good faith by the Company, provided that the Company shall have set aside on its books reserves deemed by it to be adequate with respect to any such tax or assessment so being contested; (iii) any right of any municipal or other governmental body or agency, by virtue of any franchise, grant, license, contract or -Officers' Certificate" "Opinion of Counsel" "Outstanding1" "Permissible EncuHibrancesr

14 § 1.03 (cent.) statute, to occupy, purchase or designate a purchaser of, or to order the sale of, any Mortgaged Property upon payment of reasonable compensation therefor, or to terminate any franchise, grant, license, contract or other right, or to regulate the property and business of the Company; (iv) liens and charges incidental to construction or current operations of the Company which are not delinquent or, whether or not delinquent, are being contested in good faith by the Company; (v) easements, reservations or rights of way, and zoning ordinances, regulations and restrictions, if they do not, individually or in the aggregate, impair the utility of the affected property in the operation of the business of the Company; (vi) irregularities in or defects of title with respect to any rights of way acquired by the Company for lines, structures and appurtenances thereto, if the Company has obtained from the apparent owner of the real estate traversed by any such right of way a sufficient right, by the terms of the instrument granting such right of way, to the use thereof for the purpose of such lines, structures and appurtenances, or the Company has eminent domain power to remove or cure such irregularities or deficiencies; (vii) liens securing obligations neither (A) assumed by the Company nor (B) on account of which it customarily pays interest, directly or indirectly, existing upon real estate, or rights in or relating to real estate acquired by the Company for rights of way for lines, structures and appurtenances thereto; (viii) party-wall agreements and agreements for and obliga- tions relating to the joint or common use of property owned solely by the Company or owned by the Company in common or jointly with one or more parties; (ix) liens securing indebtedness incurred by a Person, other than the Company, which indebtedness has been neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing on property which the Company owns jointly or in common with such Person or such Person and others, if there is an effective bar against partition of such property which would pre- clude the sale of such property by such "other Person or the holder of such lien without the consent of the Company;

15 § 1.03 (cent.) (x) any attachment, judgment and other similar lien arising in connection with court proceedings in an amount not in excess of the greater of $10,000,000 or 5% of the principal amount of the Outstanding Bonds at the time such attachment, judgment or lien arises, or the execution of which has been stayed or which has been appealed and secured, if necessary, by an appeal bond; (xi) the burdens of any law or governmental rule, regulation, order or permit requiring the Company to maintain certain facilities or to perform certain acts as a condition of its occupancy or use of, or interference with, any public or private lands or highways or any river, stream or other waters; (xii) any duties or obligations of the Company to any federal, state or local or other governmental authority with respect to any franchise, grant, license or permit which affects any Mortgaged Property; (xiii) liens in favor of a government or governmental entity securing (A) payments pursuant to a statute (other than taxes), or (B) indebtedness incurred to finance all or part.of the purchase price or Cost of construction of the property subject to such lien; (xiv) possible adverse rights or interests and inconsequential defects or irregularities in title which, in an Opinion of Counsel, may properly be disregarded; and (xv) the lien of the 1946 Mortgage and any other Prior Lien if (A) at the time of the acquisition by the Company of the Mort- gaged Property subject to such other Prior Lien, the Cost or Fair Value, whichever is less, of such Mortgaged Property is at least equal to 133'/3% of the principal amount of the obligations (which are not in "default) secured by such other Prior Lien, (B) all other liens on such Mortgaged Property, except for Permissible Encum- brances, shall have been discharged at the time of such acquisition and (C) such other Prior Lien shall not attach to any other Mortgaged Property other than pursuant to an after-acquired prop- erty clause of such other Prior Lien; but, if the Company, as successor corporation, shall have executed a Supplemental Inden- ture relating thereto in accordance with Article XIII, the extension of such other Prior Lien to Mortgaged Property subsequently

§ 1.03 (cont.) 16 "Person" "Prior Lien1 "Prior Lien Bonds" "Registered Bond" "Registered Holder" "Responsible Officer" ••- - -acquired by the Company shall be permitted notwithstanding the limitation expressed in this Section 1.03 (ff) (xiv) (C). For the purposes of this Indenture, no mortgage or other lien on any property of the Company shall be considered as a "mortgage," "lien," "charge" or "encumbrance" if cash or Governmental Obligations suffi- cient to pay or redeem the indebtedness secured by such mortgage or lien shall be held in trust for such purpose by the Trustee or by the trustee, mortgagee or other holder of such mortgage or lien; the sufficiency of such cash or Governmental Obligations shall be evidenced to the Trustee by an Accountant's Certificate. (gg) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. (hh) "Prior Lien " means the 1946 Mortgage and any other mort- gage, lien, charge, encumbrance, security interest on or in, or pledge of, any Mortgaged Property existing both at and immediately prior to the time of the acquisition by the Company of such Mortgaged Property, or created as a purchase money mortgage on such Mortgaged Property at the time of its acquisition by the Company, in each case ranking prior to or on a parity with the Lien of this Indenture. (ii) "Prior Lien Bonds" means 1946 Mortgage Bonds and any other indebtedness (including the evidences thereof), if any, secured by a Prior Lien. OJ) "Registered Bond" means any Bond registered as to both principal and interest or as to principal only in the bond register required pursuant to Section 2.06. (kk) "Registered Holder" means the Person or Persons in whose name or names the particular Registered Bond shall be registered, or the particular Coupon Bond shall be registered as to principal, on the books of the Company kept for that purpose in accordance with the terms of this Indenture. (11) "Responsible Officer" when used with respect to the Trustee means any vice president or any other officer of the Trustee customarily performing functions similar to those performed by a vice president and also means, with respect to a particular corporate matter, any other

17 §§ 1.03 (cont.), 2.01 officer of the Trustee to .whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. (mm) "Retired" means as of any particular time Bonds and Prior Lien Bonds theretofore but after December 1, 1986, paid, retired, redeemed, discharged or canceled, or for the purchase, payment or redemption of which money or Governmental Obligations in the neces- sary amount shall have been deposited with, or shall then be held by, the Trustee with respect to Bonds, or the trustee or mortgagee under the Prior Lien which secures such Prior Lien Bonds, in each case with irrevocable direction to apply such money or the proceeds of such Governmental Obligations to such purchase, payment or redemption. (nn) "Supplemental Indenture" means any indenture hereafter duly authorized and approved by the Board and entered into between the Company and the Trustee in accordance with this Indenture. (oo) "Trustee" means the Person named as the Trustee in the first paragraph of this Indenture and any successor thereto pursuant to Section 14.14. (pp) "Unbonded" as applied to Bonds, Prior Lien Bonds or Bond- able Property means that such Bonds, Prior Lien Bonds or Bondable Property are not Bonded. ARTICLE II FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS Section 2.01. At the option of the Company, Bonds may be issued under this Indenture in one or more series and in an unlimited amount, the Bonds of each series to mature on such date or dates and bear interest, if any, at such rate or rates (which may be based on a formula or otherwise change from time to time prior to maturity of any such Bonds) as shall be set forth in a Supplemental Indenture authorized by the Board prior to the authentication of such Bonds. The form of each series of Bonds and of the coupons to be attached to the Coupon Bonds of such series shall be set forth in a Supplemental Indenture. The Bonds and coupons of any one or more series may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute only a single obligation. The English text of the Coupon 'Retired' "Supplemental Indenture" "Trustee' "Unbonded' Series and form of Bonds

18 2.01 (cont.), 2.02, 2.03 Kinds and denominations of Bonds Dales of and interest on Bonds -Bonds,- coupons, Registered Bonds and the Trustee's authentication certificate shall be in the form set forth in a Supplemental Indenture; provided, however, that the form of each series of Bonds shall specify the descriptive title of such series of Bonds (which title shall contain the words "Mortgage Bond"), the designation of such series, the date of the Coupon Bonds of such series, the rate or rates of interest, if any, or the method by which such rate or rates are determined, to be borne by the Bonds of such series, the coin or currency in which payable (which need not be coin or currency of the United States of America), the date or dates of maturity, the dates for the payment of interest, and a place or places (which need not be in the United States of America) and the means (which may include mail) for the payment of principal of, premium, if any, and interest on such Bonds. Any series of Bonds to the extent issued in registered form may provide for record dates for the payment of interest. Any series of Bonds may also have such omissions or modifications or contain such other provisions not prohibited by this Indenture as may be set forth in a Supplemental Indenture. Section 2.02. Any series of Bonds may be executed, authenticated and delivered originally as Coupon Bonds and/or as Registered Bonds, of such denomination or denominations as may be specified in a Supplemental Indenture or a Board resolution. Section 2.03. Unless otherwise specifically provided in a Supple- mental Indenture with respect to a series of Bonds, each Registered Bond shall be dated as of the date of its authentication; provided, however, that if any Registered Bond shall be authenticated and deliv- ered upon a transfer of, or in exchange for or in lieu of, any Bond or Bonds upon which interest is in Default, it shall be dated so that such Bond shall bear interest from the last preceding date to which interest shall have been paid on the Bond or Bonds in respect of which such Registered Bond shall have been delivered, unless otherwise specifically provided with respect to a series of Bonds. Unless other provisions (including, but not limited to, provisions establishing record dates for the payment of interest) are specifically provided in a Supplemental Indenture with respect to a series of Bonds, (a) the Registered Bonds of such series shall bear interest, if any, from the beginning of the interest period for such series, during which such Bonds were authenticated, and (b) the first interest period for each series of Bonds shall begin on the date of their issuance. The Coupon Bonds of each series shall be dated

19 §§ 2.03 (cont.), 104, 2.05 as'of sucrrdate as may be set forth in a Supplemental Indenture and designated in the form of Bond established for such series. Section 2.04. Any Bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law on Bon s or with any rules or regulations thereunder, the rules or regulations of any stock exchange, any contract to which the Company is a party concerning such Bond, or to conform to usage, and the Company may at any time amend the form of any legend to be used on Bonds then Outstanding so as to comply with any such law, rule or regulation, contract, or so as to conform to usage. Section 2.05. Unless otherwise specifically provided with respect to Exchange a series of Bonds, in all cases in which the privilege of exchanging Bonds of Boflds exists and is exercised, the Bonds to be exchanged shall be surrendered at such place or places as shall be set forth in a Supplemental Indenture or designated by the Company for that purpose, with all unmatured coupons appertaining thereto (in the case of Coupon Bonds) and the Trustee shall authenticate and the Company shall deliver in exchange therefor the Bond or Bonds which the Bondholder making the exchange shall be entitled to receive, having attached thereto, in the case of Coupon Bonds, all unmatured coupons appertaining thereto. In case at the time of any such exchange, interest on the Bonds of such series is in default, all Coupon Bonds of such series surrendered and delivered in exchange for other Bonds shall have attached thereto all matured coupons in default unless such coupons have theretofore been previously surrendered. All Bonds so surrendered and delivered for exchange shall, unless in bearer form, be accompanied by a written instrument or instruments of transfer, if required by the Company, duly executed by the registered holder of such Bond or the duly authorized attorney of such holder, at the office or agency of the Company designated by it. All Bonds so surrendered and delivered for exchange and the coupons appertaining thereto shall be canceled by the Trustee. Upon any transfer of Bonds permitted by Section 2.06, and upon any exchange of Bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge and in addition may charge a sum not exceeding a sum, if any, provided as a term of such series of Bonds for each Bond authenticated and delivered upon any such transfer or exchange, which sum shall be paid by the party requesting such transfer or exchange as a condition precedent to the

20 §§2.05 (cont.), 2.06, 2.07 - . . . . - . - . . . .-exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of Bonds of any series for a period of 15 days next preceding any interest payment date of said series (unless such series has a record date for the payment of interest), or next preceding any designation of Bonds of said series to be redeemed. The Company shall not be required to make any transfer or exchange of any Bond designated for redemption, except for any part of such Bond which is not designated for redemption. Transfer Section 2.06. The Company shall keep, at such place or places as of Bonds shall be designated by the Company for the purpose, a Bond register for the registration and transfer of Bonds, which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any Bonds entitled to registration or transfer at such office. Upon the registration of any Coupon Bond as to principal, the fact of such registration shall be noted on such Bond. Upon the transfer of any Registered Bond, the Trustee shall authenticate and the Company shall issue in the name of the transferee or transferees a new Registered Bond or new Registered Bonds of the same series for a like principal amount. All Registered Bonds so surrendered for transfer shall be canceled by the Trustee. Execution Section 2.07. All Bonds authenticated and delivered under this ofBonds Indenture shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or a Vice-President, whose signature may be facsimile, and its corporate seal shall be thereon impressed or imprinted and attested by its Secretary or an Assistant Secretary, whose signature may be facsim- ile. The coupons to be attached to Coupon Bonds shall bear the facsimile signature of the Treasurer or an Assistant Treasurer of the Company. In case any officer of the Company who has executed any Bonds or attested the seal thereon, or whose facsimile signature appears on any coupon, shall cease to be such officer before the Bonds so executed and/or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such Bonds nevertheless may be authenticated, delivered and issued with the same force and effect as though the person or persons who executed such Bonds or attested the seal thereon or whose facsimile signature appears

21 §§ 2.07 (cont), 108, 2.09 "on any coupon had not ceased to be such officer or officers of the Company. Section 2.08. There may be authenticated and delivered and issued Temporary from time to time in lieu of (or in exchange for) any definitive Bond or n s Bonds issued or issuable under this Indenture one or more temporary Bonds substantially of the tenor of such definitive Bonds, with or without one or more coupons, and with or without the privilege of registration as to principal only, or as to both principal and interest, and such temporary Bond or Bonds may be in such denomination or denominations as may be specified in a Supplemental Indenture or a Board resolution. Until a definitive Bond or Bonds are delivered in exchange therefor, the holder of each such temporary Bond or Bonds shall be entitled to the Lien and benefit of this Indenture. Upon the exchange by the Company of definitive Coupon Bonds or definitive Registered Bonds for temporary Bonds (which exchange the Company shall make on request of, and without charge to, the holder of temporary Bonds, when definitive Bonds are ready for delivery) such temporary Bond or Bonds and any unma- tured coupons appertaining thereto shall be canceled by the Trustee. When and as interest is paid upon any unregistered temporary Bond without coupons, the fact of such payment shall be noted thereon and interest due on any temporary Bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation. Unregistered temporary Bonds without coupons of any series shall bear interest from the beginning of the interest period for Bonds of that series during which such unregistered temporary Bonds without coupons were authenticated. The holder of one or more tempo- rary Bonds may surrender and exchange them for cancellation in bearer form with all unmatured coupons, if any, appertaining thereto, or, if registered, accompanied by a written instrument or instruments of transfer, if required by the Company, duly executed by the registered holder or by the duly authorized attorney of such holder, at the office or agency of the Company designated by it, and shall be entitled to receive a temporary Bond or Bonds of the same series of like aggregate principal amount of such other denominations as may be specified in a Supple- mental Indenture or a Board resolution. Section 2.09. Upon receipt by the Company and the Trustee of Replacement evidence satisfactory to them of the theft, loss, destruction or mutilation destroyed o?** of any Outstanding Bond or the coupons appertaining thereto, and of muti!ated Bonds

§§ 2.09 (cont.), 2.10, 3.01, 3.02, 3.03

22

indemnity satisfactory to them, and upon payment, if the Company or the Trustee shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such Bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and of the same series with all unpaid coupons, if any, appertaining thereto in lieu of such stolen, lost, destroyed or mutilated Bond and coupons, if any, or if any such Bond or any coupon shall have matured or be about to mature, instead of issuing a substituted Bond or coupon the Company may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Company, the Trustee, and if requested by the Company, any paying agent.

Trustee's certificate on Bonds

Section 2.10. No Bond shall be secured by this Indenture unless there shall be endorsed thereon the certificate of the Trustee that it is one of the Bonds (or temporary Bonds) of the series therein designated, herein described or provided for; and such certificate on any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered by the Trustee and when delivered by the Company will be secured by this Indenture.

ARTICLE III

Issuance of Bonds Based on Bondable Property

Bonds issuable on basis of Bondable Property

Section 3.01. The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice-President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, authenticate and deliver Bonds of one or more series, or any portion of a series, upon the basis of Bondable Property, but only in accordance with and subject to the conditions, provisions and limitations set forth in this *Article III*.

No Bonds issuable on basis of Bonded Bondable Property

Section 3.02. No Bonds shall be authenticated and delivered at any time under this *Article III* upon the basis of Bonded Bondable Property.

Bonds issuable to specified percentage of Bondable Property

Section 3.03. Bonds of any one or more series may be authenticated and delivered under this *Article III* in a principal amount not

23 §§ 3.03 (cont.), 3.04

exceeding 75% of the amount of Unbonded Bondable Property at the time of such authentication and delivery.

Section 3.04. No Bonds shall be authenticated or delivered under this *Article III* by the Trustee upon the basis of Bondable Property, until the Trustee shall have received the following: **Requirements for issuance**

(a) a Board resolution (i) requesting the Trustee to authenticate and deliver Bonds, (ii) authorizing the Supplemental Indenture pursuant to which such Bonds are to be issued, (iii) specifying the principal amount of Bonds to be authenticated and delivered, the series thereof and any other matters with respect thereto required by this Indenture, and (iv) setting forth instructions for the delivery of such Bonds; **Board resolution**

(b) an Officers' Certificate stating that to the knowledge of the signers of such Officers' Certificate none of the events which constitute or with a lapse of time would constitute a Default has occurred and is continuing; **Officers' Certificate**

(c) an Engineer's Certificate, dated the date of such application, stating: **Engineer's Certificate**

(i) the amount, as of a date not more than 90 days prior to the date of such application, of Bondable Property made a basis for the application;

(ii) that all such Bondable Property is Bondable Property as defined in *Section 1.03(h)*;

(iii) that all such Bondable Property is desirable for use or is used in the proper conduct of the business of the Company;

(iv) that such amount of Bondable Property, to the extent of the lesser of Cost or Fair Value, is not then Bonded;

(v) except as to Bondable Property acquired, made or constructed wholly through the delivery of securities, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated in such Engineer's Certificate;

24

§ 3.04 (cont.)

(vi) a brief description, with respect to any Bondable Property acquired, made or constructed in whole or in part through the delivery of securities, of the securities so delivered and stating the date of such delivery;

(vii) that the Cost of such Bondable Property is a specified amount and, except as to Bondable Property for which a statement is to be made in an Independent Engineer's Certificate as provided in *Section 3.04(d)*, that the Fair Value of such Bondable Property as of a date not more than 90 days prior to the date of such application is a specified amount;

(viii) the amount required to be deducted in respect of Bondable Property under *Section 1.03(h)(iii)(A)* and the amount elected to be added under *Section 1.03(h)(iii)(B)*;

(ix) what part, if any, of such Bondable Property includes property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and showing whether or not the Fair Value thereof as of a date not more than 90 days prior to the date of such application is less than $25,000 and whether or not such Fair Value is less than 1% of the aggregate principal amount of the Bonds Outstanding at the date of such application; and

(x) that the easements, restrictions, exceptions, reservations or rights, if any, of the character constituting Permissible Encumbrances, to which Bondable Property is subject, and the defects, irregularities and deficiencies in titles of the character so permitted of any property or rights of way included in such Bondable Property do not materially impair the use of such property or rights of way for the purposes for which the same are held by the Company;

Independent Engineer's Certificate

(d) in case any Bondable Property is shown by the Engineer's Certificate provided for in *Section 3.04(c)* to include property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof, as of a date not more than 90 days prior to the date of such application, to be less than $25,000 or less

25 § 3.04 (cont.) Appraiser's Certificate than l%-of,the_aggregate principal amount of the Bonds Outstand- ing at the date of such application, an Independent Engineer's Certificate stating as to such Bondable Property and (at the option of the Company) as to any other Bondable Property included in the Engineer's Certificate provided for in Section 3.04 (c), that the then aggregate Fair Value thereof, as of a date not more than 90 days prior to the date of such application, in the opinion of the signer of such Engineer's Certificate is a specified amount, and the Fair Value in the opinion of such signer of any Bondable Property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the calendar year which includes the date of such application, as a basis for the authentica- tion and delivery of Bonds, and as to which an Independent Engineer's Certificate has not previously been furnished to the Trustee; (e) in case any Bondable Property is shown by the Engineer's Certificate provided for in Section 3.04 (c) to have been acquired, made or constructed in whole or in part through the delivery of securities, an Appraiser's Certificate stating the opinion of the signer of such Appraiser's Certificate of the fair market value in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such Bondable Property (which Appraiser shall be Independent in the event such fair market value of such securities and of all other securities made a basis for the authentica- tion and delivery of Bonds, the withdrawal of cash or the release of Mortgaged Property or securities under this Indenture since the commencement of the calendar year which includes the date of such application, as set forth in the Appraiser's Certificate required pursuant to this Section 3.04(e), and any similar Appraiser's Certificates pursuant to this Section 3.04 (e) or any other Section of this Indenture, is 10% or more of the aggregate principal amount of Bonds Outstanding at the date of such application, unless such fair market value of such securities, as set forth in such Appraiser's Certificate, is, in each case, less than $25,000 or less than 1% of the aggregate principal amount of Bonds Outstanding at the date of such application); (f) an Opinion of Counsel stating the opinion of such opinion or r\ - CounselCounsel:

26 §3.04 (cont.) ..... . . . - , , . , ...,.(0. to-.the effect that (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous charac- ter) this Indenture is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said Opinion of Counsel, will be, a lien on all the Bondable Property made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture, except Permissible Encumbrances, and that the Company has the right to remove any such Bondable Property which is located on any leasehold or which is on property as to which the Company has an easement, prior to or upon the termina- tion of such leasehold or easement, without compensation or other remuneration and free of any lien prior or equal to the Lien of this Indenture, except Permissible Encumbrances; (ii) to the effect that the Company has corporate author- ity to operate the Bondable Property in respect to which such application is made; and (iii) as to the general nature and extent of any Prior Liens existing upon any of such Bondable Property, and the principal amount of the then outstanding Prior Lien Bonds secured thereby, if any; Further (g) an Opinion of Counsel stating the opinion of such Coun- colTnsd ° sel to the effect that: (i) such issue of the Bonds has been duly authorized by the Company; and (ii) such issue of the Bonds has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such Bonds, specifying any official orders or certificates, or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite; instruments (h) copies of the instruments of conveyance, assignment and etc. onveyance' transfer, if any, specified in the Opinion of Counsel provided for in Section 3.04(f)\

27

§§ 3.04 (cont.), 3.05, 4.01

(i) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in *Section 3.04(g)*; and

Further Certificates

(j) if, in order to render the Opinion of Counsel provided for in *Section 3.04(f)* or *Section 3.04(g)*, counsel shall deem it necessary that additional facts or matters be stated in the Engineer's Certificate provided for in *Section 3.04(c)*, then such Engineer's Certificate may state all such additional facts or matters as such counsel may request.

Additional facts required by counsel

Section 3.05. The Cost or Fair Value of any Bondable Property and the fair market value in cash of any securities delivered in payment therefor or for the acquisition thereof and the amounts of any deductions and any additions made in respect of Bondable Property pursuant to *Section 1.03(h)(ii)* or *Section 1.03 (h)(iii)* shall be determined for the purposes of this *Article III* by the certificates provided for in *Section 3.04*; in the case of Bondable Property subject to a Prior Lien, the Fair Value of such Bondable Property shall be determined as if such Bondable Property were free of such Prior Lien.

Determination of Cost or Fair Value

ARTICLE IV

Issuance of Bonds Based on Retired Bonds Previously Outstanding

Section 4.01. The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice-President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, authenticate and deliver Bonds of one or more series, or any portion of a series, in a principal amount equal to and on the basis of the principal amount of any Retired Bonds, but only after the Trustee shall have received the following:

Requirements for issuance

(a) the Board resolution provided for in *Section 3.04(a)*;

Board Resolution

(b) the Officers' Certificate provided for in *Section 3.04(b)*;

Officers' Certificate

(c) an Officers' Certificate stating that Bonds theretofore authenticated and delivered under this Indenture of a specified principal amount (not less than the principal amount of Bonds for

Further Officers' Certificate

Opinion of Counsel Further Certificates, etc. Coupon bonds delivered must have attached coupons §§4.01 (cont.), 4.02, 4.03, 5.01 28 •which such request for authentication and delivery is made under this Section 4.01), have been Retired or concurrently with the authentication and delivery of the Bonds requested will be Retired or surrendered to the Trustee for cancellation (otherwise than upon exchanges or transfers of Bonds) or that cash or Governmental Obligations in the necessary amount for the purchase, payment, retirement or redemption thereof is then held by or will be depos- ited with the Trustee concurrently with the authentication and delivery of the Bonds requested, with irrevocable direction to apply such cash or the proceeds of such Governmental Obligations to such purchase, payment, retirement or redemption (provided that, in the case of redemption, the notice required by Article IX shall have been given or provided for to the satisfaction of the Trustee), prior to or concurrently with the authentication and delivery of the Bonds so requested, and further stating that no part of such principal amount of Bonds has theretofore been Bonded. and (d) the Opinion of Counsel provided for in Section 3.04 (g); (e) copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Section 4.01 (d). Section 4.02. Any and all Coupon Bonds delivered to the Trustee pursuant to this Article IV shall have attached thereto all unmatured coupons appertaining thereto. NO bonds issuabie Section 4.03. No Bonds shall be authenticated and delivered at any time under this Article /Kupon the basis of Bonded Bonds. Requirements for issuance ARTICLE V ISSUANCE OF BONDS BASED ON DEPOSIT OF CASH WITH TRUSTEE Section 5.0L The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice-President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Trea- surer, authenticate and deliver Bonds of one or more series, or any portion of a series, upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the Bonds so requested

29 §§ 5.0) (coot.), 5.02, 6,01 to be authenticated and delivered but only after the Trustee shall have received; (a) the Board resolution provided for in Section 3. 04 (a); Board resolution (b) the Officers' Certificate provided for in Section 3.04 (b); officers' Certificate (c) the Opinion of Counsel provided for in Section 3.Q4(g); opinion of and Counsel (d) copies of the certificates, or other documents, if any, Further specified in the Opinion of Counsel provided for in Section 5.01 (c) . Certificates, Section 5.02. All cash deposited with the Trustee under Section witMnm*] of 5.01 shall be held by the Trustee as part of the Mortgaged Property, and Sberdeposited may be withdrawn from time to time by the Company in accordance s«tion s-01 with Article XL ARTICLE VI ISSUANCE OF BONDS BASED ON PRIOR LIEN BONDS Section 6.01. Subject to Section 6.02, the Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice- president and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, authenticate and deliver Bonds hereunder in one or more series, or any portion of a series, equal to the principal amount of Prior Lien Bonds purchased or acquired by the Company and deposited with the Trustee or Retired after December 1, 1986, but only after the Trustee shall have received the following: (a) the Board resolution provided for in Section 3.04(a); Requirements for issuance Board resolution (b) the Officers' Certificate provided for in Section 3.04 (b)\ officers' Certificate (c) the Opinion of Counsel provided for in Section 3.04 (g); opinion Of Counsel (d) copies of the certificates or other documents, if any, Further specified in the Opinion of Counsel provided for in Section 6.01 (c); Certificates'etc-

Further Officers' Certificate No Bonds issuable on basis of Bonded Prior Lien Bonds Payment of principal and interest Possession, maintenance of Lien and right to mortgage 30 §§6.0J (cont.), 6.02, 7.01,7.02 - - • - - ( e ) - a n Officers' Certificate stating that Prior Lien Bonds of a specified amount (not less than the principal amount of Bonds for which such request for authentication and delivery is made under this Section 6.01) have been Retired or, concurrently with the authentication and delivery of the Bonds requested, will be Retired or purchased or acquired by the Company and deposited with the Trustee, or paid, retired, redeemed, canceled or otherwise discharged, or that cash or Governmental Obligations in the necessary amount for the purchase, payment, retirement or redemption thereof are then held by or will be deposited with the trustee or mortgagee under the Prior Lien securing such Prior Lien Bonds concurrently with the authentication and delivery of the Bonds requested, and further stating that the principal amount of such Prior Lien Bonds are not Bonded, accompanied by such Prior Lien Bonds purchased or acquired by the Company, or a certificate of the trustee or mortgagee under such Prior Lien stating that such Prior Lien Bonds have not been used as a basis for the issuance of Prior Lien Bonds pursuant to such Prior Lien and that such Prior Lien Bonds have been Retired or purchased, paid, retired, redeemed, canceled or otherwise discharged, or that provision for such purchase, payment, retirement, redemption, cancellation or other discharge satisfactory to such trustee or mortgagee has been made, including the deposit of any necessary money or Governmental Obligations with such trustee or mortgagee. Section 6.02. No Bonds shall be authenticated and delivered at any time under this Article VI on the basis of Bonded Prior Lien Bonds. ARTICLE VII COVENANTS OF THE COMPANY Section 7.01. The Company will duly and punctually pay the principal of, premium, if any, and interest on all Outstanding Bonds at the times and places and in the manner provided for in the Bonds, any coupons appertaining thereto and this Indenture. Section 7.02. On the date of the execution of this Indenture the Company is lawfully seized and possessed of all the Mortgaged Property in existence on such date, free and clear of all liens other than Permissible Encumbrances; the Company will maintain and preserve the Lien of this Indenture so long as any Bond is Outstanding subject to its right to create Prior Liens which are Permissible Encumbrances; and

31 §§ 7.02 (conL), 7.03, 7.04, 7.05 theCompany has'good right and lawful authority to mortgage the Mortgaged Property, as provided in and by this Indenture. Section 7.03. The Company will, subject to Article XIII, at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof, if and when any shall be necessary. Section 7.04. Whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 14.14 appoint a Trustee so that there shall be at all times a Trustee which shall at all times be a bank or trust company having its principal office and place of business in the United States of America and a corporation or association organized and doing business under the laws of the United States or of any State or the District of Columbia, with a combined capital and surplus of at least Twenty Million Dollars ($20,000,000), and authorized under such laws to exercise corporate trust powers and be subject to supervision or examination by Federal, State or District of Columbia authority. Section 7.05. The Company will cause this Indenture and all Supplemental Indentures or notices in respect thereof to be promptly recorded and filed and rerecorded and refiled in such manner and In such places, as may be required by law in order fully to preserve and protect the security of the Bondholders and all rights of the Trustee, and will deliver to the Trustee: (a) promptly after the execution and delivery of this Inden- ture and of each Supplemental Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such Supplemental Indenture or notice in respect thereof has been properly recorded and filed, so as to make effective the Lien of this Indenture intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make the Lien of this Indenture effective. It shall be a compliance with this Section 7.05(a) if (i) such Opinion of Counsel states that this Indenture or such Supplemental Inden- ture or notice has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel (if such is the case), such receipt for recording or filing makes effective the Lien of this Indenture Corporate existence Appointment of Trustee Reconiation of Indenture Opinion of Counsel

32 §§7.05 (cent.), - ...... intended to be created thereby, and (ii) such Opinion of Counsel is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such Supplemental Indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such Supplemental Indenture is required to be recorded or filed; and Annual (b) on or before December 1 of each year, beginning 1987, an requiems Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this Section 7.Q5(b) or the first Opinion of Counsel furnished pursuant to Section 7.05 (a), with respect to the recording, filing, rerecording, and refiling of this Indenture and each notice with respect thereto and of each Supplemental Indenture, as is necessary to maintain the Lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien. paying Agents Section 7.06. (a) If the Company shall appoint one or more paying agents other than the Trustee, the Company will cause each such paying agent to (i) execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to this Section 7. 06 (a) (i), that such paying agent shall hold in trust for the benefit of the Bondholders or the Trustee all sums held by such paying agent for the payment of the principal of, premium, if any, and interest on the Bonds; and (ii) that such paying agent shall give to the Trustee notice of any default by the Company in the making of any deposit with it for the payment of the principal of, premium, if any, or interest on the Bonds, and of any default by the Company in the making of any such payment; such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law or unless otherwise directed by the Company. (b) If the Company acts as its own paying agent, the Com- pany will, on or before each installment of principal of, premium, if any, or interest on the Bonds is required to be paid, set aside and segregate and hold in trust for the benefit of the Bondholders or the Trustee a sum sufficient to pay such principal, premium or interest

33 §§7.06 (cont.), 7.07,7.08,7.09 on the Bonds and will notify the Trustee of such action, or of any failure to take such action. (c) Anything in this Section 7.06 to the contrary notwith- standing, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent as required by this Section 7.06, such sums to be held by the Trustee upon the trusts contained in this Indenture. (d) Anything in this Section 7.06 to the contrary notwith- standing, the holding of sums in trust as provided in this Section 7.06 is subject to Section 18.02. Section 7.07. The Company will pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mort- gaged Property, any income from the Mortgaged Property, or the interest of the Trustee in the Mortgaged Property, before the same shall result in the attachment of a lien on the Mortgaged Property and will use its best efforts duly to observe and conform to all valid requirements of any governmental authority relative to any Mortgaged Property, and all covenants, terms and conditions upon or under which any Mortgaged Property is held; provided, however, that nothing in this Section 7.07 shall require the Company to use its best efforts to observe or conform to any requirement of any governmental authority or to cause to .be paid or discharged, or to make provisions for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings. Section 7.08. The Company will execute and deliver such Supple- mental Indenture or Indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effec- tually the purposes of this Indenture and to make subject to the Lien of this Indenture any property (other than Excepted Property) hereafter acquired and intended or required to be so subject. Section 7.09. The Company will keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Bonds and the business, properties and affairs of the Company in accordance with Generally Accepted Company may cause sums held by paying agent to be paid to Trustee This Section subject to Section 18.02 Payment of taxes Instruments of further assurance Books of record and account

34 7.09 (conl.), 7.10, 7.11 Maintenance of Mortgaged Property Insurance Proceeds Paid to Company Accounting-Principles.-The Company will furnish to the Trustee any and all information as the Trustee may reasonably request with respect to the performance by the Company of its covenants in this Indenture. Section 7.10. The Company will cause the Mortgaged Property to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improve- ments thereof, all as in the judgment of the Company may be necessary so that the business carried on by the Company with the Mortgaged Property may be properly conducted at all times; provided, however, that nothing in this Section 7.10 shall prevent the Company from discontinu- ing the operation and maintenance of any Mortgaged Property if, in the judgment of the Company, such discontinuance is desirable in the conduct of its business, and, in the judgment of the Company, is not in any material respect adverse to the Bondholders. Section 7.11, (a) The Company will keep or cause to be kept all the Mortgaged Property insured with reasonable deductibles and reten- tions against loss by fire to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, by insurance companies which the Company believes to be reputable; or the Company will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection or, alone or in conjunction with any other Person or Persons, create an insurance fund to protect the Mortgaged Property against loss by fire. -J" (b) Proceeds of any insurance or alternative method or plan of protection of the Company against losses of the kind specified in Section 7.11 (a) shall, at the option of the Company, be paid to the Company, and the Company shall be under no obligation to use such proceeds to rebuild or repair damaged or destroyed Mortgaged Property to the extent that the value of all of the Mortgaged Property after the damage or destruction of Mortgaged Property with respect to which such proceeds are payable equals or exceeds an amount equal to 133'/3% of the sum of the principal amount of Outstanding Bonds and Prior Lien Bonds outstanding, upon receipt by the Trustee of:

35 § 7.11 (cont.) - - - • • • • - " . - (i) -an Engineer's Certificate stating that the Fair Value of the Mortgaged Property remaining after such damage or destruction of Mortgaged Property is a specified amount; and (ii) an Accountant's Certificate stating that the value of all of the Mortgaged Property, as certified in the Engineer's Certificate provided for in Section 7.11(b){i) equals or exceeds an amount equal to 133'/3% of the sum of the principal amount of Outstanding Bonds and Prior Lien Bonds outstand- ing. (c) If the value of all of the Mortgaged Property after such damage or destruction of Mortgaged Property does not equal or exceed an amount equal to 133!/3% of the sum of the principal amount of Outstanding Bonds and Prior Lien Bonds outstanding, (i) the proceeds of such insurance paid with respect to any such loss shall be made payable to the Trustee, as the interest of the Trustee may appear, or to the trustee or other mortgagee under any Prior Lien upon the Mortgaged Property so destroyed or damaged, if the terms of such Prior Lien require such losses so to be made payable; and (ii) if the Company shall adopt such other method or plan, it will pay or cause to be paid to the Trustee on account of any loss sustained because of the destruction or damage of any Mort- gaged Property by fire, an amount of cash equal to such loss less any amount otherwise paid to the Trustee, or to the trustee or other mortgagee of any such Prior Lien upon the Mortgaged Property so destroyed or damaged, if the terms of such Prior Lien require such losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. (d) All moneys paid to the Trustee by the Company or received by the Trustee as proceeds of any insurance shall, subject to the requirements of any Prior Lien, be held by the Trustee and, subject to such requirements, shall be paid by the Trustee to the Company to reimburse the Company for an equal amount spent for the purchase or other acquisition of property which becomes Mortgaged Property at the time of such purchase or acquisition, or in the rebuilding or renewal of the Mortgaged Property destroyed or damaged, upon receipt by the Trustee of (i) an Officers' Certificate Engineer's Certificate Accountant's Certificate If Mortgaged Property not equal to 133^% of Bonds and Prior Lien Bonds, proceeds payable to Trustee Company reimbursed for repairs

Withdrawal of proceeds under Section 11.01 Annual Requirement Issuance of First Mortgage Bonds 36 §§ 7.11 (cont.), 7.12 . . . .requesting .such reimbursement, (ii) an Accountant's Certificate stating the amounts so spent and the Cost of any Mortgaged Property so purchased or acquired, (iii) an Engineer's Certificate stating the nature of such rebuilding or renewal and the Fair Value of the Mortgaged Property so rebuilt or renewed, and (iv) an Opinion of Counsel to the effect that the Mortgaged Property so purchased, rebuilt or renewed is subject to the Lien of this Inden- ture to the same extent as was the Mortgaged Property so destroyed or damaged. (e) Any moneys not applied in accordance with Section 7.11 (d) within 18 months after the receipt of such moneys by the Trustee, or in respect of which notice in writing of the intention of the Company to apply such moneys to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such 18 months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions in Section 11.01. (f) There shall be delivered to the Trustee, on or before December 1 of each year and also whenever the Trustee shall make request therefor, a detailed statement, signed by the Treasurer or an Assistant Treasurer of the Company, of any fire insurance policies then ...outstanding and in force upon any Mortgaged Property, including, or by reference to former statements including the names of the insurance companies which have issued such policies and the amounts and expiration dates thereof, together with a detailed statement, signed by the Treasurer or an Assistant Treasurer of the Company, of any alternative method or plan of protection, if any. Section 7.12. So long as any Bonds are Outstanding, the Company will not (a) issue additional 1946 Mortgage Bonds except to replace any mutilated, lost, destroyed or stolen 1946 Mortgage Bonds or to effect exchanges and transfers of 1946 Mortgage Bonds or (b) subject to the lien of the 1946 Mortgage any property which is "excepted property" as defined in the 1946 Mortgage; and as soon as practicable after the Company shall be entitled to the release and discharge of record of the 1946 Mortgage, the Company shall procure and record or file all such

37 §§ 7.12 (cent). 7.13, 8.01, 8.02 certificates, 'statements and' other documents as in an Opinion of Counsel are necessary or desirable to release and discharge the 1946 Mortgage and the lien thereof. Section 7.13. Upon default of the Company so to do, the Trustee may, but shall not be obligated to, make any payment which the Company in this Indenture agrees to make, and the Company covenants and agrees that it will repay to the Trustee any and all moneys which the Trustee shall so pay. ARTICLE VIII Payments by Trustee PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE Section 8.01. Each Prior Lien Bond in coupon form deposited with the Trustee shall have all unmatured coupons attached when so depos- ited, or shall be accompanied by evidence satisfactory to the Trustee that the discharge of such Prior Lien may be obtained without the production of any such coupon or coupons which may be missing; and each Prior Lien Bond so deposited shall remain uncanceled. Each Prior Lien Bond in registered form deposited with the Trustee shall be in bearer form or accompanied by appropriate instruments of transfer, and the Trustee may cause any or all registered Prior Lien Bonds deposited under this Article VIII to be registered in its name as Trustee, or other- wise, or in the name or names of its nominee or nominees. Section 8.02, All Prior Lien Bonds received by the Trustee under this Article VIII shall be held as part of the Mortgaged Property for the protection and further security of the Bonds. Except during the continu- ance of a Default, no payment of principal of, or premium, if any, or interest on any Prior Lien Bond, for which the Company is the obligor, held by the Trustee shall be made or demanded and the coupons thereto appertaining as they mature shall be canceled by the Trustee and delivered to the Company. Except during the continuance of a Default, all cash received by the Trustee (a) on account of the principal of, or premium, if any, or interest on any Prior Lien Bond, or (b) by reason of the sale or delivery of any Prior Lien Bond pursuant to any sinking fund or analogous fund or other similar device for the retirement of Prior Lien Bonds, shall be paid by the Trustee to the Company. Requirements upon deposit of Prior Lien Bonds Disposition of principal of and interest on Prior Lien Bonds

38 §§ 8.03, 8.04, 8.05 Surrender of Prior Lien Bonds Extension of maturity of Prior Lien Bonds Trustee's rights upon Default Section 8.03. (a) Except during the continuance of a Default, the Trustee, on the written request of the Company, shall cause any Prior Lien Bonds held by it under this Article VIII to be canceled, and the obligation thereby evidenced to be satisfied and discharged. Upon similar request the Trustee shall sell (on such terms as the Company shall designate) or surrender any Prior Lien Bonds held by it subject to this Article VIII to the trustee or other holder of the Prior Lien which secures such Prior Lien Bonds to be held uncanceled for the purposes of any sinking or analogous fund or other similar device for the retirement of such Prior Lien Bonds, provided, however, that if all of the property securing any Prior Lien Bonds deposited with the Trustee under this Article VIII shall have been released from the Lien of this Indenture, such bonds as shall thereupon cease to be Prior Lien Bonds and shall be surrendered forthwith by the Trustee to the Company upon its written request. (b) Prior to any sale or surrender of Prior Lien Bonds by the Trustee in accordance with Section 8.03(a), there shall be delivered to the Trustee, an Appraiser's Certificate, made and dated not more than 90 days prior to the date of the Company's request for such sale or surrender, stating the fair market value in cash, in the opinion of the signer of such Appraiser's Certificate, of the Prior Lien Bonds to be sold or surrendered, and an Officers' Certificate stating that, in the opinion of the sign-ers of such Officers' Certificate, the release thereof will not impair the security under this Indenture. (c) Any cash received by the Trustee upon the sale of Prior Lien Bonds pursuant to this Section 8.03 shall be held and applied in accordance with Article XI. Section 8.04. On the request of the Company as evidenced by an Officers' Certificate, the Trustee shall permit the extension of the maturity of and/or any other modification of any Prior Lien Bonds held by the Trustee subject to this Article VIII and/or any modification of any Prior Lien. Section 8.05. Upon the occurrence and during the continuance of a Default, the Trustee may exercise any and all rights of a holder with respect to the Prior Lien Bonds then held by it under this Article VIII or may take any other action which shall in its judgment be desirable or necessary to avail itself of the security for such Prior Lien Bonds.

39 §§ 9.01, 9.02 ARTICLE IX REDEMPTION OF BONDS Section 9.01. Any Outstanding Bonds which are, by their terms, redeemable before maturity, at the option of the Company or pursuant to the requirements of this Indenture, may be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with this Article IX. Certain Bonds redeemable Section 9.02. (a) If less than ail of the Outstanding Bonds of any series are to be redeemed, the particular Bonds to be redeemed shall be selected by the Trustee from the Outstanding Bonds of such series which have not previously been called for redemption, by such method as the Trustee shall deem fair and appropriate, but special provisions for the selection of the particular Bonds to be redeemed within a particular series may be provided by a Supplemental Indenture. (b) Unless otherwise provided as to a particular series of Bonds, notice of the intention of the Company to redeem any Bonds which are not Registered Bonds shall be given to the holders of such Bonds, by or on behalf of the Company, by publication in one Authorized Newspaper in the Borough of Manhattan, The City of New York, and in one Authorized Newspaper in the city in which the Trustee maintains its principal office and place of business, once at least 30 and not more than 40 days prior to the date fixed for redemption. If less than all Bonds of any particular series are to be redeemed and unless otherwise provided as to a particular series of Bonds, the number of any Bonds to be redeemed shall be included in such notice and may be stated: individu- ally; in groups from one number to another number, both inclusive, except such as shall have been previously called for redemption or otherwise retired; or in any other way satisfactory to the Trustee. (c) No notice of the intention of the Company to redeem Regis- tered Bonds is required to be published in an Authorized Newspaper, but a copy of such notice shall be mailed to the holders of such Registered Bonds, not less than 30 nor more than 40 days before the date fixed for such redemption, at the last address appearing for each of such holders in the Bond register maintained pursuant to Section 2.06. General provisions and mechanics of redemption Notice to Bondholders Notice to redeem Registered Bonds

Redemption notice may be subject to receipt of moneys by Trustee 40 §§ 9.02 (com.), 9.03, 9.IM (d) If at the time of publication or mailing of any notice of redemption the Company shall not have irrevocably directed the Trustee to apply funds deposited with the Trustee or held by it and available to be used for the redemption of Bonds to redeem all the Bonds called for redemption, such notice may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received before such date. Failure to give notice shall not affect validity of redemption (e) Failure duly to give notice of the intention of the Company to redeem any Bonds by publication and/or by mailing to the owner or holder of such Bond shall not affect the validity of the proceedings for the redemption of any other Bond. Bonds due on redemption date Section 9.03. Publication or mailing of the notice of redemption, if required, having been completed as provided in Section 9.02 (b) or 9.02(c) and the Company having before the redemption date specified in such notice deposited with the Trustee, and/or having irrevocably directed the Trustee to apply, from cash or Governmental Obligations held by it and available to be used for the redemption of Bonds, an amount in cash or the proceeds from such Governmental Obligations sufficient to redeem all of the Bonds called for redemption, including accrued interest, the Bonds called for redemption shall become due and payable on such redemption date. Moneys for redemption held in trust Section 9.04, All cash or Governmental Obligations held by the Trustee for the redemption of Bonds shall, subject to Section 18.02, be held in trust for the account of the holders of the Bonds so to be redeemed, and shall be paid to them respectively, upon presentation and surrender of said Bonds, with (if required by the Company) all unma- tured coupons, if any, appertaining thereto; any coupons maturing on or prior to the date fixed for redemption shall remain payable in accordance with their terms. On and after such date fixed for redemption, if the cash for the redemption of the Bonds to be redeemed shall be held by the Trustee for the purpose, such Bonds shall cease to bear interest and shall cease to be entitled to the Lien of this Indenture and the coupons for interest, if any, maturing subsequent to the date fixed for redemption shall be void.

41 §§9.05, 10.01, 10.02 Section 9.05. If any Registered Bond shall be called for redemption in part only, the notice of such redemption shall specify the principal amount thereof to be redeemed, and such Registered Bond shall be presented for cancellation properly endorsed for transfer at or after the date fixed for the redemption of said Bonds so called for redemption, and thereupon the payment with respect to said Bonds shall be made upon surrender of said Bonds so endorsed, and Coupon Bonds or Registered Bonds for the unpaid balance of the principal amount of the Registered Bonds so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor to the holder thereof. ARTICLE X POSSESSION, USE AND RELEASE OF THE MORTGAGED PROPERTY Section 10.01. The Company shall be suffered and permitted to possess, enjoy, use and operate the Mortgaged Property (except cash or securities paid to or deposited with or required by the express terms of this Indenture to be paid to or deposited with the Trustee) and to take and use any and all tolls, rents, revenues, earnings, interest, dividends, royalties, issues, income and profits thereof, as if this Indenture had not been made, with power in the ordinary course of business to alter, repair, change and add to its buildings, structures and any or all of its plant and equipment, constructed or owned or hereafter constructed or acquired by the Company, and hereby granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over or continued, to the Trustee, or intended so to be, Section 10.02. The Company may at any time and from time to time, without any release or consent by the Trustee: (a) sell or otherwise dispose of, free from the Lien of this Indenture, or abandon or otherwise retire, any machinery, equip- ment, implements or other similar property which is part of the Mortgaged Property and which, in the judgment of the Company, shall have become old, inadequate, obsolete, worn out or unfit or unadapted for use in the Company's electric and steam generating, transmission and distribution operations, or any dwellings or appur- tenant structures which, in the judgment of the Company, are unfit Partial redemption of Registered Bond Company's possession and use Actions without consent of Trustee Disposition of machinery, equipment, implements or other similar property

42 § 10.02 (cont) Cancel or change leases Change or repair transmission and distribution equipment Cancel, make changes, etc. to right of way Surrender or assent to modification of franchise Abandon Mortgaged Property and surrender franchises when deemed advisable or unadapted for use in the Company's electric and steam generat- ing, transmission and distribution operations; (b) cancel or make changes in or alterations of or substitu- tions for any and all leases; (c) alter, change the location of, add to, repair and replace any and all transmission and distribution lines, substations, machin- ery, fixtures and other equipment; (d) cancel, make changes in or substitutions for or dispose of any and all rights of way (including easements and licenses); (e) surrender or assent to the modification of any franchise (including in that term any ordinances, indeterminate permits, licenses or other operating rights, however denominated, granted by Federal, state, municipal or other governmental authority) under which the Company may be operating if, in the judgment of the Company, it is advisable to do so; (f) abandon, or permit the abandonment of, the operation of any Mortgaged Property and surrender any franchises, as defined in Section 10.02(e), under which such Mortgaged Property is oper- ated, if, in the judgment of the Company, the operation of such Mortgaged Property and such franchises is not, under the circum- stances, necessary or important for the operation of the remaining Mortgaged Property, or whenever the Company deems such aban- donment or surrender to be advisable for any reason; provided, however, that if the amount at which such property and all other properties so abandoned or surrendered during the same calendar year was originally charged to the fixed property accounts of the Company is 10% or more of the aggregate principal amount of the Bonds Outstanding immediately prior to such abandonment or surrender, there shall be furnished to the Trustee an Independent Engineer's Certificate to the effect that neither such operation nor such franchises are, under the circumstances, necessary or impor- tant for the operation of the remaining property of the Company or that such abandonment or surrender is advisable for some other specified reason, and in either case that such abandonment or surrender will not impair the security under this Indenture in contravention of the provisions hereof; and

43 §§ 10.02 (conL), 10.03 (g) grant or convey rights of way and easements over or in respect of any real Mortgaged Property owned by the Company, provided that such grant or conveyance will not, in the judgment of the Company, impair the usefulness of such real Mortgaged Prop- erty in the Company's electric and steam generating, transmission and distribution operations, and will not be prejudicial to the interest of the Bondholders. Section 10.03. Subject to Section 10.11, the Trustee shall release from the Lien of this Indenture any Mortgaged Property if the Fair Value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Mortgaged Property to be acquired by the Company with the proceeds of, or otherwise in connec- tion with, such release) equals or exceeds an amount equal to 133^6% of the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, upon receipt by the Trustee of: (a) an Officers' Certificate, dated the date of such release, requesting such release, describing in reasonable detail the Mort- gaged Property to be released and stating the reason for such release; (b) an Engineer's Certificate, dated the date of such release, stating (i) that the signer of such Engineer's Certificate has examined such Officers' Certificate in connection with such release, (ii) the Fair Value, in the opinion of the signer of such Engineer's Certificate, of (A) all of the Mortgaged Property, and (B) the Mortgaged Property to be released, in each case as of a date not more than 90 days prior to the date of such release, and (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof; (c) in case any Bondable Property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an Engineer's Certificate, dated the date of such release, as to the Fair Value, as of a date not more than 90 days prior to the date of such release, of the Bondable Property being so acquired (and if within six months prior to the date of acquisition by the Company of the Bondable Property being so acquired, such Bondable Property has been used or operated by a Person or Grant or convey rights of way and easements if Mortgaged Property, not impaired Release of Mortgaged Prop- erty if Bonding ratio test satisfied Officers' Certificate Engineers Certificate for released property Engineer's Certificate for acquired property

10.03 (cont.), 10.04 44 Accountant's Certificate Further Officers' Certificate Opinion of Counsel Release of limited amount of Mortgaged Property Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value to the Company of such Bondable Property, as set forth in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate shall be an Independent Engineer's Certificate); (d) an Accountant's Certificate, dated the date of such release, stating the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, and stating that the Fair Value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Bondable Property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the Engineer's Certificate filed pursuant to Section 10.03(c) equals or exceeds an amount equal to 133V6% of such aggregate principal amount; (e) an Officers' Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officer's Certificate, there has occurred and is continuing a Default; and (f) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent. Section 10.04. If the Company is unable to obtain, in accordance with Section 10.03, the release from the Lien of this Indenture of Mortgaged Property, subject to Section 10.11, the Trustee shall release from the Lien of this Indenture any Mortgaged Property if the Fair Value thereof, as shown by the Engineer's Certificate filed pursuant to Section 10.04 (b), is less than Vz of 1% of the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, provided that the aggregate Fair Value of all Mortgaged Property released pursuant to this Section 10.04, as shown by all Engineer's Certificates filed pursuant to Section 10.04(b) in any period of 12 consecutive calendar months which includes the date of such Engineer's Certificate, shall not exceed 1% of the aggregate principal amount of the Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, upon receipt by the Trustee of:

45 §§ 10.04 (cont.), 10.05 (a) an Officers' Certificate, dated the date of such release, requesting such release, describing in reasonable detail the Mort- gaged Property to be released and stating the reason for such release; (b) an Engineer's Certificate, dated the date of such release, stating (A) that the signer of such Engineer's Certificate has examined such Officers' Certificate in connection with such release, (B) the Fair Value, in the opinion of the signer of such Engineer's Certificate, of such Mortgaged Property to be released as of a date not more than 90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof; (c) an Accountant's Certificate, dated the date of such release, stating the aggregate principal amount of Outstanding Bonds and Prior Lien Bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the Fair Value of the Mortgaged Property for which such release is applied for, and that 1% of such aggregate principal amount does not exceed the aggregate Fair Value of all Mortgaged Property released from the Lien of this Indenture pursuant to this Section 10.04, as shown by all Engineer's Certificates filed pursuant to Section 10.04(b) in such period of 12 consecutive calendar months; (d) an Officers' Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officers' Certificate, there has occurred and is continuing a Default; and (e) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent. Section 10.05. (a) If the Company is unable to obtain, in accor- dance with Section 10.03, the release from the Lien of this Indenture of Mortgaged Property which is not subject to a Prior Lien, subject to Section 10.11 and on the basis of cash, Governmental Obligations, purchase money obligations, Bondable Property acquired by the Com- pany with the proceeds of, or otherwise in connection with, such release, Officers' Certificate Engineer's Certificate Accountant's Certificate Further Officers' Certificate Opinion of Counsel Release of Mortgaged Property not subject to a Prior Lien

46§ 10.05 (cont.) or the waiver of the right to the authentication and delivery of Bonds as described in Section 10.05(a) (Hi) (Bj, or a combination thereof, the Company may obtain the release of such Mortgaged Property from the Lien of this Indenture, and the Trustee shall release such Mortgaged Property from the Lien of this Indenture, upon receipt by the Trustee of: officers' (i) an Officers' Certificate, dated the date of such release, Certlficate requesting such release, describing in reasonable detail the Mort- gaged Property to be released, stating the reason for such release and stating the amount and character of the proceeds to be received by the Company therefor, Engineer's (u) an Engineer's Certificate, dated the date of such release, Certificate stating (A) that the signer of such Engineer's Certificate has examined such Officer's Certificate in connection with such release, (B) the Fair Value, in the opinion of the signer of such Engineer's Certificate, of the Mortgaged Property to be released as of a date not more than 90 days prior to the date of such release, (C) the fair market value in cash, in the opinion of such signer (which opinion may be based on an Appraiser's Certificate), of any Governmental Obligations and purchase money obligations included in the consid- eration for such release and (D) that in the opinion of such signer such release will not impair the security under this Indenture in con-travention of the provisions hereof; Cash, etc. (in) (A) an aggregate amount of Governmental Obligations and purchase money obligations having a fair market value in cash as evidenced by an Appraiser's Certificate, cash and evidence of the acquisition by the Company of Bondable Property with the pro- ceeds of, or otherwise in connection with, such release (the amount of such Bondable Property shall be the Fair Value thereof as of a date not more than 90 days prior to the date of such release, as evidenced to the Trustee by an Engineer's Certificate, dated the date of such release, and if within six months prior to the date of acquisition by the Company of the Bondable Property being so acquired such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value to the Company of such Bondable Property, as set forth in such Certificate, is not less than $25,000

47 § 10.05 (cooL) and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate, shall be an Independent Engineer's Certificate), not less than the Fair Value of the Mort- gaged Property to be released, or to an aggregate amount equal to the proceeds to be received by the Company for the Mortgaged Property to be released, if such proceeds are greater than the Fair Value of such Mortgaged Property, or (B) an Officers' Certificate, dated the date of such release, waiving the right of the Company to the authentication and delivery of an aggregate principal amount of Bonds up to the amount required by Section 10.05(a) (in) (A), on the basis of the retirement of previously Outstanding Bonds under Article IV or Prior Lien Bonds under Article VI, together with all documents, instruments and opinions (other than Board resolu- tions) required to comply with Article IV or Article VI, as the case may be, or (C), a combination of the items specified in Section 10.05(a) (in) {A) and (B)\ (iv) in case any obligations secured by purchase money mort- gage upon the Mortgaged Property to be released are included in the consideration for such release and are delivered to the Trustee in connection with such release, an Opinion of Counsel, dated the date of such release, stating that such obligations are valid obliga- tions and that any purchase money mortgage securing such obliga- tion is closed and is, or upon recording or filing in designated places will be, sufficient to afford a valid Hen upon the Mortgaged Property to be released from the Lien of this Indenture, subject to no lien prior thereto, except such liens, if any, as shall have existed thereon immediately prior to such release as Permissible Encumbrances; (v) an Officers' Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officers' Certificate, there has occurred and is continuing a Default; and (vi) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent. (b) Any purchase money obligations received or to be received by the Trustee under this Indenture in consideration for the release of any Mortgaged Property from the Lien of this Indenture by the Trustee, and the purchase money mortgage securing such purchase money obliga- Opinion of Counsel Further Officers' Certificate Further Opinion of Counsel Purchase money obligation received in consideration for release

§§ 10.05 (cont.), 10.06 48 Cash received by Tnistet Release of Mortgaged Property subject to a Prior Lien Officers' Certificate Opinion of Counsel tions shall be released by the Trustee from the Lien of this Indenture and delivered or assigned to the Company, or as it shall request, upon payment by the Company to the Trustee of the unpaid principal of such purchase money mortgage and/or of the obligations thereby secured; the principal of any such purchase money obligations not so released shall be paid to or collected by the Trustee as and when such principal shall become payable, and the Trustee may take any action which in its judgment may be desirable or necessary to preserve the security of such purchase money mortgage. (c) Any cash received by the Trustee pursuant to this Section 10.05 shall be held and applied in accordance with Article XL Section 10,06. (a) If the Company is unable to obtain, in accor- dance with Section 10.03, the release from the Lien of this Indenture of Mortgaged Property which is subject to a Prior Lien, subject to Section 10.11, the Trustee shall release such Mortgaged Property from the Lien of this Indenture if there has been or is being substituted for such Mortgaged Property, by delivery to the Prior Lien trustee, mortgagee or other holder of such Prior Lien and/or to the Trustee, an aggregate amount of Governmental Obligations or purchase money obligations having a fair market value in cash as evidenced by an Appraiser's Certificate, cash and evidence of Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, or a combination thereof, not less than the Fair Value of the Mortgaged Property to be released from the Lien of this Indenture, upon delivery to the Trustee of: (i) an Officers' Certificate, dated the date of such release, requesting such release, describing in reasonable detail the Mort- gaged Property to be released, the Prior Lien to which such Mortgaged Property is subject, the amount of cash, Governmental Obligations, or purchase money obligations to be delivered to the Prior Lien trustee, mortgagee or other holder of such Prior Lien and/or to the Trustee, or both, and any Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, in each case in substitution for such Mortgaged Property, and stating the reason for such release; (ii) an Opinion of Counsel, dated the date of such release, that the Mortgaged Property to be released from the Lien of this

49 § 10.06 (cont) Indenture is subject to the Prior Lien described in the foregoing Officers' Certificate, that, based upon documents received by such Counsel, the Company appears to have complied with all the terms and conditions for such release under such Prior Lien, and that any cash, Governmental Obligations or purchase money obligations deposited with the Trustee or the Prior Lien trustee, mortgagee or other holder of such Prior Lien, and any Bondable Property acquired by the Company with the proceeds of, or otherwise in connection with, such release, will also be subject to the Lien of this Indenture, subject only to said Prior Lien and to Permissible Encumbrances; (iii) an Engineer's Certificate, dated the date of such release, stating (A) that the signer of such Engineer's Certificate has examined such Officers' Certificate in connection with such release, (B) the Fair Value, in the opinion of such signer, of the Mortgaged Property to be released as of a date not more than 90 days prior to the date of such release, (C) the Fair Value in the opinion of such signer (which opinion may be based on an Appraiser's Certificate) of any Governmental Obligations and purchase money obligations included in the consideration for such release and (D) that, in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof; (iv) in case any Bondable Property is being acquired by the Company, with the proceeds of, or otherwise in connection with, such release, an Engineer's Certificate, dated the date of such release, as to the Fair Value, as of a date not more than 90 days prior to the date of such release, of the Bondable Property being so acquired (and if within six months prior to the date of acquisition by the Company of the Bondable Property being so acquired, such Bondable Property has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value to the Company of such Bondable Property, as set forth in such Certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time Outstanding, such certificate shall be an Independent Engineer's Certificate); Engineer's Certificate for released property Engineer's Certificate for acquired property

§ 10.06 (cont) 50 Cash, etc. Further Opinion of Counsel Further Officers' Certificate (v) (A) an aggregate amount of Governmental Obligations or purchase money obligations having a fair market value in cash as evidenced by an Appraiser's Certificate, and cash not less than the excess, if any, of (I) the Fair Value, as specified in the Engineer's Certificate described in Section 10.06(a) (Hi), of the Mortgaged Property to be released plus the amount, if any, by which the proceeds to be received by the Company for such Mortgaged Property are greater than the Fair Value of such Mortgaged Property over (II) the aggregate amount of Governmental Obliga- tions and purchase money obligations having a fair market value in cash as evidenced by an Appraiser's Certificate, and cash paid over to the trustee, mortgagee or other holder of such Prior Lien or the Trustee, and the Fair Value of Bondable Property set forth in the Engineer's Certificate provided for in Section 10.06(a) (iv)\ or (B) an Officers' Certificate waiving the right of the Company to the authentication and delivery of an aggregate principal amount of Bonds up to the amount required by Section 10.06(a) (vj (A), on the basis of the retirement of previously Outstanding Bonds under Article IV or Prior Lien Bonds under Article VI, together with all documents, instruments and opinions (other than Board resolu- tions) required to comply with Article IV or Article VI, as the case may be; (vi) in case any obligations secured by purchase money mort- gage upon the Mortgaged Property to be released are included in the-consideration for such release and are delivered to the Trustee in connection with such release, an Opinion of Counsel, dated the date of such release, stating that such obligations are valid obliga- tions and that any purchase money mortgage securing such obliga- tion is closed and is, or upon recording or filing in designated places will be, sufficient to afford a valid lien upon the Mortgaged Property to be released from the Lien of this Indenture subject to no lien prior thereto, except said Prior Liens and such liens, if any, as shall have existed thereon immediately prior to such release as Permis- sible Encumbrances; (vii) an Officers' Certificate, dated the date of such release, stating whether, and if so in what respect and to what extent, to the knowledge of the signers of such Officers' Certificate, there has occurred and is continuing a Default; and

51 §§ 10.06 (cont.), 10.07 (viii) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent, (b) Any cash received upon the disposition of any Mortgaged Property released from the Lien of this Indenture pursuant to this Section 10.06 and not deposited with the trustee, mortgagee or other holder of such Prior Lien, shall be paid to the Trustee and shall be held and applied in accordance with Article XL Section 10.07. In case (a) any Mortgaged Property shall be taken by exercise of the power of eminent domain, or by similar right or power, or if any governmental authority shall exercise any right which it may now or hereafter have to purchase or designate a purchaser of, or order the sale of, all or any Mortgaged Property, or in case of any sale or conveyance of Mortgaged Property in lieu and in reasonable anticipation of any such event, and (b) the Company is unable, or elects not, to obtain, in accordance with Section 10.03, the release from the-Lien of this Indenture of such Mortgaged Property, all net proceeds of each such taking, purchase or sale or, in case of a sale or conveyance in anticipation thereof, an aggregate amount of Governmental Obligations or purchase money obligations having a fair market value in cash as evidenced by an Appraiser's Certificate, and cash, not less than the Fair Value, as of a date not more than 90 days prior to the date of such release, as evidenced by an Engineer's Certificate, dated the date of such release, of the Mortgaged Property sold or conveyed, if greater than such net proceeds, together with all net sums payable for any damage to any Mortgaged Property by or in connection with any such taking, sale or conveyance, to the extent not deposited under a Prior Lien with the trustee, mortgagee or other holder of such Prior Lien, shall be deposited with the Trustee, to be held and applied in accordance with Article Xl\ and the Trustee (subject to Section 10.11) shall release the Mortgaged Property so taken, sold or conveyed upon being furnished with: (i) an Opinion of Counsel, dated the date of such release, to the effect that such Mortgaged Property has been lawfully taken, sold or conveyed as aforesaid; or (ii) in case of any such sale or conveyance in anticipation of such taking, purchase or sale, a Board resolution to the effect that such sale or conveyance was in lieu and in reasonable anticipation of such taking, purchase or sale; and (iii) an Opinion of Counsel, dated the date of such release, as to compliance with conditions precedent. Further Opinion of Counsel Cash paid to Trustee Eminent Domain Opinion of Counsel Board Resolution Further Opinion of Counsel

§§ 10.08, 10.09, 10.10, 10.11 52 Substituted Property Receiver, Trustee, etc. Purchaser in good faith Suspension of rights in cas« of default Section 10.08. All rights and property (other than cash) acquired by the Company by exchange or purchase to take the place of, or in consideration for, any Mortgaged Property surrendered, modified, released or sold, under this Indenture, shall forthwith and without further conveyance, transfer or assignment become subject to the Lien of this Indenture; but the Company, at the request of the Trustee from time to time, or without such request to the extent necessary to comply with any applicable legal requirements for the full protection of the Trustee and the Bondholders, will grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm any and all such property to the Trustee, by proper deeds or other instruments, which the Company will duly record and file, and rerecord and refile, in all places required for the proper protection of the Trustee and of the Bondholders, upon the trusts and for the purposes of this Indenture. Section 10.09, In case a receiver or trustee of the Company, or of all or a substantial part of the Mortgaged Property or business of the Company, shall be lawfully appointed, all acts or requests which the Company may do or make under the foregoing provisions of this Article X may be done or made by such receiver or trustee with the consent of the Trustee, which may give or withhold such consent from time to time in its uncontrolled discretion, subject to Section 14.01 and Section 14.02. In case the Trustee shall be in possession of the Mortgaged Property under this Indenture, the Trustee in its uncontrolled discretion, without any action or request by the Company or any receiver or trustee, and without-hereby limiting any other right or power of the Trustee, may take any action authorized by this Indenture to be taken by the Company, by the Company and the Trustee or by the Trustee on the request of the Company. Section 10.10. No purchaser in good faith of Mortgaged Property purporting to be released under any of the provisions of this Article X shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of any purchase money. Section 10.11. (a) At any time when a Default has occurred and is continuing or the Company is in default under any Prior Lien on any Mortgaged Property, the Company shall not have the right to exercise any privilege or to take any action permitted by this Article X (except

53 §§ 10.11 (cont.), 11-01 under Sections 10.01 and 10.02) except to the extent that it shall have obtained the written consent of the Trustee; and the Trustee may, subject to Section 14.01 and Section 14.02, give or withhold such consent from time to time in its discretion. (b) For purposes of this Section 10.11, a Default shall be deemed to have occurred and be continuing upon the occurrence of any-of the events specified in Section 12.02 without awaiting the expiration of any period of grace or the giving of notice. ARTICLE XI APPLICATION OF FUNDS HELD BY TRUSTEE Section 11.01. (a) Unless the Company is in default in the payment of any interest on any Bonds then Outstanding or any Default shall have occurred and be continuing, any cash received by the Trustee pursuant to Section 5.01 shall be held by the Trustee and such cash, and any other cash which may be applied as provided in this Section 11.01: (i) may be withdrawn from time to time by the Company (A) in the case of cash deposited with the Trustee pursuant to Section 5.01, to the extent of 75% of the lesser of the Cost or the Fair Value of Unbonded Bondable Property Bonded, and (B) in the case of cash deposited with the Trustee pursuant to any other provision of this Indenture, to the extent of 100% of the lesser of the Cost or Fair Value of Unbonded Bondable Property Bonded, in each case after making any deductions and additions in respect of Bondable Property pursuant to Section 1.03(h) (iij or (Hi); (ii) may be withdrawn from time to time by the Company in an amount equal to the principal amount of Bonds which the Company shall have the right to have authenticated and delivered under Article IV or Article VI; (iii) may, upon the request of the Company, be applied by the Trustee to the payment at maturity of any Outstanding Bonds or Prior Lien Bonds or to the redemption of any Outstanding Bonds or Prior Lien Bonds which are, by their terms, redeemable, of such series as may be designated by the Company; and/or (iv) may be used or applied to the purchase of Bonds; provided, however, that none of such cash shall be applied to the payment of more than the principal amount of any Bonds so Withdrawal or application of moneys held by Trustee Extent to which moneys may be withdrawn When moneys may be withdrawn May be applied to payment of Outstanding Bonds or Prior Lien Bonds May be applied to purchase of Bonds

11.01 (cont.) 54 Requirement for such application of moneys Withdrawal of Cash operates as waiver of right to authenticate and deliver Bonds Release of obligation secured by purchase money mortgage purchased, except to the extent that the aggregate principal amount of all Bonds theretofore, and all Bonds then to be, purchased with cash deposited under Section 5,01 shall have exceeded the aggre- gate cost for principal, interest, brokerage and premium, if any, on all Bonds theretofore, and on all Bonds then to be, purchased with cash so deposited. (b) Such moneys shall, from time to time, be paid out or used or applied by the Trustee, as aforesaid, upon the request of the Company, and upon receipt by the Trustee of an Officers' Certificate stating that the Company is not in default in the payment of the interest on any Bonds then Outstanding and that no Default has occurred and is continuing. In case such withdrawal of cash is, in whole or in part, based upon Unbonded Bondable Property as permitted under Section 11.01 (a) (i), the Company shall comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer's or Independent Engineer's Certificate provided for in Section 3.04(cj or Section 3.04(d)) as if such Unbonded Bondable Property were made a basis for the authentication and delivery of Bonds thereon equivalent in principal amount to the amount of the cash to be withdrawn on such basis; or in case the withdrawal of cash is, in whole or in part, based upon the right to the authentication and delivery of Bonds pursuant to Section 11.01fa)(ii) the Company shall comply with all applicable provisions of Article IV or Article VI as the case may be, relating to such authentication and delivery; except that the Company shall not. be required to deliver to the Trustee any Board resolution or Opinion of Counsel which is described in Section 3.04(a) and Section 3.04lg). (c) Any withdrawal of cash pursuant to Section 11.01 fa) (i) or Section 11.01 (a) (ii) shall operate as a waiver by the Company of its right to the authentication and delivery of the Bonds on the basis of which such cash was withdrawn, and such Bonds may not thereafter be authenticated and delivered hereunder on such basis, and the amount of any Bondable Property, Bonds or Prior Lien Bonds which have been made the basis for such withdrawal shall be Bonded. (d) Any obligation secured by a purchase money mortgage received by the Trustee under this Indenture in consideration for the release of any Mortgaged Property from the Lien of this Indenture may be released from the Lien of this Indenture at any time upon payment

55 11.01 (cont) by the Company to the Trustee of the unpaid portion of the principal of such obligation; provided, however, at any time after the Trustee shall have received on account of the principal of any obligation secured by a purchase money mortgage on specified Mortgaged Property (from the Company, the obligor or otherwise), an amount in cash equal to the aggregate principal amount of such obligation to the extent made a basis of a credit in the application for the release from the Lien of this Indenture of such Mortgaged Property, the Trustee shall deliver to the Company on the written request of its Chairman of the Board, Chief Executive Officer, President or a Vice-President and its Secretary, an Assistant Secretary, its Treasurer or an Assistant Treasurer, the purchase money mortgage on such Mortgaged Property and all obliga- tions secured thereby then held by the Trustee. (e) The principal of and interest on any obligation secured by a purchase money mortgage held by the Trustee shall be collected by the Trustee as and when such principal and interest become payable. Unless the Company is in default in the payment of the interest on any Outstanding Bond or Prior Lien Bond outstanding or any Default shall have occurred and be continuing, the interest received by the Trustee on any such obligation shall be paid over to the Company, and any payments received by the Trustee on account of the principal of any such obligation in excess of the amount of credit used by the Company in respect of such obligations upon the release of any Mortgaged Property from the Lien of this Indenture shall also be paid to the Company. (f) The Trustee shall have and may exercise all the rights and powers of an owner of obligations secured by purchase money mortgage held by the Trustee and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any provision thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold under this Indenture new obligations, stocks or other securities issued in exchange therefor under any such plan, and any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Default has occurred and is Collection of principal and interest on obligation secured by purchase money mortgage Trustee exercises all rights & powers of Owner of Obligations secured by purchase money mortgage

§ 11.01 (cont.), 11.02 56 Moneys to be held in trust; investment thereof May deposit in certificates of deposit or otherwise May invest in debt obligations continuing, in accordance with the request of the Company, evidenced by a Board resolution, and while a Default is continuing, in the discretion of the Trustee. Section 11.02. (a) Subject to Section 18.02, all moneys received by the Trustee shall, until used or applied as provided in this Indenture, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except as directed by the Company or as and to the extent required by law. (b) After compliance with any applicable legal requirements, the Trustee may deposit all or any part of moneys received by it, in a certificate of deposit or otherwise, to its credit as Trustee in its own banking department or in any bank or trust company having a combined capital and surplus of not less than Twenty Million Dollars ($20,000,000); or the Trustee, after such compliance, may so deposit all or any part of such moneys, together with moneys of like nature held by it under other indentures and trust instruments, to its credit as Trustee of all moneys deposited in each such account. (c) When so directed by the Company, the Trustee shall invest all or any part of such moneys received by it in any debt obligations at the time authorized by the laws of the State in which the principal office of the Trustee is located pertaining to the investment by such entity of funds held by it without restriction as to amounts prescribed by such laws for investment in such debt obligations; and the Trustee, when so directed by the Company, shall sell or repurchase all or any part of such debt obligations. Such investments shall be held by the Trustee as part of the Mortgaged Property; provided, however, that the proceeds of such investments representing interest shall be paid or credited to the Com- pany and shall not constitute Mortgaged Property. If any such sale, or any payment on the maturity of any such debt obligations held by the Trustee, shall produce a net sum less than the cost (including accrued interest) of such debt obligations sold or paid, the Company will promptly pay to the Trustee such amount of cash as will, with the net proceeds of such sale or such payment, equal the cost (including accrued interest) of such debt obligations so sold or paid; and if any such sale, or any payment at the maturity of any such debt obligations held by the Trustee, shall produce a net sum greater than the cost (including accrued interest) of such debt obligations so sold or paid the Trustee shall, if no Default has occurred and is continuing, pay to the Company

57 §§ 11.02 (cont.), 12.01 the amount of such excess. The Company will also pay to the Trustee all brokers' fees and other expenses incurred by the Trustee in connection with its investment of such moneys and the sale of such debt obligations. (d) The Trustee shall allow interest on any moneys held by it under this Indenture and deposited by it in its banking department, at the current rate or rates, if any, from time to time paid by it on similar deposits of like size and nature over like periods of time, unless in a particular instance the Trustee and the Company shall otherwise agree. Interest so allowed and interest received by the Trustee from invest- ments and deposits in other banks and trust companies of moneys which are a part of the Mortgaged Property made pursuant to Section 11.02(c), except as otherwise herein provided in respect of particular moneys, shall, if no Default has occurred and is continuing, be paid or credited to the Company by the Trustee. (e) At the direction of the Company, the Trustee shall establish one or more accounts for the deposit and/or investment of monies received by it, including a separate account from which all moneys payable by the Trustee on behalf of the Company shall be paid and into which moneys shall be deposited by the Company, or by the Trustee on behalf of the Company from other accounts or investments held or managed by the Trustee, as needed, so that such account shall be operated with a zero balance. ARTICLE XII DEFAULT AND REMEDIES Section 12.01. If any coupon or other claim for interest on any Bond is deposited with the Trustee or any paying agent, or if the payment date of such coupon or claim is extended, whether with or without the consent of the Company, such coupon or claim shall not be entitled, in case of Default, to the benefit or security of this Indenture, except after the prior payment in full of the principal of and premium, if any, on all Outstanding Bonds and of all coupons and claims for interest for which such deposit has not been made, or such date extended. Any coupons or claims for interest on any Bonds owned by the Company at or after the maturity of such coupons or claims shall not be entitled to the benefit or security of this Indenture; and the Company covenants that all such coupons and claims for interest so owned by the Company shall promptly be canceled. Interest to be paid to Company May establish one or more accounts When no entitlement to benefit of Indenture upon Default

58 § 12.02 Events of Default Defaul t in payment of principal Default in payment of interest Default in payments in connection with outstanding Prior Lien Bonds Default in obs*r>ance or performance of covenants Adjudicated bankrupt or insolvent Petition filed for voluntary bankruptcy Section 12.02. (a) Each of the following events is a Default: (i) default in the due and punctual payment of the principal of or premium, if any, on any Bond, when such principal or premium shall have become due and payable, whether at maturity, pursuant to any sinking fund or analogous fund, or by declaration or otherwise, which default shall have continued for a period of more than one day; (ii) default in the payment of any interest on any Bond, when and as the same shall have become due and payable, which default shall have continued for a period of 90 days; (iii) default in the payment of principal of, premium, if any, or interest on any Prior Lien Bond, outstanding, continued beyond the period of grace, if any, specified in the Prior Lien securing payment of such principal, premium and interest; (iv) default in the due observance or performance of any other covenant or condition in this Indenture, including any Sup- plemental Indenture, which is required to be kept or performed by the Company, and which default shall have continued for the period of 90 days after written notice thereof shall have been given to the Company by the Trustee, or by the holders of 30% of the aggregate principal amount of the Outstanding Bonds; -- (v) by decree of a court of competent jurisdiction the Com- pany is adjudicated a bankrupt or insolvent, or an order is made by such court for the winding up or liquidation of the affairs of the Company or approving a petition seeking reorganization or arrange- ment of the Company under the bankruptcy law or other law or statute of the United States of America or of any State, or, by order of such court, a trustee or liquidator or receiver is appointed for the Company or for the property of the Company, and any such decree or order shall continue in effect for a period of 90 days; (vi) the Company files a petition for voluntary bankruptcy, or consents to the filing of any such petition, or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee or liquidator or receiver of the Company or of all or a substantial part of its Mortgaged Property, or files a petition or

59 § 12.02 (cont.) answer or consent seeking reorganization or arrangement under the bankruptcy law or other law or statute of the United States of America or of any State, or consents to the filing of any such petition, or files a petition to take advantage of any debtors' act. (b) The Trustee shall, within 90 days after the occurrence thereof, give to the Bondholders, in the manner and to the extent provided in Section 313 (c) of the TIA, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 12.02(b) being hereby defined to be the events specified in Section 12.02(a), not including any periods of grace provided for therein); but in the case of defaults of the character specified in Sections 12.02 (a) (ii) and 12.02 (a) f i v j , no such notice shall be given until at least 60 days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of or interest on any of the Bonds or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the Executive Committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders. (c) In each and every case of Default, and during the continuance thereof, the Trustee directly or by its agents or attorney may, to the extent permitted by law, enter upon the Mortgaged Property; may exclude the Company and its agents and servants wholly therefrom; either directly or by its receivers, agents, servants or attorneys, may use, operate, manage and control the Mortgaged Property, and conduct the business of the Mortgaged Property to the best advantage of the Bondholders; may make all necessary or proper repairs, renewals, replacements and useful alterations, additions, betterments and improvements to the Mortgaged Property as the Trustee may deem best; may manage and operate the Mortgaged Property and exercise all rights and powers of the Company in respect thereof, and be entitled to collect and receive all tolls, earnings, income, rents, issues and profits thereof; and, after deducting all expenses incurred hereunder and all payments which may be made for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of the Trustee and Notice to Bondholders of Defaults Upon Default Trustee may enter onto Mortgaged Property

§ 12.02 (cont.) 60 Upon Default Trustee entitled to vote alt shares of stock subject to Lien of this Indenture for all agents, clerks, servants and other employees properly engaged by it, the Trustee shall apply the moneys arising as aforesaid, as follows: (i) in case none of the principal of or premium, if any, on the Bonds shall have become due, to the payment of any interest in default, in the order of the maturity of the installments of such interest, with interest thereon at the same rates, respectively, as were borne by the respective Bonds on which such interest shall be in default; such payments to be made ratably to the Persons entitled thereto, without discrimination or preference; (ii) in case the principal of or premium, if any, on any Bond shall have become due,'at maturity by declaration or otherwise, first to the payment of the accrued interest (with interest on the overdue installments thereof at the same rates, respectively, as were borne by the respective Bonds on which such interest shall be in default) in the order of the maturity of such installments, and next, to the payment of the principal of and premium, if any, due on all Outstanding Bonds; in every instance such payments to be made ratably to the Persons entitled to such payment without any discrimination or preference, provided, however, Section 12.01 is not in any way modified by this Section 12.02, which is subject to Section 12.01. (d) If the Trustee shall have entered, or shall have elected to enter, the Mortgaged Property, or in case a receiver of the Mortgaged Property shall have been appointed, or in case a Default shall have occurred and be continuing, in each case as described in this Section 12.02, the Trustee shall be entitled to vote all shares of stock then subject to the Lien of this Indenture, and, for the benefit of the Bondholders, shall be entitled to collect and receive all dividends on all such shares of stock, and all sums payable for principal of, premium, if any, and interest on any Bonds or obligations which then shall be subject to the Lien of this Indenture, and to apply the moneys received in accordance with Section 12.02(c) (i) and Section 12.02(c) (ii)', and, as holder of any shares of stock and of any such Bonds, to perform any and all acts, or to make or execute any and all transfers, requests, requisitions or other instruments, for the purpose of carrying out this Section 12.02; but if a receiver of any Mortgaged Property shall have been appointed and shall be in possession thereof, the Trustee from time to time in its

61 12.02 (cent.), 12.03, 1104 discretion may, and if requested by the holders of a majority in principal amount of the Outstanding Bonds the Trustee shall, turn over to such receiver, any part or all of the interest moneys and cash dividends declared and paid out of current earnings, so collected by the Trustee, and may cooperate with such receiver in managing and operating all of the properties and business of the Company in such manner as the Trustee shall deem to be in the best interests of the Bondholders. Section 12.03. In case of the occurrence and during the continu- ance of any Default, the Trustee, directly or by its agents or attorneys, with or without entry upon the Mortgaged Property, in its discretion (a) may sell, subject to Prior Liens, to the highest and best bidder, all or any part of the Mortgaged Property of every kind and all right, title and interest therein and right of redemption thereof, which sale shall be made at public auction at such place and at such time and upon such terms as the Trustee may fix and briefly specify in the notice of sale to be given as provided in this Indenture, or as may be required by law; or (b) may proceed to protect and to enforce the rights of the Trustee and of the Bondholders under this Indenture, by suit or suits in equity or at law, whether for the specific performance of any covenant or agreement in this Indenture, or in aid of the execution of any power granted by this Indenture, or for the foreclosure of this Indenture, or for the enforce- ment of any other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, may deem most effectual to protect and enforce any of its rights or exercise of any of its duties hereunder. Section 12.04. (a) In case of the occurrence and during the continuance of any Default, the Trustee may, and upon the written request of the holders of not less than a majority in principal amount of the Outstanding Bonds shall, by notice in writing delivered to the Company, declare the principal of all Outstanding Bonds to be due and payable immediately, and upon any such declaration, the same shall be immediately due and payable, anything in this Indenture or in said Bonds contained to the contrary notwithstanding. This provision, how- ever, is subject to the condition that if at any time after the principal of said Bonds shall have been so declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to this Article XII, all arrears of interest upon all of said Bonds, with interest upon overdue installments of interest at the same rates respectively as were borne by the respective Bonds on which installments of interest Upon Default Trustee may sell Mortgaged Property Upon Default and request of holders of a majority of Bonds, Trustee must declare principal due

Restoration of parties to former position Duty of Trustee to act on request of holders of a majority of Bonds Mengaged Property to be sold as an entirety 62 §§ 12.04 (cont.), 12.05, 12.06 were overdue, shall either be paid by the Company or be collected out of the Mortgaged Property, and all Defaults shall have been remedied, then the holders of a majority in principal amount of the Outstanding Bonds, by written notice to the Company and to the Trustee, may waive and rescind such Default and its consequences; but no such waiver or rescission shall extend to or affect any subsequent Default, or impair any right consequent thereon. (b) In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned because of a waiver, or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder in respect of the Mortgaged Property; and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken. Section 12.05. Upon the written request of the holders of not less than a majority in principal amount of the Outstanding Bonds (deter- mined as provided in Section 20.03], in case of the occurrence and during the continuance of any Default, it shall be the duty of the Trustee, upon being indemnified as provided in Section 12.16, to take all steps necessary for the protection and enforcement of its rights and the rights of the Bondholders, and to exercise the powers of entry or sale conferred in this Indenture, or both, or to take appropriate judicial proceedings by action, suit or otherwise, as the Trustee shall deem most expedient in the interest of the Bondholders; but anything in this Indenture to the contrary notwithstanding, the holders of 75% of the principal amount of the Outstanding Bonds, from time to time shall have the right to direct and control the action of the Trustee in any proceedings under this Article XII. Section 12.06. In the event of any sale, whether made under the power of sale herein granted, or under or by virtue of judicial proceed- ings, or of some judgment or decree of foreclosure and sale, all of the Mortgaged Property, shall be sold in one parcel and as an entirety, unless such sale as an entirety is impracticable because of some statute or other cause, or unless the holders of a majority in principal amount of the Outstanding Bonds shall in writing request the Trustee to cause said

63 §§ 1Z06 (cont.)f 12.07, 12.0S, 12.09 Mortgaged Property to be sold in parcels, in which case the sale thereof shall be made in such parcels as specified in such request. Section 12.07. Notice of any sale of Mortgaged Property pursuant to this Indenture shall state the time when and the place where such sale is to be made, and shall contain a brief general description of the Mortgaged Property to be sold, and shall be sufficiently given if published once in each week for four successive weeks prior to such sale in one Authorized Newspaper published in the City of Kansas City, Missouri and in one Authorized Newspaper published in the Borough of Manhattan in The City of New York, New York. Section 12.08. From time to time the Trustee, or other Person acting in any sale of Mortgaged Property to be made under this Indenture, may adjourn such sale by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and without further notice or publication, such sale may be made at the time and place to which such sale shall be so adjourned. Section 12.09. (a) Upon the completion of any sale of any Mort- gaged Property under or by virtue of this Indenture, the Trustee shall execute and deliver to the purchaser a good and sufficient deed or other instruments conveying, assigning and transferring such Mortgaged Prop- erty. The Trustee and its successors are hereby appointed the attorneys of the Company, in its name and stead, to make all necessary convey- ances, assignments and transfers of Mortgaged Property and for that purpose may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more persons with similar power, the Company hereby ratifying and confirming all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, the Company, if so requested by the Trustee, shall join in the execution and delivery of such conveyances, assignments and transfers. (b) Any such sale of Mortgaged Property made under or by virtue of this Indenture, whether under the power of sale herein granted or pursuant to judicial proceedings, shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company, in and to the Mortgaged Property sold, and shall be a perpetual bar, both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or to claim the Mortgaged Notice of sale Adjournment of sale Interest of purchaser and Company Sales operate to divest Company of all interests in Mortgaged Property

64 12.09 (conL), 12.10, 12.11, 12.12 Trustee's receipt sufficient to discharge purchaser Principal of Bonds to become due in case of sale Application of sale proceeds First— payment of costs and expanses of sale Second— payment of amount owing upon Outstanding Bonds Property sold or any part thereof, from, through or under the Company or its successors or assigns. Section 12,10. The receipt by the Trustee or other authorized Person of money paid for the purchase of Mortgaged Property shall be a sufficient discharge to any purchaser of such Mortgaged Property; and no such purchaser or the representative, grantee or assign of such purchaser, after paying such purchase money and receiving such receipt, shall be affected by, or in any manner answerable for any loss, misappli- cation or non-application of such purchase money, or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale. Section 12.11. In case of any sale of Mortgaged Property under this Article XII whether under the power of sale granted in this Indenture or pursuant to judicial proceedings, the aggregate principal amount of the Outstanding Bonds, if not previously due, shall at once become due and payable, anything in said Bonds or in this Indenture to the contrary notwithstanding. Section 12.12. The purchase money received by the Trustee from the sale of "Mortgaged Property under the power of sale granted in this Indenture, or a sale pursuant to judicial proceedings under this Inden- ture, together with any other moneys which may be held by the Trustee under any provision of this Indenture as part of the Mortgaged Property, shall be applied as follows: .=• First. To the payment of the costs and expenses of such sale, including reasonable compensation to the Trustee, its agents, attor- neys and counsel, and of all expenses, liabilities or advances made or incurred by the Trustee under this Indenture, and to the payment of all taxes, assessments or Prior Liens, except any taxes, assess- ments or other Prior Liens subject to which such sale shall have been made. Second. To the payment of the whole amount then owing or unpaid upon the Outstanding Bonds and any coupons of the principal of, premium, if any, and interest on such Outstanding Bonds, with interest accruing on the overdue principal, premium, if any, and installments of interest at the same rates respectively as were borne by the respective Bonds whereof the principal, pre- mium, if any, or installments of interest may be overdue, and in

65 §§ 12.12 <cont.), 12.13, 12.14 case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the said Bonds, then to the payment of such principal, premium, if any, and interest, without preference or priority, ratably to the aggregate of such principal, premium, if any, and interest, subject, however, to Section 12.01. Such payments shall be made on the date fixed by the Trustee, upon presentation of the Outstanding Bonds and coupons and stamping thereon the amount paid if such Bonds and coupons are only partly paid, and upon surrender thereof if fully paid. Third. To the payment of the surplus, if any, to the Company, its successors or assigns. Section 12.13. In case of any such judicial sale of any Mortgaged Property, any Bondholder, or the Trustee, subject to Section 14.01 and Section 14.02, may bid for and purchase any Mortgaged Property, and, upon compliance with the terms of sale, may hold, retain, possess and dispose of such property in absolute right of such Bondholder or the Trustee, without further accountability, and shall be entitled, for the purpose of making settlement or payment for the Mortgaged Property purchased, to use and apply any Bonds and any matured and unpaid coupons by presenting such Bonds and coupons, in order that there may be credited thereon the sum apportionable and applicable thereto out of the net proceeds of such sale; and thereupon such purchaser shall be credited on account of such purchase price, with the sum apportionable and applicable but of such net proceeds to the payment of or as credit on the Outstanding Bonds and coupons so presented. Section 12.14. The Company will not, in the event of any sale of Mortgaged Property under this Article XII, insist upon or plead, or in any manner whatever claim or take the benefit or advantage of, any stay or extension law now or at any time in force, nor will it claim, take or insist upon any benefit or advantage from any law now or at any time in force, providing for the valuation or appraisement of Mortgaged Prop- erty, or any part thereof, prior to any sale thereof, or to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale, will the Company claim or exercise any right under any statute now or at any time made or enacted, or otherwise, to redeem the Mortgaged Property so sold, or any part thereof; and the Company hereby expressly waives all benefit and advantage of any such law or Third- Payment to Company Bonds and matured coupons may IK applied against purchase price Company not to insist upon or plead stay or extension law or exercise right of redemption

12.14 (cont.), 12.15, 12.16 66 Trustee may enter on commencement of judicial proceedings entitled to appointment of receiver Bondholder not to institute suit without request to Trustee laws, and covenants that it will not invoke or utilize any such law or laws in order to hinder, delay or impede the execution of any power herein granted and delegated to the Trustee, but the Company will permit the execution of every such power as though no such law or laws had been made or enacted. Section 12,15. Upon filing a bill in equity, or upon commencement of any other judicial proceedings to enforce any right of the Trustee or of the Bondholders under this Indenture, the Trustee shall be entitled to exercise the right of entry herein conferred and provided to be exercised by the Trustee upon the occurrence and continuance of Default; and the Trustee shall be entitled to the appointment of a receiver of the Mortgaged Property, and of the earnings, income, revenue, rents, issues and profits thereof, with such powers as the court making such appoint- ment shall confer; but notwithstanding the appointment of any receiver, the Trustee shall be entitled, as pledgee, to continue to retain possession and control of any stocks, bonds, cash and indebtedness pledged or to be pledged with or held by the Trustee under this Indenture. Section 12.16. (a) No holder of any Outstanding Bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust of the Indenture or for the appointment of a receiver or for any other remedy under this Indenture, unless (i) the holders of 30% in principal amount of the Outstanding Bonds shall (A) have requested the Trustee in writing to take action in respect of such matter and shall have afforded to the Trustee a reasonable opportunity either to proceed to exercise the powers granted in this Indenture to the Trustee, or to institute such action, suit or proceeding in its own name and (B) have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (ii) the Trustee shall have refused or neglected to act on such notice, request and indemnity; such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustee, to be conditions precedent to the execution by the Trustee of its powers and trusts under this Indenture and to any action or cause of action the Trustee may take or possess for foreclosure or for the appointment of a receiver or any other remedy hereunder, it being understood and intended that no one or more holders of Outstanding Bonds and coupons shall have any right in any manner whatever to affect, disturb or

67 §§12.16 (conL), 12.17 prejudice the Lien of this Indenture by action of such one or more holders, or to enforce any right under this Indenture, except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all holders of such Outstanding Bonds and coupons. (b) All rights of action under this Indenture may be enforced by the Trustee without the possession of any Bond or coupon or the production thereof at trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name, and any recovery of judgment shall be for the ratable benefit of the holders of said Bonds and coupons. (c) All parties to this Indenture agree, and each holder of any Bond or coupon by his, her or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit or an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 12.16(c) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder or Bondholders holding more than 10% aggregate principal amount of Outstanding Bonds, or to any suit instituted by any Bond- holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Bond on or after the respective due dates expressed in such Bond or in the coupons for such interest. Section 12.17. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or Bondholders in exercising any right or power accruing upon any continuing Default shall impair any such right or power or shall be construed to be a waiver of any such Default, or an acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient. Trustee may enforce rights without possession of Bonds Undertaking for costs Remedies cumulative

§12.18 68 Covenant to pay Trustee Judgment by Trustee Section 12.18. (a) In case (i) default shall be made in the pay- ment of any interest on any Outstanding Bond and such default shall have continued for a period of 90 days or (ii) default shall be made in the payment of the principal of or premium, if any, on any Outstanding Bond when payable, whether upon the maturity of said Bond, or upon a declaration of maturity as authorized by this Indenture, or upon a sale as set forth in Section 12.11; then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Outstanding Bonds and coupons, the whole amount that then shall have become due and payable on all such Outstanding Bonds and coupons, for principal, premium, if any, or interest, as the case may be, with interest upon the overdue principal, premium, if any, and interest payable at the same rates respectively as were borne by the respective Bonds whereof the principal, premium, if any, or interest shall be overdue; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as the trustee of an express trust, shall be entitled to recover judgment against the Company for the whole amount so due and unpaid. (b) The Trustee shall be entitled to recover judgment as described in Section 12.IS (a), either before, after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale of Mortgaged Property, or by the exercise of any other right, power or remedy for the enforcement of this Indenture; and in case of a sale of Mortgaged Property, and of the application of the proceeds of such sale to the payment of the obligations secured by the Lien of this Indenture, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Outstanding Bonds for the benefit of the Bondholders, and shall be entitled to recover judgment for any portion of such obligations remain- ing unpaid, with interest. No recovery of any such judgment by the Trustee, and no levy of any execution upon any such judgment Mort- gaged Property, or any other property, shall in any manner or to any extent affect the Lien of this Indenture upon any Mortgaged Property, or any rights, powers or remedies of the Trustee, or any lien, rights, powers or remedies of the Bondholders, but such lien, rights, powers and

69 §§ 12.18 (cont.), 12.19 remedies of the Trustee and of the Bondholders shall continue unimpaired as before. (c) Any moneys received by the Trustee under this Section 12.18 shall be applied by the Trustee to the payment of the amounts then due and unpaid on the Outstanding Bonds and coupons in respect of which such moneys shall have been received, ratably and without any prefer- ence or priority of any kind (except as provided in Section 12.01), according to the amounts due and payable on such Bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several Bonds and coupons and stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid. Section 12.19. At any time before full payment of all of the principal of and premium, if any, and interest on all Outstanding Bonds, and whenever the Company shall deem it expedient for the better protection of the security for such Bonds (even though there then may be no Default entitling the Trustee to exercise the rights and powers conferred by Section 12.02 or Section 12.03), the Company, with the consent of the Trustee, may surrender and may deliver to the Trustee full possession of the whole or any part of the Mortgaged Property, and may authorize the Trustee to collect the dividends and interest on all shares of stock, bonds and other obligations which are part of the Mortgaged Property, and to vote all such shares of stock, for any period, fixed or indefinite. In such event the Trustee shall enter into and upon the Mortgaged Property so surrendered and delivered, and shall take and receive possession thereof, for such period, fixed or indefinite, as afore- said, without prejudice, however, to its right at any time subsequently, when entitled thereto by any provision of this Indenture, to insist upon maintaining and to maintain such possession though beyond the expira- tion of any such prescribed period; and the Trustee, from the time of such entry, shall work, maintain, use, manage, control and employ the Mortgaged Property in accordance with this Indenture, and shall receive and apply the income and revenues thereof as provided in Section 12.02. Upon application of the Trustee, and with the consent of the Company if there is no continuing Default and without such consent if then there is such a continuing Default, a receiver may be appointed to take posses- sion of, and to operate, maintain and manage, the whole or any part of the Mortgaged Property, and the Company shall transfer and deliver to Application of moneys Surrender of possession of Mortgaged Property to Trustee before Default; appointment of receiver

70 12.19 (cont.), 1Z20, 12,21, 12.22 Suit by Trustee (o protect security Provisions solely for benefit of parties and Bondholders Trustee may file proofs of claims such receiver all such Mortgaged Property, wheresoever it may be situated; and in every case, when a receiver of the whole or of any part of said Mortgaged Property shall be appointed under this Section 12.19, or otherwise, the net income and profits of such Mortgaged Property shall be paid over to, and shall be received by, the Trustee, for the benefit of the Bondholders. This Section 12.19, however, is subject to the exclusive right of the Trustee, as pledgee, to retain the possession and control of any stocks, bonds, cash and indebtedness pledged or to be pledged with or held by the Trustee hereunder. Section 12.20. The Trustee shall have power to institute and to maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the Lien of this Indenture by any acts of the Company, or of others, in violation of this Indenture or which are unlawful, or as the Trustee may be advised shall be necessary or expedient to preserve and to protect its interests and the security and interests of the Bondholders in respect of the Mortgaged Property, or in respect of the income, earnings, rents, issues and profits thereof, including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental enactment, rule or order which may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, or observance of, such enactment, rule or order would impair the Lien of this Indenture or be prejudicial to the interests of the Bondholders or of the Trustee. Section 12.21. Nothing in this Indenture, or in any Bond, expressed or implied, is intended, or shall be construed, to give to any Person, other than the Trustee, the Bondholders and the Company, any legal or equitable right, remedy, or claim under or in respect of this Indenture, or under any of its covenants, conditions or provisions; all of which are intended to be and are for the sole and exclusive benefit of the Trustee, the Bondholders and the Company. Section 12.22. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders allowed in any judicial proceedings relative to the Company, its creditors or Mortgaged Prop- erty. Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of

71 §§ 12,22 (cent.), 12,23, 1Z24 any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Bondholder, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding. Section 12.23. Notwithstanding any other provision of this Inden- Bondholders' ture, the right of any holder of any Bond to receive payment of the ^maturity principal of, premium, if any, and interest on such Bond, on or after the J^ respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. Section 12.24. The holders of more than 50% in aggregate principal Waivers of past amount of the then Outstanding Bonds (determined as provided in * Section 20.03) which would be affected by any action proposed to be taken may, on behalf of the holders of all the Bonds so affected, waive any past Default and its consequences, except (a) a Default in the payment of the principal of, premium, if any, or interest on any Bond, (b) a Default arising from the creation of any lien prior to or on a parity with the Lien of this Indenture, except Permissible Encumbrances and Prior Liens or (c) a Default in respect of the waiver of which a specific provision is otherwise made in this Indenture; provided that if any such waiver would affect the rights of the holders of Bonds of only one series, as evidenced by an Opinion of Counsel, such waiver shall not be effective unless approved by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the rights of the holders of Bonds of two or more series, the waiver on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such waiver be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

Company may merge or consolidate if no impairment of Lien of this Indenture and with assumption of obligation by successor 72 § 13.01 ARTICLE XIII EFFECT OF MERGER, CONSOLIDATION, CONVEYANCE AND LEASE Section 13.01. Nothing in this Indenture shall prevent any consoli- dation or merger of the Company with or into, or any conveyance, transfer or lease, subject to the Lien of this Indenture, of all or substan- tially all of the Mortgaged Property to, any corporation lawfully entitled to acquire, lease or operate the Mortgaged Property; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon terms which would fully preserve and in no respect create any Prior Lien (other than Permissible Encumbrances) on the Mortgaged Property, or impair the Lien or security of this Indenture, or any of the rights or powers of the Trustee or the Bondholders under this Indenture; and provided further, that no such consolidation, merger, conveyance, transfer or lease shall be entered into or made by the Company with or to another corporation which has outstanding, or which proposes to issue in connection with any such consolidation, merger, conveyance, transfer or lease, any obligations secured by a mortgage, pledge or other lien if as a result of such consolidation, merger, conveyance or lease any of the Mortgaged Property owned by the Company immediately prior thereto would be subjected to the lien of such mortgage, pledge or other lien, unless simultaneously therewith or prior thereto effective provision shall be made to establish the Lien of this Indenture as superior to the lien of such mortgage, pledge or other lien with respect to any of the Mortgaged Property then or thereafter acquired by the Company or such other corporation, or covenanted to be subjected to the Lien of this Indenture; and provided further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a Default, and also by the purchaser of the Mortgaged Property so leased at any sale thereof under this Indenture, whether such sale is made under the power of sale conferred in this Indenture or judicial proceedings; and provided, further, that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the then Outstanding Bonds, the due and punctual payment of the principal of and premium, if any, and interest on all said Bonds according to their tenor and the due and punctual performance and

73 §§ 13.01 (cont.), 13.02 observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by a Supplemental Indenture executed and delivered to the Trustee by the corporation formed by such consolidation or surviving such merger, or acquiring all or substantially all the Mortgaged Property, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the then Outstanding Bonds. Section 13.02. (a) In the absence of an express grant by any such successor corporation, this Indenture shall not by reason of any such consolidation, merger, conveyance, transfer or lease or otherwise, consti- tute or become a lien upon, and the Mortgaged Property shall not include or comprise: (i) any property or franchises owned prior to such consolida- tion, merger, conveyance, transfer or lease by any corporation with or into which the Company or any successor corporation may be consolidated or merged or to which the Company or any successor corporation may make any such conveyance, transfer or lease, and which, prior to such consolidation, merger, conveyance, transfer or lease, were not subject to the Lien of this Indenture; and (ii) any property or franchises which may be purchased, constructed or otherwise acquired by any such successor corpora- tion after the date of any such consolidation, merger, conveyance, transfer or lease; excepting only the property and franchises referred to in Section 13.02(b) (i) which shall be and become subject to the Lien of this Indenture, notwithstanding any such consolidation, merger, conveyance, transfer or lease. (b) In order to confirm of record the Lien of this Indenture and to preserve and protect the rights of the Bondholders hereunder, the Supplemental Indenture provided for in Section 13.01, if it does not contain an express grant by the successor corporation, as further security for all Bonds issued and to be issued hereunder, of all its property and franchises then owned and which it may thereafter acquire (other than Excepted Property) shall contain: (i) a grant by such successor corporation confirming the prior Lien of this Indenture upon the Mortgaged Property and subjecting to the Lien of this Indenture as a first lien, or as a lien subject only to liens affecting the property and franchises of the Company prior Upon merger or consolidation Indenture not to constitute lien upon certain properties Property or franchises owned prior to consolidation and which prior to consolidation were not subject to lien Property or franchises acquired by successor after date of consolidation Successor corporation to confirm prior Lien of this Indenture and keep Mortgaged Property identifiable

74 §§ 13.02 (cont.), 13.03 to such consolidation, merger, conveyance, transfer or lease, (A) all property and franchises which such successor corporation shall thereafter acquire or construct which shall form an integral part of, or be essential to the use or operation of, any property then or thereafter subject to the Lien of this Indenture, and (B) all renewals, replacements and additional property as may be pur- chased, constructed or otherwise acquired by such successor corpo- ration from and after the date of such consolidation, merger, conveyance, transfer or lease, as the case may be, to maintain the Mortgaged Property in good repair, working order and condition as an operating system or systems and to comply with any covenant or condition of this Indenture to be kept or observed by the Company; and (ii) a covenant by such successor corporation to keep the Mortgaged Property as far as practicable identifiable; and a stipula- tion that the Trustee shall not be taken impliedly to waive, by accepting or joining in the Supplemental Indenture, any rights it would otherwise have. Right of successor Section 13.03. In case the Company, as permitted by Section corporation 13.01, shall be consolidated with or merged into any other corporation or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged Property, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, and upon executing with the Trustee and causing to be recorded an indenture whereby such corporation shall assume and agree to pay, duly and punctually, the principal of, premium, if any, and interest on the Bonds issued hereunder in accordance with the provisions of said Bonds and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this Indenture to be kept or performed by the Company, shall succeed to and be substituted for the Company with the same effect as if such corporation had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and, without in anyway limiting or impairing by the enumeration of the following rights and powers the scope and intent of the foregoing, such corporation thereafter may cause to be executed, authenticated and delivered, either in its own name or in the name of the Company, such Bonds as might

75 § 13.03 (cont.) have been executed, issued and delivered by the Company after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such corporation in lieu of the Company, but subject to all the terms, conditions and restrictions prescribed in this Indenture concerning the authentication and delivery of Bonds, the Trustee shall authenticate and deliver any Bonds delivered to it for authentication which shall have been previously executed by the proper officers of the Company, and such Bonds as such corporation shall thereafter, in accordance with this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such corporation shall also have and may exercise, subject to all applicable terms, conditions and restrictions prescribed in this Indenture, the rights and powers of the Company as to withdrawal of cash and release of Mortgaged Property from the Lien of this Indenture, which the Company might have exercised after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred. All of the Bonds so issued or delivered shall in all respects have the same legal right and security as the Bonds theretofore issued or delivered in accordance with the terms of this Indenture as though all of said Bonds had been authenticated and delivered at the date of the execution of this Indenture. As a condition precedent to the execution by such corpora- tion and the authentication and delivery by the Trustee of any such Bonds, the withdrawal of cash or the release of Mortgaged Property from the Lien of this Indenture, under any provision of this Indenture on the basis of Bondable Property acquired, made or constructed by such corporation or by any corporation with which the Company or any such corporation may be so consolidated or into which the Company or any such corporation may be so merged or to which the Company or any such corporation may make any such conveyance or transfer, the Supplemental Indenture with the Trustee to be executed and caused to be recorded by such corporation as provided in this Section 13.03, or a subsequent indenture, shall contain a conveyance or transfer and mort- gage in terms sufficient to subject such property to the Lien of this Indenture; and provided further that the lien created thereby and the lien thereon shall have similar force, effect and standing as the Lien of this Indenture would have if the Company was not consolidated with or merged into such other corporation or did not convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged

76 13.03 (cont.), 13.04 Extent of Lien of this Indenture on property of successor corporation Property, as aforesaid, to such corporation, and would itself on or after the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and in respect thereof request the authenti- cation and delivery of Bonds or the withdrawal of cash or the release of Mortgaged Property from the Lien of this Indenture as provided in this Indenture. Section 13.04. In case the Company, as permitted by Section 13.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged Property as aforesaid, neither this Indenture nor the Supplemental Indenture with the Trustee to be executed and caused to be recorded by the such corporation as provided in Section 13.01, shall, unless such Supplemental Indenture shall other- wise provide, become or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by such corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by such corporation from the Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property used by such corporation as a basis under any of the provisions of this Indenture for the authentication and delivery of Bonds, the withdrawal of cash, the release of Mortgaged Property from the Lien of this Indenture or otherwise, and (c) such franchises, repairs and property acquired, made or constructed by the successor corporation (i) to maintain, renew and preserve the franchises which are subject to the Lien of this Indenture, (ii) to maintain the Mortgaged Property as an operating system or systems in good repair, working order and condition, (iii) in rebuilding or renewal of any of the Mortgaged Property damaged or destroyed, or (iv) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, implements or furniture, or any other fixtures or personalty, which are Mortgaged Property and which have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the Mortgaged Property.

77 §§ 14.01, 14.02 ARTICLE XIV THE TRUSTEE Section 14.01. (a) The Trustee shall at all times be a bank or trust company eligible under Section 7.04 and have a combined capital and surplus of not less than Twenty Million Dollars ($20,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirement of any supervising or examining authority referred to in Section 7.04, then for the purposes of this Section 14.01 the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. (b) The Trustee hereby accepts the trust created by this Inden- ture. The Trustee and, if a separate or co-trustee is appointed pursuant to Section 14.15, such separate or co-trustee, undertakes prior to Default, and after the curing of all Defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of Default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. For purposes of this Section 14.01 and Section 14.02, a Default shall be deemed cured when the act or omission or other event giving rise to such Default shall have been cured, remedied or termi- nated. (c) The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine such evidence to determine whether or not it conforms to the requirements of this Indenture. Section 14,02. (a) No provision of this Indenture shall be con- strued to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) prior to Default, and after the curing of all Defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obliga- tions of the Trustee, prior to Default, and after the curing of all Qualification of Trustee Acceptance of Trustee Trustee to determine if evidence conforms to requirements Extent of Trustee's liability Not liable except for performance of duties under Indenture

Trustee may rely upon truth of statements in certificates and opinions Not liable for error of judgment unless negligent Not liable for action taken in accordance with direction of Bondholders Not liable for misconduct or negligence on part of agent Same provisions apply to co-trustee Recitals deemed made by Company 78 §§ 14.02 (cont.), 14.03 Defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and (ii) prior to Default, and after the curing of all Defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely upon certificates or opinions conforming to the requirements of this Indenture as to the truth of the statements 'and the correctness of the opinions expressed therein; and (iii) no Trustee which is a corporation shall be personally liable for any error of judgment made in good faith by a Responsi- ble Officer or Responsible Officers of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining pertinent facts and no Trustee who is an individual shall be personally liable for any error of judgment made in good faith by such individual unless it shall be proved that such individual was negligent in ascertaining the pertinent facts; and (iv) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Outstanding Bonds (deter- mined as provided in Section 20.03} relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and (v) the Trustee may execute any of the trusts or powers or perform any duties under this Indenture either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney, who is not, in either case, an employee of the Trustee, appointed with due care by it hereunder. (b) The provisions of this Section 14.02 which have been made specifically applicable to the Trustee shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 14.15, to any separate or co-trustee. Section 14.03, The recitals in this Indenture and in the Bonds shall be taken as the statements of the Company and the Trustee assumes no

79 §§ 14.03 (cont.), 14.04, 14.05, 14.06 responsibility for the correctness of such statements. The Trustee makes no representations as to the condition, genuineness, validity or value of the Mortgaged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the Bonds or coupons issued hereunder. The Trustee shall be under no responsibility or duty with respect to the disposition of any Bonds authenticated and delivered hereunder or the application of the proceeds thereof or the application of any moneys paid to the Company under any provision hereof. Section 14.04. (a) The Trustee and any separate or co-trustee shall not be personally liable in case of entry by it upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of Mortgaged Property. (b) The Trustee, any paying agent, bond registrar, or authenticat- ing agent, in its individual or any other capacity, may become the holder, owner or pledgee of Bonds or coupon's and, subject to Section 14.11 and Section 14.12, may otherwise deal with the Company with the same rights the Trustee would have if it were not Trustee, paying agent, bond registrar or authenticating agent. Section 14.05. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of Bondholders, the Trustee taking such action shall have full power to give any and all notices to do any and all acts and things incidental to such action. Section 14.06. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given or served, for all purposes, by being deposited postage prepaid in a post office letter box Addressed (until another address is filed by the Com- pany with the Trustee for the purpose of this Section 14.06} to the Company at the following address: Kansas City Power & Light Company 1330 Baltimore Avenue Kansas City, Missouri 64105 Attention: Corporate Secretary Trustee not liable for debts from operation of Mortgaged Property Trustee may own Bonds Trustee may give notices incidental to action by it Notice by Trustee to Company

80 §§ 14.07, 14.08 Trustee may rely on certificates Trustee may consult with counsel Trustee not responsible for selection of expert Moneys deposited with Trustee to be held in trust; interest on such moneys Section 14.07. (a) To the extent permitted by Section 14.01 and Section 14.02: (i) the Trustee may rely and shall be protected in acting upon any Accountant's Certificate, Appraiser's Certificate, Officers' Cer- tificate, Engineer's Certificate, Opinion of Counsel, Board resolu- tion, certificate, opinion, notice, request, consent, order, appraisal, report, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Board resolution or written order, and (ii) the Trustee may consult with counsel, who may be counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel. (b) The Trustee shall not have any responsibility for the selection, appointment or approval of any expert for any purpose expressed in this Indenture, except that nothing in this Section 14.07 shall relieve the Trustee of its obligation to exercise reasonable care with respect to such selection, appointment or approval of experts who may furnish opinions or certificates to the Trustee pursuant to this Indenture. (c) Nothing in this Section 14.07 shall be deemed to modify the obligation of the Trustee to exercise during the continuance of a Default the rights and powers vested in it by this Indenture with the degree of care and skill specified in Section 14.01. Section 14.08. (a) Subject to Section 18.02, all moneys received by the Trustee whether as Trustee or paying agent shall, until used, invested or applied as provided in this Indenture, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. In accordance with Section 11.02, the Trustee may allow and credit to the Company interest on any moneys received by the Trustee hereunder at such rate, if any, as may be agreed upon by the Company and the Trustee from time to time and as may be permitted by law.

81 §§ 14.08 (cont.), 14.09 (b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Section 14.09. (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to receive from the Company, reasonable compensation for all services rendered by the Trustee in its execution of the trusts created by this Indenture and in its exercise and performance of any of the powers and duties of the Trustee hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company shall reimburse the Trustee for all appropriate advances made by the Trustee and shall pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of all persons not regularly in its employ and, to the extent permitted by law, of its counsel) incurred without negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of the trust created by this Indenture, including the costs and expenses of defending against any claim of liability in the premises. To secure the perforrr nice of the obligations of the Company under this Section 14.09, the Trustee shall have (in addition to any other rights under this Indenture) a lien prior to that of the Bondholders upon the Mortgaged Property, including all Mortgaged Property and funds held or collected by the Trustee. (b) If, and to the extent that, the Trustee and its counsel and other persons not regularly in its employ do not receive compensation for services rendered, reimbursement of its or their advances, expenses and disbursements, or indemnity, as provided in Section 14.09{a), as the result of allowances made in any reorganization, bankruptcy, receiver- ship, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustee shall be entitled, in priority to the Bondholders, to receive any distribution of any securities, dividends or other disbursements which would otherwise be made to the Bondholders in any such proceeding or proceedings and the Trustee not required to risk own funds Compensation of Trustee Lien for Trustee compensation

14.09 (cont.), 14.10, 14.11, 14.12, 14.13 82 Trustee may rely on facts established by Officers' Certificate Action to be taken by Trustee who becomes creditor of Company Action to be taken by Trustee acquiring conflicting interest Resignation or removal of Trustee Trustee is hereby constituted and appointed, irrevocably, the attorney- in-fact for the Bondholders and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other persons not regularly in its employ on account of services rendered, advances, expenses and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the Bondholders. The Trustee shall have a lien upon any securities or other considerations to which the Bondholders may become entitled pursuant to any such plan of reorganization or readjustment of obliga- tions, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and con- ditions under which any such lien shall exist and be enforced. Section 14.10. Whenever in the administration of the trusts created by this Indenture, prior to a Default, or after the curing of Default, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof is herein specifically pre- scribed) may to the extent permitted by Sections 14.01 and 14.02 be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate shall be full warrant to the Trustee for any action taken by it under this Indenture in reliance thereon. Section 14.11, The Trustee will comply with TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311(b). A trustee which has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated therein. Section 14.12. The Trustee will comply with TIA Section 310 (b); provided, however, that (i) there shall be excluded from the require- ments of TIA Section 310(b) (I) all indentures which may be excluded pursuant to the proviso to TIA Section 310(b) (l)\ and (ii) the provi- sions of the first sentence of TIA Section 310(b) (9) shall not apply to any securities described in the second sentence of TIA Section 310(b)(9). Section 14.13. (a) The Trustee may at any time resign and be discharged of the trusts created by this Indenture by giving written notice to the Company specifying the day upon which such resignation

83 §§ 14.13 (cont.), 14.14 shall take effect and thereafter publishing notice thereof, in one Author- ized Newspaper in the Borough of Manhattan, The City of New York, and in one Authorized Newspaper in the city in which the principal office of the Trustee is located, once each, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the Bondholders or the Company in the manner provided in Section 14.14, and in such event such resignation shall take effect immediately on the appointment of such successor trustee, provided, however, that if all then Outstanding Bonds shall be Registered Bonds, no notice need be given except by mail in accordance with Section 14.13(c). This Section 14.13 shall not be applicable to resignations pursuant to Section 14.12. (b) Any Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the holders of a majority in principal amount of the then Outstanding Bonds or by their attorneys in fact duly authorized. (c) In case at any time the Trustee shall cease to be eligible in accordance with Section 7.04 or Section 14.01, then the Trustee so ceasing to be eligible shall resign immediately in the manner and with the effect provided in this Section 14.13; and in the event that it does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee so ceasing to be eligible and either (i) signed by the Chairman of the Board, Chief Executive Officer, President or a Vice-President of the Company attested by the Secretary or an Assistant Secretary of the Company or (ii) signed and acknowledged by the holders of a majority in principal amount of Outstanding Bonds or by their attorneys in fact duly authorized. Section 14.14. (a) In case at any time the Trustee shall resign or shall be removed (unless such Trustee shall be removed as provided in Section 14.12(c) in which event the vacancy shall be filled as provided therein) or shall become adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee, or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, or a vacancy shall be deemed to exist in the office of the Trustee for any other reason, the Company, by a Board resolution, shall Trustee may b« removed by holders of a majority of Bonds Trustee ceasing to be eligible shall resign Appointment of successor Trustee

14.14 (conl.), 14,15 84 Notice to Bondholders Court to appoint successor Trustee in certain circumstances Resignation of Trustee Successor Trustee shall be qualified Appointment of additional trustees or co-trustees promptly appoint a successor trustee. In case all or substantially all of the Mortgaged Property shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee, by written instrument, may similarly appoint a successor to fill such vacancy until a new trustee shall be so appointed by the Bondholders. Within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by act of the holders of a majority in principal amount of the Outstanding Bonds, delivered to the Com- pany and the retiring Trustee, and the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company or by such receiver or trustee. (b) The Company shall publish notice of any appointment of a successor Trustee made by it or by act of Bondholders in the manner provided in Section 14.13. (c) If in a proper case no appointment of a successor Trustee shall be made pursuant to Section 14.14(a)withm six months after a vacancy shall have occurred in the office of Trustee, any Bondholder or any resigning Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee. (d) If any Trustee resigns because of a conflict of interest as provided in Section 14.12 and a successor Trustee has not been appointed by the Company or the Bondholders or, if appointed, has not accepted the appointment, within 30 days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee. (e) Any Trustee appointed under this Section 14.14 as a successor Trustee shall be a bank or trust company eligible under Section 7.04 and Section 14.01 and qualified under Section 14.12. Section 14.15. (a) At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any state or jurisdiction in which any Mortgaged Property may be located, the Company and the Trustee shall have the power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instru-

85 § 14.15 (conL) ments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee, of all or any of the Mortgaged Property. In the event that the Company shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Trustee alone shall have power to make such appointment. (b) Every separate trustee, every co-trustee and every successor Appointment trustee, other than any trustee which may be appointed as successor to «S conditions the original Trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and condi- tions, namely: (i) the rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co- trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees; (ii) the Bonds shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all Bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by the original Trustee or its successors in the trust hereunder, and (iii) the Company and the Trustee, at any time by an instru- ment in writing executed by them jointly, may accept the resigna- tion of or remove any separate trustee or co-trustee appointed under this Section 14.15 or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or

14.15 (cont.), 14.16 86 Notice by Bondholders lo Trustee, notice to all trustees; contents, filing, etc. of instrument appointing trustee; incapacity, etc. of instrument appointing trustee Acceptance by successor trustee; requirements of predecessor Trustee upon retiring to remove any such separate trustee or co-trustee. A successor to separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section 14.15. (c) No Trustee shall be personally liable by reason of any act or omission of any other trustee hereunder. (d) Any notice, request or other writing, by or on behalf of the Bondholders delivered to the original Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a succes- sor to the original Trustee shall refer to this Indenture and the conditions expressed in this Article XIV and upon the acceptance in writing of such appointment, such trustee or trustees, or co-trustee or co-trustees, shall be vested with the estates or property specified in such instrument, either jointly with the original Trustee, its successor, or separately, as may be provided in such instrument the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with the original Trustee or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute the original Trustee or its successor in the trust hereunder the agent or attorney in fact for such trustee, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by such trustee, for and on behalf of such trustee, and of such trustee name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the original Trustee or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee. Section 14.16. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties,

87 §§ 14.16 (cont.), 14.17 rights, powers, trusts, duties and obligations of the predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of 10% in principal amount of the then Outstanding Bonds, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which such trustee succeeds in and to the Mortgaged Property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other Mortgaged Property, including any pledged securities which may then be in the possession of such trustee. If any deed, conveyance or instrument in writing from the Company is required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. Section 14.17. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation "*1011 °f resulting from any merger or consolidation in which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under Section 7.04 and Section 14.01 and qualified under Section 14.12, shall be the successor trustee under this Indenture, without the execution or filling of any instrument or the performance of any further act on the part of the Company or any other co-trustee hereunder, anything herein to the contrary notwithstanding. In case any of the Bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such Bonds, adopt the certificate of authentication of the original Trustee or of any successor to it, as trustee hereunder, and deliver the said Bonds so authenticated; and in case any of said Bonds shall not have been authenticated, any successor to the Trustee may authenticate such Bonds either in the name of any predecessor trustee or in the name of the successor trustee, and in all such cases such

Appointment of successor Trustee by Company Joining of individual trustee §§ 14.17 (cont.), 14.18, 14.19 certificate shall have the same full force which the certificate of the Trustee shall have; provided, however, that the right to authenticate Bonds in the name of the original Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid. Section 14.18. Notwithstanding any other provision of this Inden- ture, by instrument executed by order of the Board and duly acknowl- edged by its proper officers, the Company may appoint any corporation eligible under the provisions of this Indenture, and doing business in the United States of America, as Trustee in succession to the Trustee on the date of such appointment, and the corporation so appointed Trustee shall thereupon become successor Trustee hereunder, but no such appointment may be made prior to December 1, 1996, or prior to the tenth anniversary of any such appointment or any subsequent such appointment. Section 14.19. In the event that an individual trustee is joined in order to comply with any legal requirements respecting trustees under deeds of trust of property in any state in which Mortgaged Property is or may in the future be situated, such individual trustee shall possess only such powers as may be necessary to comply with such requirements. Any and all rights, powers, duties and obligations of this Indenture conferred or imposed upon the Trustee may be exercised and performed by the Trustee alone without reference to any individual trustee in so far as permitted by law. In any Supplemental Indenture joining an individ- ual trustee, the individual trustee shall irrevocably constitute and appoint the Trustee the true and lawful attorney in fact for such individual trustee with full power and authority, insofar as permitted by law, either in the name and on behalf of the Trustee alone, or of the Trustee and the individual trustee jointly, to exercise any and all rights or powers conferred by this Indenture upon the individual trustee alone, or upon the Trustee and the individual trustee jointly.

89 § 15.01 ARTICLE XV SUPPLEMENTAL INDENTURES Section 15.01. Without the consent of any Bondholders, the Trus- tee and the Company, when authorized by a Board resolution, from time to time and at any time, may enter into Supplemental Indentures hereto which shall thereafter form a part hereof, for any one or more of the following purposes: (a) to convey, transfer and assign to the Trustee and to subject to the Lien of this Indenture with the same force and effect as if included in the granting clause hereof, additional properties and franchises, including bonds, stock and securities in other companies hereafter acquired by consolidation, merger, purchase or otherwise, together with such other provisions as may be appropri- ate to express the respective rights of the Trustee and the Company in regard thereto; (b) to close this Indenture against the issue of additional Bonds or to add limitations on the amount, terms, provisions, authentication, delivery, issue and purposes of the issue of Bonds under this Indenture; (c) to provide for the issue of Bonds of any series, to add provisions with respect to such series, and to establish the forms and provisions of the Bonds of such series, all in a manner not inconsistent with the provisions of this Indenture; (d) to provide the terms and conditions of the exchange or . conversion, at the option of the holders of Bonds of any series, of the Bonds of such series for or into Bonds of other series or stock or other securities of the Company or any other corporation; (e) to provide for alternative methods or forms for evidencing and recording the ownership of Bonds and matters related thereto; (f) to reflect changes in Generally Accepted Accounting Principles; (g) to modify any provision of this Indenture for the purpose of relieving the Company from any of the obligations, conditions or Provision for Supplemental Indentures for certain purposes Subject additional properties to Lien Close Indenture Provide for issue of a series of Bonds Provide terms of exchange or conversion Provide alternatives for evidencing ownership of Bonds Reflect changes in Generally Accepted Accounting Principles Modify certain provisions in Indenture

15.01 (cont.), 15.02 90 To make certain corrections To provide for joining of individual Trustee Requirements for Supplemental Indentures restrictions herein contained or otherwise; provided, that no such modification shall be or become operative or effective, or in any manner impair any of the rights of the Bondholders or of the Trustee, while any Bonds of any series established prior to the execution of such Supplemental Indenture shall remain Outstand- ing; (h) to make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture or for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supple- menting any defective or inconsistent provision contained in this Indenture or in any Supplemental Indenture; and (i) to provide for the joining of an individual trustee in order to comply with any legal requirements respecting trustees under deeds of trust of property in any state in which Mortgaged Property is or may in the future be situated. Section 15.02. (a) With the consent (evidenced as provided in Article XVI or Article XX) of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the Company, when author- ized by a Board resolution, and the Trustee may, from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of Bonds and coupons; provided, however, that anything in this Section 15.02 to the contrary notwithstanding, (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby, (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to Article XII, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or premium, if any, or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien (but no amendment of the 1946 Mortgage nor any merger or consolidation, as permitted by Section 13.01, of the

91 15.02 (cont,), 16.01 Company with any other Person owning property which is subject to a Prior Lien shall be deemed the creation of any Prior Lien) and (ii) no action specified in this Section 15.02 (a) which would affect the rights of the holders of Bonds of only one series, as evidenced by an Opinion of Counsel, may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the rights of the holders of Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series. (b) Upon the request of the Company, accompanied by a copy of a Board resolution authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Bondholders as aforesaid, the Trustee shall join with the Company in the execution of such Supplemental Indenture. ARTICLE XVI MEETINGS OF BONDHOLDERS Section 1.6.01. (a) The Trustee shall on request of the Company pursuant to a Board resolution or upon written request of the holders of not less than 50% in aggregate principal amount of Outstanding Bonds call a meeting of Bondholders to be held at such time and at such place in either the Borough of Manhattan, The City of New York, or the city in which the principal office of the Trustee or the city in which the principal office of the Company is located, as the Trustee shall deter- mine. Notice of every meeting of Bondholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and specifying each series of Bonds which would be affected by the proposed action, shall be published at least two times in one Authorized Newspaper in the Borough of Manhattan, The City of New York, New York and in one Authorized Newspaper in the city in which the principal office of the Trustee is located, the first publication in each such Authorized Newspaper to be not less than 20 Trustee shall join Company in execution of Supplemental Indenture Manner of calling meetings and determination of Bonds affected

16.01 (cont.), 16.02 92 Trusle* to determine Bonds affected Calling of meetings by Company or Bondholders nor more than 60 days prior to the date fixed for such meeting (except that, if all the Bonds which would be affected by the proposed action are Registered Bonds, such publication need not be made) and shall be mailed not less than 30 days before such meeting (i) to each holder on a record date not more than 15 days prior to the date of such mailing of Registered Bonds which would be affected by the action proposed to be taken at the meeting and then Outstanding, addressed to such holder at the address appearing on the Bond register maintained pursuant to Section 2.06, (ii) to each holder of any such Bond payable to bearer who shall have filed, within two years prior to the date of such mailing, with the Trustee an address for notices to be addressed to such holder, (iii) to all other Bondholders whose names and addresses are preserved at the time by the Trustee, as provided in Section 17.02, (iv) to the Trustee addressed to it at P.O. Box 64, Kansas City, Missouri 64141, or at such other place as may be designated by the Trustee from time to time, and (v) to the Company addressed to it at 1330 Baltimore Avenue, Kansas City, Missouri 64105, Attention: Corporate Secretary, or at such other address as may be designated by the Company from time to time; provided, however, that the mailing of such notice to any Bondholder shall in no case be a condition precedent to the validity of any action taken at such meeting. (b) The Trustee may in its discretion determine whether or not Bonds of any particular series would be affected by action proposed to be taken at a meeting and any such determination shall be conclusive upon the holders of Bonds of such series and all other series. Subject to Section 14.02 and Section 14.07, the Trustee shall not be liable for any such determination made in good faith. Section 16.02. In case at any time the Company, pursuant to a Board resolution, or the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds which would be affected by the action proposed to be taken, shall have requested the Trustee to call a meeting of Bondholders, by written request setting forth in general terms the action proposed to be taken at such meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request, then the Company or the holders of Bonds in the amount above specified may determine the time and place in the Borough of Manhattan, The City of New York, or in the city in which the principal office of the Trustee or the city in which

93 §§ 16.02 (cont.), 16.03, 16.04 the principal office of the Company is located, for such meeting and may call such meeting by giving notice thereof as provided in Section 16.01. Section 16.03. To be entitled to vote at any meeting of Bondhold- ers a Person shall (a) be a holder of Coupon Bonds transferable by delivery of a series which would be affected by the proposed action; or (b) be a holder of Registered Bonds of such a series (whether such Bonds are fully registered or registered only as to principal); or (c) be the holder of a certificate then in effect and satisfactory to the Trustee issued pursuant to Section 20.01', or (d) be a Person appointed by an instrument in writing as a proxy for such a holder or holders of Bonds of such a series or for a holder of such a certificate, provided that no Person who holds a Bond which is excluded in the determination of the requisite amount concurring in any direction, waiver or consent as set forth in Section 20.03 shall be permitted to vote. The only Persons who shall be entitled to be present or to speak at any meeting of Bondholders shall be the Persons entitled to vote at such meeting and their counsel, proxies and any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel. Section 16.04. (a) Notwithstanding any other provision of this Indenture, the Trustee on its own initiative or on request of the Company may, or upon request of the holders of a majority in principal amount of the Bonds Outstanding shall, from time to time, make such reasonable regulations, and may vary such regulations, as it may deem advisable for any meeting of Bondholders, in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidences of the right to vote, and, except as otherwise provided in this Section 16.04 and in Section 16.05, such other matters concerning the conduct of the meeting as the Trustee may deem advisable. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 20.01 and the appointment of any proxy shall be proved in the manner specified in Section 20.01 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company authorized by Section 20.01 to certify to the holding of Bonds which are transferable by delivery. Persons entitled to vote at meeting Conduct of meeting; regulations

94 §§ 16.04 (cont.), 16.05 Trustee to appoint chairman of meeting One fote for each $1000 principal amount or Bonds Manner of voting (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Bondholders as provided in Section 16.02, in which case the Company or the Bondholders calling the meeting, as the case may be, shall in a similar manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the Bondholders and proxies present at the meeting irrespective of the principal amount of the Bonds held or represented by them. (c) Subject to Section 20.03, upon the submission of any resolu- tion at any meeting, each Bondholder or proxy shall be entitled to one vote for each and every $1000 principal amount of Outstanding Bonds held by such Bondholder or by the Bondholders represented by such proxy, as the case may be, the holders of which are entitled by this Article XVI to vote, provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Bondholders. Any meeting of Bondholders duly called pursuant to Section 16.01 or Section 16.02 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. Section 16.05. (a) The vote upon any resolution submitted in accordance with the provisions of Section 16.01 shall be by written ballots on which shall be subscribed the signatures of the holders of Bonds or their representatives by proxy and the serial number or numbers of the Bonds held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that

95 §§ 16.05 (com.), 16.06, 16.07, 17.01 said notice was published as provided in Section 16.01. The record shall show the serial numbers of the Bonds voting in favor of any resolution submitted in accordance with Article XVI, The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. (b) Any record so signed and verified shall be conclusive evidence of the matters therein stated. Section 16.06. Nothing in this Article XVI contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Bondholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Bondholders under any provision of this Indenture or of the Bonds. Section 16.07. Any action which may be taken at a meeting of Bondholders, including the authorization of a Supplemental Indenture as provided in Section 15.02(a), may be taken without a meeting, without prior notice and without a vote, if such action is consented to in writing (evidenced as provided in Article XX) by the holders of Outstanding Bonds holding not less than the minimum aggregate principal amount of Outstanding Bonds which is necessary to authorize or take such action at a meeting of Bondholders. Record conclusive evidence Rights of Trustee or Bondholders not to be hindered or delayed Action by written consent ARTICLE XVII BONDHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE Section 17.01. The Company will, so Jong as any Bonds are Outstanding under this Indenture, furnish or cause to be furnished to the Trustee within 60 days after each interest payment date on Bonds of each series from time to time Outstanding, and at such other times as the Trustee may request in writing, the information required by TIA Section 312(a), which the Trustee shall preserve as required by TIA Section 312(aj. The Trustee will also comply with TlASection 312(b), but the Trustee, the Company and each person acting on behalf of the Trustee or the Company shall have the protection of TIA Section 312 (c). Company to farniso Bondholder lists

§§ 17.02, J7.03, 18.0) 96 Company to make filings with Trustee and otherwise comply with TIA Section 314 Company to furnish Bondholders reports and otherwise comply with TIA Section 313 Effect of payment of indebtedness Trustee to be reimbursed for reasonable expenses Deposit of money or obligation in certain instances deemed payment Section 17.02. The Company shall (a) file with the Trustee, within 15 days after it is required to file the same with the Securities and Exchange Commission, copies of the reports, information and docu- ments (or portions thereof) required to be so filed pursuant to TIA Section 314(a), and (b) comply with the other provisions of TIA Section 314fa). Section 17.03. The Trustee shall (a) transmit within 60 days after June 30 in each year, beginning with the year 1987, to the Bondholders, a brief report dated as of such June 30 and complying with the requirements of TIA Section 313(a), and (b) comply with the other provisions of TIA Section 313. ARTICLE XVIII DEFEASANCE Section 18.01. (a) The Trustee may, and upon request of the Company shall, cancel and discharge the Lien of this Indenture and execute and deliver to the Company such deeds and instruments as shall be required to discharge the Lien of this Indenture, and reconvey and transfer to the Company the Mortgaged Property, whenever all indebt- edness secured hereby shall have been paid or deemed to have been paid, including all proper charges of the Trustee hereunder and there- upon the Bondholders shall have no rights under this Indenture except to payment of principal of, premium, if any, and interest on their Bonds. (b) Notwithstanding the satisfaction and discharge of this Inden- ture, the Trustee shall have an unsecured right to charge and be reimbursed by the Company for any reasonable expenditures and liabili- ties (incurred in good faith and without negligence by the Trustee) which it may thereafter incur. (c) Bonds and coupons for the payment of which and Bonds for the redemption of which, either moneys in the necessary amount or Governmental Obligations in an amount which, taking into account the reinvestment and proceeds thereof, will, in the opinion of an Accountant as certified to the Trustee in an Accountant's Certificate, provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due the principal of, premium, if any, and interest due and to become due on said Bonds or portions thereof on the redemption or maturity date and on the cash

97 18.01 (cent.), 18.02, 19.01 interest payment dates thereof, as the case may be, shall have been set apart by or deposited with the Trustee, with irrevocable direction to apply the same to such payment, subject to Section 18.02 (with or without any additional right given to the Bondholders to surrender their Bonds or obtain therefrom payment therefor prior to the redemption or maturity date) shall for all purposes under this Indenture, including satisfying the Lien of this Indenture, be deemed to have been paid; provided that in case of redemption the notice of such redemption shall have been given or arrangements shall have been made to the satisfac- tion of the Trustee that such notice will be given. Section 18.02. In case any moneys deposited with the Trustee or any paying agent or proceeds of the investment in or sale of Governmen- tal Obligations held in trust for the payment of the principal of, premium, if any, or interest on any Bond remain unclaimed for two years after such principal, premium or interest has become due and payable, the Trustee or such paying agent shall so advise the Company and shall pay over to or upon the written order of the Company said moneys, upon receipt of a written request of the Company, and thereupon the Trustee or such paying agent shall be released from any and all further liability with respect to the payment of principal of or premium or interest on such Bond, or in the payment of any sinking or purchase fund install- ment, and the holder of said Bond or any coupons for such interest shall be entitled (subject to any applicable statute of limitations) as an unsecured creditor to seek the payment thereof from the Company. ARTICLE XIX IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS Section 19.01. No recourse under or upon any obligation, covenant or agreement in this Indenture or any Supplemental Indenture, or in any Bond or coupon or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer, director, agent or representative of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and under- Unclaimed moneys General provision

§§ 19.01 (cont.), 20.01 98 Evidence of action by Bondholders Proof of execution stood that this Indenture and the obligations hereby secured, are solely corporate obligations, and that no such personal liability shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, stockholders, officers, directors, agents or representations of the Com- pany or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Bonds or coupons, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Bonds and coupons secured hereby. ARTICLE XX EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS Section 20.01. (a) Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Bonds may take any action (including the making of any demand or request, the giving of any notice or consent, or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Bondholders in person or by attorney appointed in writing, or (ii) by the record of the Bondholders voting in favor thereof at any meeting of Bondholders duly called and held in accordance with the provisions of Article XVI, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Bondholders. (b) Proof of the execution of any such instrument, or of a writing appointing any such attorney, or of the holding by any Person of any of the Bonds or coupons shall, subject to Section 14.01, Section 14.02, and Section 14.07, be sufficient for any purpose of this Indenture (except as otherwise expressly provided) if made in the following manner:

99 §§ 20.01 (cont.), 20.02 (i) the fact and date of the execution by any Person of any instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the jurisdiction in which such notary public or officer purports to act, that the person signing such instrument or writing acknowledged to such notary public or officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary public or officer, (ii) the amount of Bonds transferable by delivery, and the series and serial numbers thereof, held by such Person, and the date of such Person's holding such Bonds, may be proved either by exhibiting such Bonds themselves or by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with or exhibited to such depositary, the Bonds described in such certificate. Each such certificate shall be dated and shall state that on the date thereof a Coupon Bond or Bonds bearing a specified serial number or numbers were deposited with or exhibited to such depositary by the Person named in such certificate. No such certificate shall continue to be effective if (A) a certificate bearing a later date issued in respect of the same Bond shall be produced, or (B) the Bond specified in such certificate (or a Coupon Bond or Bonds issued in exchange or substitution for said Bond) shall be produced, or (C) the Bond specified in such certificate shall be registered as to principal or shall have been surrendered in exchange for a Registered Bond. The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of Registered Bonds shall be proved by the register or registers of the Company. The record of any Bondholders' meeting shall be proved in the manner provided in Section 16.05. Section 20.02. Neither the Company nor the Trustee shall be bound to recognize any Person as the holder of a Bond unless and until such Bond is submitted for inspection, if required, and the title of such Person to such Bond satisfactorily established, if disputed. Certificate of notary public or other acknowledgment Exhibiting Bonds or certificate Inspection of Bonds

20.03, 20.04, 21.01 100 Bonds owned by Company or other obligor or affiliate thereof deemed not to be outstanding Bondholder may revoke consent Certificates, opinions, etc. Section 20.03. In determining whether or not the holders of the requisite aggregate principal amount of Bonds have taken any action under this Indenture, Bonds which are owned by the Company or any other obligor on the Bonds or by any Affiliate of the Company or such obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such action only Bonds which the Trustee knows are so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for purposes of this Section 20.03, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not an Affiliate of the Company or any other obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee made upon the advice of counsel shall be full protection to the Trustee. Section 20.04. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 20.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action, any holder of a Bond the serial number of which is shown by the evidence to be included in the Bonds the holders of which have taken such action may, by filing written notice with the Trustee at its principal office and upon proof of such holding as provided in Section 20.01, revoke such action so far as concerns such Bond. Except as aforesaid any such action taken by the holder of any Bond shall be conclusive and binding upon such holder and upon all future holders of such Bond (and any Bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such Bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the Bonds specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Bonds. ARTICLE XXI MISCELLANEOUS Section 21.01. (a) Each certificate or opinion which is specifically required by this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant contained in this Indenture

101 §§ 21.01 (cent.), 21.02, 21.03, 21.04 shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not in the opinion of such Person such condition or covenant has been complied with. (b) Every request or application by the Company for action by the Trustee shall be accompanied by an Officers' Certificate and an Opinion of Counsel stating in each case that in the opinion of the Person making such certificate or opinion the conditions precedent, if any, to such action, provided for in this Indenture (including any covenants the compliance with which constitutes a condition precedent), have been complied with. (c) The same officer or officers of the Company, or the same Engineer or counsel or other Person, as the case may be, need not certify to all the matters required to be certified under the provisions of any Article or Section of this Indenture, but different officers, Engineers, counsel or other Persons may certify to different facts respectively. Section 21.02. Whenever any Person is referred to in this Inden- ture, such reference shall be deemed to include the successors or assigns of such Person, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of the Company and the Trustee whether so expressed or not. Section 21.03. If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which is required to be included pursuant to any requirements of Sections 310 to 317, inclusive, of the TIA, such required provision shall control. Section 21.04. Wherever reference is made in this Indenture to the TIA, such reference is made to the TIA as it was in force on the date of the execution of this Indenture. Successors and assigns Conflict with TIA TIA construed as inatee

§§21.05,21.06 102 Titles, Table of Contents, etc. Counterparts Section 21.05. The titles of the Articles, the table of contents and the marginal annotations in this Indenture shall not be deemed to be part of this Indenture. Section 21.06. This Indenture may be executed in several counter- parts, each of which shall be an original and all of which shall constitute but one and the same instrument. IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COM- PANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and UNITED MISSOURI BANK OF KANSAS CITY, N.A., to evidence its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, all as of the day and year first above written. KANSAS CITY POWER & LIGHT COMPANY By: ARTHUR J. DOYLE Title: President [Corporate Seal] Attest: JEANIE S. LATZ Assistant Secretary UNITED MISSOURI BANK OF KANSAS CITY, N.A. By: CHRISTY J. SMITH Title: Vice President [Corporate Seal] Attest: WILLIAM BLOEMKER Assistant Secretary

103 STATE OF MISSOURI COUNTY OF JACKSON On this 24th day of November, 1986, before me appeared ARTHUR J. DOYLE, to me personally known, who, being by me duly sworn, did say that he is the President of Kansas City Power & Light Company, a corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and said ARTHUR J. DOYLE acknowledged said instrument to be the free act and deed of said corporation. RUTH BUTLER Notary Public STATE OF MISSOURI COUNTY OF JACKSON On this 24th day of November, 1986, before me appeared CHRISTY J. SMITH, to me personally known, who, being by me duly sworn, did say that she is the Vice President of United Missouri Bank of Kansas City, N.A., a national banking association described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the association seal of said national banking association, and that said instrument was signed and sealed on behalf of said national banking association by authority of its board of directors, and said CHRISTY J. SMITH acknowledged said instrument to be the free act and deed of said national banking association. RUTH BUTLER Notary Public

Exhibit A REAL E S T A T E IN MISSOURI A l l t h e f o l l o w i n g d e s c r i b e d real e s t a t e o f t h e C o m p a n y s i t u a t e d in the S t a t e of M i s s o u r i : CARROLL COUNTY (1) 5ubstation_No. 18 Leta, Missouri Highway 139 & U.S. Highway Ik; Beginning at a point 30 feet south and- 15 feet east of the northwest corner of the northwest quarter of Section 36. Township 53; Range 22; thence due South 178.72 feet; thence due East 193-72 feet; thence due North 178.72 feet; thence due West 193-72 feet along the right-of-way of U.S. Highway No. Ik to the place of beginning, all in the northwest corner of the northwest quarter of Section 36, Township 53, Range 22, Carroll Co. , Mo. (2) Substation No. 104 Carrollton, 1 Mile North & East of Carrollton: A tract of land described as follows: Beginning at the southwest corner of the northwest quarter of the southwest quarter of Section 22, Township 53, Range 23, in Carroll County, Missouri; thence East along the south line of said quarter quarter section, a distance of 415 feet; thence North four hundred 447 feet; thence West 415 feet to a point on the west line of aforesaid quarter quarter section; thence South to point of beginning, except any part of above described land in the public road, all in Carroll County, Missouri. (3) Substation No. 103 East Carrollton, on U.S. Highway 24 East of Carrollton: Beginning on a line which is parallel to and 230 feet east of the west line of the east one-half of the southwest quarter of Section 34, Township 53, Range 23, Carroll County, Missouri, at its point of"' intersection with the southerly line of U.S. Highway 24, thence South 165 feet, thence East 200 feet, thence North to the southerly line of Highway 24, thence Westerly along the said southerly line of the highway to the point of beginning. (4) Substation No. 116 Bogard, on U.S. Highway 65 North of Carrollton: A tract of land 200 feet by 200 feet located in the southeast portion of the northeast quarter of Section 33, Township 54, Range 23, Carroll County, Missouri, described as follows: Beginning at the intersection of the west line of U.S. Route 65 and the north line of a public road which extends along the east-west center line of said Section 33; thence West along said north Road line a distance of 200 feet; thence North, parallel with the said west line of U.S. Route 65 a distance of 200 feet; thence East parallel with the said north Road line to the said west line of U.S. Route 65, thence South along said west line of U.S. Route 65 to the point of beginning. A - 1

CHARITON COUNTY [5) Substation No. 19 Polk Street, Mulberry & Polk Streets in Brunswick: Lots 1,2,3,7,8,9,10,11 and 12, Block 22, Western Add., Brunswick, Mo., also a strip of ground 20 feet wide lying on the east side of said lots which was a part of the public street and extending the full length of said lots. See Abstract of Title for Plat No. 44. ALSO at a point 20 ft. east of the northeast corner of Block 22, Western Add., Brunswick, Mo., thence East 20 feet, thence South parallel to east line of Block 22 to Grand River, thence West 20 feet, thence North parallel to east line of Block 22 to place of beginning. See back of Page 93 of Abstract of Title for Plats #32 and #33. ALSO at a point 40 feet west of the northwest corner of Black 23, Western Add., Brunswick, Mo., thence East 40 feet to northwest corner of Block 23, thence South' along west line of Block 23, 12 feet, thence East 1.42 feet, thence South 34 feet, thence West 0.67 feet to west line of Block 23, thence continue West 6 feet, thence South parallel to west line of Block 23, 25 feet, thence West 14 feet, thence South parallel to west line of Block 23, to Grand River, thence West 20 feet, thence North parallel to west line of Slock 23 to place of beginning. See back of Page 52 of Abstract of Title for Plats #32 and #33. ALSO at northwest corner Block 23, Western Add., Brunswick, Mo., thence South along west line of Block 23, 12 feet, thence East 1.42 feet, thence South 34 feet, thence West 6.67 feet, thence South parallel to west line of Block 23, 25 feet, thence from this point as a start run South parallel to west line of Block 23, 24 feet, thence West 14 feet, thence North 24 feet, thence East 14 feet to place of beginning. See back of Pages 49 and 50 of Abstract of Title for Plats #32 and #33;^ (6) Service Center Brunswick, at U.S. Highway 24 & Missouri Highway 11 in Brunswick: All that portion of the southwest quarter of Section 3, Township 53, Range 20, Chariton County, Missouri, more particularly described as follows: Beginning at the west quarter corner of Section 3, Township 53, Range 20, Chariton County, Mo., a spike (found) in the pavement of State Route 11, said point reset according to Missouri State Highway Department Information recorded in SRB 6, Page 30,.Office of the Chariton County Recorder (OCCR), thence along the west line of said Section 3, South 2° 00' 20" West, 1988.6 feet to the intersection with the center line of the main track of the N 4 W Railroad, thence along said center line, South 74° 32' 10" East, 1018.5 feet, thence North 15° 58' 30" East, 25 feet to the northerly right-of-way line of said N i W Railroad and the true point of beginning: (2" iron pipe found North 15" 58' 30" East, 27.1 feet and accepted as a point established an the east line of Schuchmann 201/470), thence North 15° 58' 30" East, 1233.0 feet to a set 1/2" iron rod, on the south right-of-way line of U.S. Route 24, thence along said A - 2 south right-of-way line, North 54° 43' 30" West, 312.6 feet to a set 1/2" iron rod, thence leaving said south right-of-way line, South 15° 58' 30" West 1,284.0 feet to a set 1/2" iron rod on the north right-of-way line of the N 4 W Railroad (right-of-way being 80 feet wide at that point), thence along said North right-of-way line, (1) South 74° 32' 10" East, 135.2 feet to a set 1/2" iron rod, (2) South 15° 27' 50" West, 55.0 feet to a set 1/2" iron rod, (3) South 74° 32' 10" East, 159.4 feet to the true point of beginning. (7) Substation No. 20 Dalton, at Walnut Street & Wabash R.R. R/H in Dalton: Beginning at the point where the north arid south quarter section line of Section 13, Township 53, Range 19, intersects the south line of the Wabash Railroad Company right-of-way, this point being 1096.4 feet south of the center of said Section 13; thence along the south line of said right-of-way North 82° West 233.8 feet; thence South 40 feet; thence South 82° East on a line parallel to said right-of-way 233.8 feet to the quarter section line; thence North 40 feet to the place of beginning. (8) Substation No. 21 Keytesville, U.S. Highway 24 East of Keytesville: Beginning at a point on the south line of the right-of-way of U.S. Highway 24, 17.31 chains west of and 12.24 chains north of the center of Section 3, Township 53, Range 18 in Chariton County, Mo., this point being on the property line between A.C. Drace Estate and M . V . Heuchan, thence along said property line South 6° 35' East, 80.0 feet; thence North 83° 25' East, 70.0 feet; thence North 6° 35' West, 51.5 feet to the south line of U.S. Highway 24; thence North 74° 26* West, 75.6 feet to the point of beginning. (9) Substation No. 42 Brunswick, U.S. Highway 2A West of Brunswick; That part of the south one-half of the northeast quarter of Section 4, Township 53, Range 20, Chariton County, Missouri, Described as follows: Beginning on the south line of the south one-half of the northeast quarter of Section 4 with its intersection with the easterly line of the right-of-way of the Wabash Railroad Company (Brunswick to Omaha Branch), thence East along the south line of the said northeast quarter of Section 4 a distance of 600 feet, thence North 420 feet, thence West parallel to the south line of the said northeast quarter to the easterly right-of-way line of the Wabash Railroad Company, thence Southeasterly along the easterly line of said right-of-way to paint of beginning. (10) Subs tat iqn_No. 83 Salisbury, on U.S. Highway No. 24 and Ho. Highway No. 5 West of Salisbury: A tract of land in the west one-half of the southwest quarter of Section 8, Township 53, Range 17, Chariton County, Missouri, described as follows: Beginning at a point that is 1415.2 feet north of and 21.6 feet west of the southeast corner of the A - 3 west one-half of the southwest quarter of said Section 8, thence North parallel to the east line of the west one-half of the southwest quarter of Section 8, a distance of 200 feet, thence West a distance of 525 feet, thence South 200 feet, thence East 525 feet to point of beginning. (11) Substation No. 36 Orange Street, 710 East Chestnut in Brunswick: The north 150 feet of Lot One, Block Five, Price's Addition to the City of Brunswick, Chariton County, Missouri. (12) Substation No. 60 Charitan, U.S. Highway 24 West of Salisbury: A tract of 100' x 100' adjoining the northerly right-of-way line of U.S. Route 24, in the northwest quarter of the northeast quarter of Section 9, Township 53, Range 17, as described as follows: Beginning at a point on the said northerly right-of-way line of U.S. Route 24 which is 234 feet northeasterly from the north-south center line of said Section 9, measured along the center line of said U.S. Route 24, such point being the southwest corner of the said tract; thence Northwesterly the distance of 100 feet at right angle to the said center line of U.S. Route 24; thence Northeasterly parallel with the said northerly right-of-way line of U.S. Route 24 a distance of 100 feet; thence Southeasterly at right angle to the said center line of U.S. Route 24 a distance of 100 feet, to the said northerly right-of-way line of U.S. Route 24; thence Southwesterly along said northerly right-of-way line of U.S. Route 24 a distance of 100 feet to the point of beginning. CLAY COUNTY (13) Future Service Center Northland, Baughamm & Barry Roads, Kansas City: The west 50 feet of Lot 5, Block 2, of the Original Town of Barry, a subdivision of land in Kansas City, Clay County, Missouri. ALSO a tract of land in the southwest fractional quarter of Section 10, Township 51, Range 33, Kansas City, Clay and Platte Counties, Missouri, described as follows: Beginning at the southwest corner of Lot 5, Block 2, Original Town of Barry, thence South 89° 32' 37" East along the south line of Original Town of Barry, a distance of 50 feet, thence deflecting right at an angle of 89° 40' from the last described course a distance of 200 feet, thence deflecting right at an angle of 90° 20' from the last described course, a distance of 50 feet, thence deflecting left at an angle of 90° 20' from the last described course & distance of 848 feet, thence deflecting left at an angle of 89° 40' from the last described course a distance of 500 feet, thence deflecting right at an angle of 89° 40' from the last described course a distance of 1402.98 feet to the south line of said southwest fractional quarter of said Section 10, thence West along the south line of said southwest fractional quarter of said Section 10, a distance of 1045 feet to the east line of Baughamm Road, as now established, thence North 0° 06' 23" East along the east line of A - 4 said Baughamm Road, a distance of 990.85 feet, thence Northerly along the east line of said Baughamm Road on a curve to the left, having a radius of 1175.92 feet, a distance of 315.42 feet, thence North 15° 15' 44" West along the east line of said Baughamm Road, a distance of 457.51 feet, thence Northerly along the east line of said Baughamm Road on a curve to the right, having a radius of 379.26 feet, a distance of 264.11 feet, thence North 24° 38' 16" East along the east line of said Baughamm Road a distance of 130.21 feet, thence Northerly along the east line of said Baughamm Road on a curve to the left having a radius of 316.48 feet, a distance of 135.50 feet, thence North 0° 06' 23" East along the east line of said Baughamm Road a distance of 20A.67 feet, thence East along the south line of Blocks 1 and 2 of the Original Town of Barry, a distance of 605 feet to the point of beginning. (14) Substation No. 10 Birmingham, 7th & tiabash, Kansas City: All that part of the northeast quarter of the northeast quarter of Section 11, Township 50, Range 32, Clay County, Missouri, described as follows: Beginning at the southeast corner of said quarter quarter section; thence North along the east side of said quarter quarter section 1095.99 feet to a point on the southeasterly line of the right-of-way of the Milwaukee and C.R.I. 4 P. Railroads; thence Southwesterly along said Railroad right-of-way line to a point on the south line of said quarter quarter section which is 1031.72 feet west of the southeast corner of said quarter quarter section; thence East along the south line of aforesaid quarter quarter section 1081.72 feet to the point of beginning except the northwesterly 50 feet thereof being a 50 foot strip of land lying parallel with and adjacent to the southeasterly line of the Railroad right-of-way above referred to. (15) Training Center Pin jaks, 5700 N. Eugene Fields Road, Claycomo: -; A part of the southwest quarter of the southwest quarter of Section 28, Township 51, Range 32, in Kansas City, Clay County, Missouri, described as follows: Beginning at a point which is 170.89 feet south of the northeast corner of said quarter quarter section; thence West at right angles to the east line of said quarter quarter section a distance of 400 feet; thence South at right angles to the last said course a distance of 1007.86 feet to the center line of the pavement on the public highway; thence Northeasterly along the center line of said pavement to a point due south of the point of beginning, marked by a cross in the center of said pavement; thence North 730.61 feet to the beginning. (16) Tower Crossing Hawthorn, Missouri River & Hawthorn Plant, Kansas City: Beginning at a point which is 320 feet east and 611.8 feet south of the northwest corner of the south one-half of the southeast quarter of the northeast quarter of Section 15, Township 50, Range 32, Clay County, Missouri; thence South 48° 01' 15" West a distance of 253.55 feet to the landward or northeasterly line of the Birmingham Drainage District Levee right-of-way; thence South A -5

47° 35' 45" East along said Levee right-of-way line a distance of 321.7 feet; thence North 48° 0V 15" East a distance of 260 feet; thence North 3° 01' 15" East a distance of 191.1 feet; thence North 41° 58' 45" West a distance of 185 feet; thence South 48° 01' 15" West a distance of 173.15 feet to the point of beginning. (17) Substation No. 52 Claycomo, Ravena Road & Wabash RR R/W, Claycomo: A tract of land located in the southwest quarter of the northeast quarter Section 27, Township 51, Range 32, Clay County, Missouri, more particularly described as follows to-wit: Beginning at a point in the east and west center line of said Section 27 distance 60.10 feet east of the center of said Section 27; thence Northeasterly along a line that deflects to the left 50° 39' from the said east and west center line a distance of 354.66 feet, more or less, to point in the southerly line of a tract of land sold to Wabash Railroad Company by deed dated July 30, 1951, .and recorded in the office of Recorder of Deeds for Clay County, Missouri, in Book 454, Page 488; thence Southeasterly at right angles along said southerly line of tract conveyed to Wabash Railroad Company a distance of 150 feet, more or less, to a 90° angle in said southerly property line of tract conveyed to Wabash Railroad Company; thence Southwesterly at right angles a distance of 231.67 feet, more or less, to a point in the said east and west center line of said Section 27; thence West along said east and west center line a distance of 193.98 feet, more or less, to the point of beginning. ALSO a tract of land located in the southwest quarter of the northeast quarter and the southeast quarter of the northwest quarter of Section 27, Township 51, Range 32, Clay County, Missouri, more particularly described as follows: Beginning at the center of said Section 27, thence East along the south line of the northeast quarter of said section a distance of 60.10 feet to the southwest corner of a tract of land conveyed to Kansas City Power 4 Light Company by deed dated September 26, 1951; thence along a line that deflects 50° 39' to the left from the last described line a distance of 354.66 feet, to the most westerly corner of a tract of land conveyed to Norfolk and Western Railway Company by deed recorded in Sook 931 at Page 336 in Clay County Records; thence along a line that deflects 90° to the left from the last described line a distance of 177.25 feet, more or less, to a point in the southerly line of a tract of land designated as "Parcel 5" conveyed to Wabash Railroad Company by deed recorded in Book 454 at Page 488 in Clay County Records; thence along a line that deflects 13° 23' to the left from the last described line a distance of 170.23 feet, more or less, along the said southerly line of said Parcel 5 conveyed by said deed recorded in Book 454 at Page 488 to a point on the north-south center line of said Section 27, said point being 461.11 feet North of the center of said Section 27, measured along said north-south center line, said point also being the most southeasterly corner of a .-tract of land designated as "Parcel 6" conveyed by said deed recorded in Book 454 at Page 488; thence along a line that A - 6 deflects 28° 25' to the left from the last described line a distance of 80.04 feet along the southerly line of said Parcel 6 conveyed by said deed recorded in Book 454 at Page 488 to a point; thence along a line that de fleets 88° 12' to the left from the last described line a distance of 457.69 feet to a point in the south line of the northwest quarter of said Section 27; thence East along the said south line of said northwest quarter of said Section 27 a distance of 80 feet to the point of beginning. (18) Substation No. 94 North Kansas City, 301 East 9th, North Kansas City: All of Lots 60 through 68 inclusive, and a portion of Lots 59 and 69, Midway Annex Addition, a subdivision of land in North Kansas City, Clay County, Missouri and a part of the southwest quarter of the southeast quarter of Section 23, Township 50, Range 33, more particularly described as follows: Commencing at the northwest corner of the southwest quarter of said southeast quarter; thence South 0° East, along the west line of the southwest quarter of said southeast quarter (this bearing and all subsequent bearings are based on said west line bearing south 0° east) a distance of 380 feet; thence South 89° 47' East, a distance of 50 feet to a point on the easterly right-of-way line of Swift Street, as now established; thence continuing South 89° 47' East, along a line 380 feet south of and parallel with the north line of the southwest quarter of said southeast quarter, a distance of 176.19 feet, to the westerly line of a 17 foot strip of land reserved for Railroad right-of-way; thence South 0° East, along said westerly right-of-way, a distance of 12 feet; thence South 89° 47' East, along a line 392 feet south of and parallel with the north line of the southwest quarter of said southeast quarter, a distance of 221.68 feet, to a point en the northwesterly right-of-way line of the North Kansas City Bridge and Railroad Company's Industrial Lead Track; thence Southwesterly, along said northwesterly right-of-way line and "along a curve to the right having a radius of 411.10 feet, a central angle of 15° 15' 36" and whose initial tangent bearing is South 24° 08' 15" West, an arc distance of 109.49 feet; thence South 39° 23' 51" West, along said northwesterly right-of-way line, a distance of 150 feet; thence Southwesterly, along said northwesterly right-of-way line and along a curve to the right having a radius of 1910.10 feet, a central angle of 9° 52' 59" and whose initial tangent bearing is South 43° 131 37" West, an arc distance of 329.47 feet (meas.) 329.76 feet, more or less (deed), to a point on the easterly right-of-way line of said Swift Street; thence North 0° East, along said easterly right-of-way line, a distance of 441.70 feet, to the point of beginning. ALSO a tract of land 50 feet in width, being a part of the southwest quarter of the southeast quarter of Section 23, Township 50, Range 33, in the City of North Kansas City, Clay County, Missouri, described as follows: Beginning on the west line of said quarter quarter Section 23, at the point of intersection of the south right-of-way line of 9th Avenue, as now established; thence East along the easterly A - 7 extension of the aforesaid south line of 9th Avenue, a distance of 50 feet; thence South along a line 50 feet east of and parallel to the west line af said quarter quarter Section 23, to its intersection with the northerly line of the Burlington Northern Railroad Industrial Lead Tract (formerly North Kansas City Bridge and Railroad Company's Industrial Lead Tract); thence Southwesterly along said Railroad's northerly line to its intersection with the aforesaid west quarter quarter section line; thence North along the west line of said quarter quarter section to the point of beginning. (19) Future Turbine Generating Site Randolph, Birmingham & Eldoni, Kansas City: All that part of Section 10, Township 50, Range 32, Clay County, Missouri, and that part of Fractional Section 15, Township 50, Range 32, Clay County, Missouri, described as follows: Beginning at a point on the southerly line of the right-of-way of Missouri State Highway No. 210 (as now established), said point being 1692.1 feet west of the east line of said Section 10, thence South along a line which is 1692.1 feet west of and parallel with the east line of Section 10 to the south line of said Section 10, thence continuing South along the last described course into said Section 15 to a point in a line which is 500 feet northwesterly of the northwesterly line of the right-of-way of the Chicago, Milwaukee, St. Paul i Pacific Railroad and the Chicago, Rock Island & Pacific Railroad (as measured at a right angle), thence Southwesterly along a line which is 500 feet northwesterly of and parallel with the northwesterly line of said Railroad right-of-way to a point in the northerly line of the right-of-way of the Birmingham Drainage District as described in Document No. A-032951 in the Office of the Recorder of Deeds, Clay County, Missouri, thence Southeasterly along the northerly line of said Birmingham Drainage District right-of-way to the northwesterly line of the right-of-way of the Chicago, Milwaukee, St. Paul i Pacific Railroad and the Chicago, Rock Island 4 Pacific Railroad, thence continuing Northeasterly along said Railroad right-of-way to a point on the west line of the county road (now known as Eldon Road) right-of-way, said county roads westerly right-of-way being 462.1 feet west of the south east corner of Section 10, said point being 50.5 feet south of the south line of Section 10, on the westerly right-of-way of said county road, thence continuing due North parallel to the east line of Section 10 a distance of 974.26 feet to the south right-of-way of Missouri State Highway No. 210, as now established thence Northwesterly along said Missouri State Highway No. 210 to point of beginning. (20) Substation No. 78 Gladstone, 21D1 East 72nd Street North, Gladstone: A tract of land consisting of the west half of the northeast quarter of the northeast quarter of the northeast quarter of Section 24, Township 51, Range 33, Clay County, Missouri. ALSO a tract of land in the south half of the northwest quarter of the northeast- quarter of Section 24, Township 51, Range 33, Clay County, Missouri, described as follows: Beginning at the northeast quarter of the southeast quarter of the northwest quarter of the northeast quarter of the said Section 24, thence South along the east line of the west half of" the southeast quarter of the northwest quarter of the northeast quarter of said Section 24 a distance of 473.8 feet, thence right at an angle of 91° 24' from the last described course a distance of 217.35 feet, thence right at an angle of 64° 58' 30" from the last described course a distance of 147.25 feet, thence left at an angle of 69° 18' from the last described course a distance of 184.5 feet, thence right at an angle of 18° 56' from the last described course a distance of 140.6 feet, thence right at an angle 90° 21' from the last described course a distance of 59.6 feet, thence left at an angle of 44° 21' from the last described course a distance of 77.8 feet, thence right at an angle of 37° 1V from the last described course a distance of 195.3 feet to the north line of the south half of the northwest quarter of the northeast quarter of said Section 24, thence East along the north line of the south half of the northwest quarter of the northeast quarter of said Section 24 to the point of beginning. (21) Substation No. 27 Avondale, 3150 Walker Road, North Kansas City: A tract of land in Section 13, Township 50 north, Range 33 west and Sections 7 and 18, Township 50, Range 32, Clay County, Missouri described as follows: Beginning at the northeast corner of northeast quarter of Section 13, Township 50, Range 33, thence West along the north line of said quarter Section a distance of 218.86 feet, thence South, parallel with the east line of said quarter section a distance of 710 feet to the north line of a tract of land described in a certain deed to the City of North Kansas City, Missouri, dated May 22, 1956, recorded in Book 549 at Page 597 in the office of the Recorder of Deeds for Clay County at Liberty, Missouri, thence East along the north line of said City of North Kansas City, Missouri, tract to the westerly line of the -"right-of-way of Missouri State Highway No. 10 ' (as now established), thence Northerly along the westerly line of the right-of-way of said Missouri State Highway No. 10 to the north line of the northwest quarter of Section 18, Township 50, Range 32, thence West along the north line of said quarter section a distance of 198.76 feet, thence Northwesterly to a point which is 20 feet north of the south line and 174 feet east of the west line of the southwest quarter of Section 7, Township 50, Range 32, thence West parallel with the south line of the said quarter section to the east line of the northeast quarter of Section 13, Township 50, Range 33, thence North along the east line of said quarter section to the point of beginning. (22) Substation No. 64 Nashua, 101 West 132nd Street North, Kansas City: All that part of the north half of the southwest quarter of Section 11, Township 52, Range 33, lying on the south side of 132nd Street north running east and west through said Section 11, in Kansas City, Clay County, Missouri. A - 9

Less, a tract of land being a part of the north half of the southwest quarter of Section 11, Township 52, Range 33, in Clay County, Missouri, described as follows: Beginning at a point which is 225.6 feet south of the north line and 614.34 feet east of the west line of the said half quarter section; thence Easterly along the center line of N.E. 132nd Street and parallel with the north line of said half quarter section a distance of 400 feet; thence South and parallel with the west line of said half quarter section a distance of 464 feet, thence West and parallel with the north line of said half quarter section a distance of 400 feet; thence North and parallel with the west line of said half quarter section to the point of beginning. HENRY COUNTY (23) Hontrose Steam Electric Generating Station and Lake, Montrose, Missouri: The south half of the south half of the southeast quarter of the southeast quarter of Section 27, Township 41, Range 28 of the 5th prinicipal meridian, except that part of the above described tract now in a public road. ALSO the south half of the south half of the south half of the southwest quarter of Section 26, Township 41, Range 28 of the 5th principal meridian. ALSO the south half of the south half of the southwest quarter of the southeast quarter of Section 26, Township 41, Range 28 of the 5th principal meridian, gubject to a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A parcel of land 70 feet wide, 35 feet on each side, measured at right angles from the following described center line: Beginning at a point 90 feet ncrth of the southeast corner of the southwest quarter of the southeast quarter of said Section 26, thence 700 feet, more or less, Northwesterly to a point 660 feet west of the northeast corner of the south half of the south half of the southwest quarter of the southeast quarter of said Section 26. ALSO a triangular tract bounded by a line beginning at a point 330 feet north of the southeast corner of the southwest quarter of the southeast quarter of Section 26, Township 41, Range 28 of the 5th principal meridian, thence West 660 feet, thence North 33° 4V East 1189.85 feet to the northeast corner of said quarter quarter section, thence South 990 feet to the point of beginning, all in Section 26, Township 41, Range 28 of the 5th principal meridian, subject to a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A parcel of land 70 feet wide, 35 feet on each side, measured at right angles from the following described center line: Beginning at a point 90 feet north of the southeast corner of the southwest quarter of the southeast quarter of said Section 26, thence 700 feet, more or less, Northwesterly to a point 660 feet west of the northeast corner of the south half of the south half of the southwest quarter of the southeast quarter of said Section 26. A - 10

ALSO the east half of the southeast quarter of Section 26, Township 41, Range 28 of the 5th principal meridian, except that part of the above described tract now in a public road, and subject^ tp_ a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A parcel of land in said Section 26 along the south line of the southeast quarter of the southeast quarter of said Section 26, more particularly described as follows: Beginning at the southeast corner of said Section 26, thence West to the southwest corner of the southeast quarter of the southeast quarter of said Section 26, thence North 200 feet along the west line of the southeast quarter of the southeast quarter of said Section 26, thence Southeasterly 1320 feet, more or less, to the east line of said Section 26, thence South 100 feet to the point of beginning. ALSO . the east half of the northeast quarter of Section 34, Township 41, Range 28 of the 5th principal meridian, except that part of the above described tract now in a public road. ALSO that part of the north 750 feet of the east half of the southeast quarter of Section 34, Township 41, Range 28 of the 5th principal meridian, described as fallows: Beginning at the northeast corner of the southeast quarter of said Section 34, thence South 750 feet, thence West 990 feet to the center of Deepwater Creek, thence in a northwesterly direction up a tributary of Deepwater Creek, the following calls, North 39° 30' West 106 feet, South 62° 10' West 75 feet, North 54° 40' West 235 feet, South 73° 45' West 112 feet, thence, leaving said tributary, North 604 feet to the northwest corner of the east half of the southeast quarter of said Section 34, thence East 1320 feet to the point of beginning, ail in Section 34, Township 41, Range 28 of the 5th principal meridian, except that part of the above described tract now in a public road. ALSO the north half of Section 35, Township 41, Range 28 of the 5th principal meridian, except a strip of land in the northeast portion of said tract described as follows: Beginning at the northeast corner of said Section 35, thence South 875 feet along the east line of said Section 35, thence West 100 feet, thence North 875 feet to the north line of said Section 35, thence East 100 feet along the north line of said Section 35 to the point of beginning, all in Section 35, Township 41, Range 28 of the 5th principal meridian, and subject to a right-of-way and Easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A triangular area along the north line of the northeast quarter of the northeast quarter of said Section 35, beginning at the northeast corner of said Section 35, thence South 50 feet, more or less, along the east line of said Section 35, thence Northwesterly 1320 feet, more or less, to the northwest quarter of the northeast quarter of said Section 35, thence East along the north line of said Section 35 to the point of beginning. A - 11

ALSO the north 750 feet of the northwest quarter of the southwest quarter of Section 35, Township 41, Range 28 of the 5th principal meridian. ALSO the northeast quarter of the southwest quarter of Section 35, Township 41, Range 28 of the 5th principal meridian. ALSO the northwest quarter of the southeast quarter of Section 35, Township 41, Range 28 of the 5th principal meridian. ALSO the east half of the southeast quarter of Section 35, Township 41, Range 28 of the 5th principal meridian, except 24.84 acres more or less in the southeast portion of said tract described as follows: Beginning at the southeast corner of Section 35, Township 41, Range 28 of the 5th principal meridian, thence North 1640 feet along the east line of said Section 35, thence West 660 feet, thence South 1640 feet, thence East 660 feet along the south line of said Section 35 to the point of beginning, all in Section 35, Township 41, Range 28 of the 5th principal meridian. ALSO a perpetual easement to flood and otherwise damage as a result of the construction, operation and maintenance of the dam, power plant and works appurtenant thereto, and a perpetual easement of ingress and egress, of entrance and re-entrance and of clearance of brush, trees and other growth in and to the following described tract: Beginning at the northeast corner of Section 35, Township 41, Range 28 of the 5th principal meridian, thence South 875 feet along the east line of said Section 35, thence West 100 feet, thence North 875 feet to the north line of said Section 35, thence East 100 feet along the north line of said Section 35 to the point of beginning, all in Section 35, Township 41, Range 28 of the 5th principal meridian. ALSO approximately 24.84 acres described as bounded by a line starting at the southeast corner of Section 35, Township 41, Range 28, thence proceeding North 1640 feet, thence West 660 feet, thence South 1640 feet, thence East 660 feet to the starting point. ALSO the northwest quarter of the southeast quarter of Section 25, Township 41, Range 28 of the 5th principal meridian. ALSO 18 acres of equal width from east to west off the east side of the southwest quarter of the northeast quarter, except that part of the above described tract now in a public road, and except 2 acres more or less in the northwest corner of said 18-acre tract, for church and cemetery, all in Section 25, Township 41, Range 28 of the 5th principal meridian. ALSO the southeast quarter of the northeast quarter of Section 25, Township 41, Range 28 of the 5th principal meridian, except that part of the above described tract now in a public road. A - 12

ALSO a triangular tract bounded by a line beginning at the southeast corner of the northeast quarter of the northeast quarter of Section 25, Township 41, Range 28 of the 5th principal meridian, thence North 20 rods, thence in a Southwesterly direction to a point 35 rods west of the southeast corner of said quarter quarter section, thence East 35 rods to the point of beginning, all in Section 25, Township 41, Range 28 of the 5th principal meridian, except that part of the above described tract now in a public road. ALSO the east half of the southeast quarter of Section 25, Township 41, Range 28 of the 5th principal meridian. ALSO the west half of the northwest quarter of Section 30, Township 41, Range 27 of the 5th principal meridian, except that part of the above described tract now in a public road. ALSO the southwest quarter of Section 30, Township 41, Range 27 of the 5th principal meridian, subject tp_ a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A triangular area in the southwest quarter of said Section 30, beginning at the southeast corner of said southwest quar ter , thence Westerly 300 feet along the south line of said southwest quar ter , thence Northeasterly 306 feet, more or less, to a point in the east line of said southwest quar ter , thence South 60 feet to the point of beginning. ALSO the southwest quarter of the southeast quarter of Section 30, Township 41, Range 27 of the 5th principal meridian, subject t£ a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A parcel of land 40 feet wide lying immediately north of a tract described as the south 100 feet o f - " the west half of the southeast quarter of said Section 30, and subject to a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A parcel of land in said Section 30, being the south 100 feet of the west half of the southeast quarter of said Section 30. ALSO the southeast quarter of the southwest quarter of Section 29, Township 41, Range 27 of the 5th principal meridian, except that part of the above described tract now in a public road, and subject to a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A parcel of land in said Section 29, being the south 100 feet of the east half of the southwest quarter of said Section 29. ALSO the southwest quarter of the southeast quarter of Section 29, Township 41, Range 27 of the 5th principal meridian, except that part of the above described tract now in a public road, and subject to an agreement made and entered into on the first day of July, 1955, by and between the Missouri-Kansas-Texas Railroad Company and Kansas City A - 13

Power & Light Company whereby the Light Company has agreed to procure 'and convey to the Railroad Company by deed in form satisfactory to the Railroad Company a permanent easement or deed to the right-of-way required for certain tracks of the Railroad Company in and over certain property located in said Section 29. ALSO the southeast quarter of the northeast quarter of Section 29, Township 41, Range 27 of the 5th principal meridian, except that part of the above described tract now in a public road. ALSO the east half of the southeast quarter of Section 29, Township 41, Range 27 of the 5th principal meridian, except that part of the above described tract now in a public road, and subject to an agreement made and entered into on the first day of July, 1955, by and between the Missouri-Kansas-Texas Railroad Company and Kansas City Power & Light Company whereby the Light Company has agreed to procure and convey to the Railroad Company by deed in form satisfactory to the Railroad Company a permanent easement or deed to the right-of-way required for certain tracks of the Railroad Company in and over certain property located in said Section 29. ALSO the west half of the southwest quarter of Section 28, Township 41, Range 27 of the 5th principal meridian, subject to an agreement made and entered into on the first day of July, 1955, by and between the Missouri-Kansas-Texas Railroad Company and Kansas City Power 4 Light Company whereby the Light Company has agreed to procure and convey to the Railroad Company by deed in form satisfactory to the Railroad Company 3 permanent easement or deed to the right-of-way required for certain tracks of the Railroad Company in and over csrtain property located in said Section 28. ALSO the southeast quarter of the southwest quarter of Section 28, Township 41, Range 27 of the 5th principal meridian, subject to an agreement made and entered into on the first day of July, 1955, by and between the Missouri-Kansas-Texas Railroad Company and Kansas City Power & Light Company whereby the Light Company has agreed to procure and convey to the Railroad Company by deed in form satisfactory to the Railroad Company a permanent easement or deed to the right-of-way required for certain tracks of the Railroad Company in and over certain property located in said Section 28. ALSO all of Section 36, Township 41, Range 28 of the 5th principal meridian, except that part of the above described tract now in a public road, and except a strip of land in the north portion of said Section 36 described as follows: Beginning at the northwest corner of said Section 36, thence East 3972 feet along the north line of said Section 36, thence South 875 feet along the east line of the northwest quarter of the northeast quarter of said Section 36, thence West 3972 feet .to the west line of said Section 36, thence North 875 feet along the west line of said Section 36 to the point of beginning, A - 14 all in Section 36, Township 41, Range 28 of the 5th principal meridian, and except that portion of the land hereafter described which lies above the 755 foot contour line above mean sea level, which land is in the north portion of said Section 36 and is described as follows: Beginning at a point 496 feet north and 400 feet west of the southeast corner of the northwest quarter of the northeast quarter of said Section 36, thence West 3560 feet to a point on the west line of said Section 36 which lies 496 feet north of the southwest corner of the northwest quarter of the northwest quarter of said Section 36, thence South to the southwest corner of the northwest quarter of the northwest quarter of said Section 36, thence East to the southeast corner of the northwest quarter of the northwest quarter of said Section 36, thence South along the west line of the northwest quarter of the southeast quarter of the northwest quarter of said Section 36 to the southwest corner of the northwest quarter of the southeast quarter of the northwest quarter of said Section 36, thence East to the southeast corner of the northeast quarter of the southeast quarter of the northwest quarter of said Section 36, thence continuing East to the southeast corner of the northwest quarter of the southwest quarter of the northeast quarter of said Section 36, thence North to the northeast corner of the northwest quarter of the southwest quarter of the northeast quarter of said Section 36, thence East to a point on the south line of the northwest quarter of the northeast quarter of said Section 36 which lies 400 feet west of the southeast corner of the northwest quarter of the northeast quarter of said Section 36, thence North 496 feet to the point of beginning, all in Section 36, Township 41, Range 28 of the 5th principal meridian, and except a tract of land in the southwest portion of said Section 36 described as follows: Beginning at the southeast corner of the southwest quarter of said Section 36, thence North 1Q80 feet, thence West 1600 feet, thence North 560 feet, thence West 1040 feet, thence South 1640 feet along the west line of said Section 36, thence East 2640 feet along the south line of said Section 36 to the point of beginning, all in Section 36, Township 41, Range 28 of the 5th principal meridian, and subject to a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A triangular parcel of land in said Section 36, described as follows: Beginning at the northeast corner of the northwest quarter of the northeast quarter of said Section 36, thence Southerly along the east line of said northwest quarter 100 feet, thence Northwesterly 412 feet, more or less, to a point in the north line of said northwest quarter, thence Easterly 400 feet, more or less, to the point of beginning, and subject to a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: A parcel of land in said Section 36, being the north 100 feet of the east half of the northeast quarter of said Section 36. A perpetual easement to flood and otherwise damage as a result of the construction, operation and maintenance of the dam, power plant and works appurtenant thereto, and a perpetual-easement of ingress and egress, of entrance and re-entrance and of clearance of brush, trees and other growth in and to the A - 15 following described tract: Beginning at the northwest corner of said Section 36, thence East 3972 feet along the north line of said Section 36, thence South 875 feet along the east line of the northwest quarter of the northeast quarter of said Section 36, thence West 3972 feet to the west line of said Section 36, thence North 875 feet along the west line of said Section 36 to the point of beginning, all in Section 36, Township 41, Range 28 of the 5th principal meridian. ALSO the northeast quarter of the northeast quarter of Section 1, Township 40, Range 28 of the 5th principal meridian. ALSO approximately 77.41 acres described as bounded by a line starting at the southeast corner of the southwest quarter of Section 36, Township 41, Range 28, thence proceeding North 1080 feet, thence West 1600 feet, thence North 560 feet, thence West 1040 feet, thence South 1640 feet, thence East 2640 feet to the starting point, except the east 57.5 feet of the south 1050 feet conveyed to Henry County, Missouri. ALSO all of Section 31, Township 41, Range 27 of the 5th principal meridian, subject to a right-of-way and easement granted to the Missouri-Kansas-Texas Railroad Company in and over the following described tract: The north 100 feet of the northwest quarter of said Section 31. ALSO the northwest quarter of the northwest quarter of Section 6, Township 40, Range 27 of the 5th principal meridian. ALSO the west 30 acres of the southwest quarter of the northwest quarter of Section 6, Township 40, Range 27 of the 5th principal meridian. ALSO the north 450 feet of the northeast quarter of the northeast quarter of Section 6, Township 40, Range 27, Henry County, Missouri. ALSO the north 450 feet of the northwest quarter of the northeast quarter of Section 6, Township 40, Range 27, Henry County, Missouri. ALSO the north 450 feet of the east 435.6 feet of the northeast quarter of the northwest quarter of Section 6, Township 40, Range 27, Henry County, Missouri. ALSO all of Section 32, Township 41, Range 27 of the 5th principal meridian. ALSO the west half of Section 33, Township 41, Range 27 of the 5th principal meridian. A - 16

ALSO the southwest quarter of the northeast quarter of Section 33, Township 41, Range 27 of the 5th principal meridian, ALSO the northwest quarter of the southeast quarter of Section 33, Township 41, Range 27 of the 5th principal meridian. ALSO 10 acres of equal width from east to west off the west side of the southwest quarter of the southeast quarter of Section 33, Township 41, Range 27 of the 5th principal meridian. ALSO the northwest quarter of the southeast quarter of the northeast quarter of Section 33, Township 41, Range 27 of the 5th principal meridian. ALSO the west half of the northwest quarter of the northwest quarter of Section 4, Township 40, Range 27 of the 5th principal meridian. ALSO the northeast quarter of the northwest quarter of the northwest quarter of Section 4, Township 40, Range 27 of the 5th principal meridian. ALSO the northwest quarter of the northwest quarter of Section 5, Township 40, Range 27 of the 5th principal meridian. ALSO the east half of the northwest quarter of Section 5, Township 40, Range 27 of the 5th principal meridian. ALSO a triangular tract bounded by a line beginning at the northeast corner of the northwest quarter of the northeast quarter of Section 5, Township 40, Range 27 of the 5th principal meridian, thence West 300 feet, thence in a Southeasterly direction to a point 700 feet south of the north'east corner of said quarter quarter section, thence North 700 feet to the point of beginning, all in Section 5, Township 40, Range 27 of the 5th principal meridian. ALSO the east half of the northeast quarter of Section 5, Township 40, Range 27 of the 5th principal meridian, except a strip of land in the southwest portion of said tract described as follows: Beginning at the southwest corner of the southeast quarter of the northeast quarter of said Section 5, thence North 1320 feet to the northwest corner of said quarter quarter section, thence East 400 feet along the north line of said quarter quarter section, thence South 1320 feet to the south line of said quarter quarter section, thence West 400 feet along the south line of said quarter quarter section to the paint of beginning, all in Section 5, Township 40, Range 27 of the 5th principal meridian. ALSO the east one-half of the southwest quarter of the northwest quarter of Section 5, Township 40, Range 27. A - 17

ALSO the north 450 feet of the west one-half of the northeast quarter of Section 5, Township 40, Range 27, Henry County, Missouri, excepting that part, which applies, of a tract of land described as beginning at the northeast corner of said one-half quarter section, thence South along the east line of said one-half quarter section a distance of 700 feet, thence Northwesterly to a point on the north line of said one-half quarter section which is 300 feet west of the northeast corner thereof, thence East along the north line of aforesaid one-half quarter section to the point of beginning. HOWARD COUNTY (24) Substation No. 25 Glasgow, 2nd & LaFayette, Glasgow; Ml of Lots 1, 2, 3 and 4 in Block 13 in the City of Glasgow, Howard County, Missouri. JACKSON COUNTY (25) Substation No. 74 Turbine Generating Site & General Plant Northeast, 90D North Olive, Kansas City: Commencing at a point on the north line of Nicholson Avenue in Kansas City, Missouri, 60.0 feet southwesterly of the intersection of said north line of Nicholson Avenue with the west line of Lot 64 in the sub-division lands of Joseph Guinotte, adjoining the City of Kansas City; thence Northwesterly parallel to and 60.0 feet distance from said Lot 64 a distance of 490.0 feet to the point of beginning of the Tract of Land; thence continuing the last described course, 516.39 feet more or less, to a point being 100.0 feet distant southerly measured perpendicularly, from the United States Harbor Line, as established by the survey of 1904; thence Southwesterly and parallel with and 100.0 feet distance from said Harbor Line 1700.0 feet to a point; thence Southeasterly at an angle of 90° 00' to' the last described course 600.0 feet to a point; thence Northeasterly at an angle of 90° 00' to the last described course 1543 feet more or less, to a point 490.0 feet measured at right angles from the northerly line of Nicholson Avenue; thence Northeasterly parallel with said Nicholson Avenue and 490.0 feet from the northerly line thereof 342.95 feet more or less, to the point of beginning. ALSO commencing at a point on the northerly line of Nicholson Avenue, in Kansas City, Missouri, 60.00 feet southwesterly from the intersection of said northerly line of Nicholson Avenue with the westerly line of Lot 64, in the sub-division of lands of Joseph Guinotte; thence Northwesterly parallel with and 60.00 feet distance from the westerly line of said Lot 64, a distance of 450.00 feet, to a point in the northerly right-of-way line of the Kansas City Southern Railroad Company, said point being the point of beginning of said tract of land to be described; thence in a Northwesterly direction on the last described course a distance of 40,00 feet, said point being the southeasterly property corner of the Kansas City Power 4 Light Company, A - 18 thence in Southwesterly direction making an angle of 90° 00" to last described course, on the southerly property line of the Kansas City Power 4 Light Company a distance of 342.95 feet; thence in a Southwesterly direction making an angle of 19° 02' 05" to the right from the last described course produced, and on the southerly property line of the Kansas City Power & Light Company, a distance of 1544.22 feet to a point at the southwesterly property corner of said Kansas City Power & Light Company; thence in a Southeasterly direction making an angle of 90° 00' to last described course, a distance of 498.26 feet, to a point in the northerly right-of-way line of the Kansas City Southern Railroad Company, thence in a Northeasterly direction on the northerly right-of-way line of the Kansas City Southern Railroad Company on a curve concave northwesterly having a radius of 5610.65 feet and a central angle of 9° 13' 43" a distance of 903.49 feet to a point 450.00 feet northerly measured at right angles from the northerly line of Nicholson Avenue; thence in a Northeasterly direction on the northerly right-of-way line of said Kansas City Southern Railroad Company, parallel with and 450.00 feet distance northerly from the northerly line of Nicholson Avenue a distance of 1065.44 feet to point of beginning. (26) Substation No. 15 & Coal___Yard__Gr_and Avenue, 2nd & Grand, Kansas City: North 20 feet of Lot 42, Block 4. South 40 feet of Lot 17. All of Lots 20, 21, 24, 25, Block 3. All of Lots 211, 212, 213 and 214, Block 22. All of Lots 50, 51, 52 and 53, Block 5. That part of Lot 49, Block 5 lying south of the Chicago 4 Alton Railroad right-of-way. All of Lots 54, 55, 56, 57, 58, 59, 62, 63, 64, 65 6 66, Block 6. All of vacated .Spring Street lying between Lot 53, Block 5 and Lot 211, Block 22. All of vacated First Street lying between Block 6 on the south and Blocks 5 and 22 on the north and extending from Walnut Street to Grand Avenue. All of the vacated alleys adjacent and reverting to the above described lots in Blocks 3, 5 and 6. All the above described lots and blocks are in "Old Town", Kansas City, Missouri. (27) Substatj.Qji No. 915 & Steam Heating Station j^and Avenue, 2nd & Grand, Kansas City: Lots 303, 304, 305, 306, 307, 308, 312, 315, 316, 317, 318, 321, 322, 323, 416 and 417 and vacated alley from north line of Second Street to south line of First Street east of Lots 315 and 316, being all of Block 33, Old Town, lying south of First Street. ALSO Lots 345, 346, 347 and 348, Block 40, Old Town, Kansas City, Jackson County, Missouri. All of the original size lots except a strip 27 feet wide on east end of said lots, said strip being a part of the approach to the Armour-Swift-Burlington Bridge; subject to an easement in favor of North Kansas City Bridge and Railroad Company to maintain a pier, abutment, and wing wall or retaining wall on a portion of Lots 347 and 348, as said pier, etc., is constructed; and also subject to a like easement in favor of said North Kansas City Bridge and Railroad Company to maintain a pier, abutment, and wing wall or retaining wall on a portion of Lot 345, as said pier, e t c . , is constructed. A - 19

ALSO Locust Street from the south line of First Street to the north line of Second Street, vacated by Ordinance #1430, effective October 9, 1930. ALSO a tract of land on the south bank of the Missouri River beginning at a point on the northerly prolongation of the west line of Block "A", Old Town Reserve, and on the harbor line of Missouri River 579.86 feet northerly of the southwest corner of said Block "A"; thence North 59° 29' East along harbor line, 100 feet to a point; thence South 30° 31' East to a point 100 feet to a point; thence South 59° 29' West 139.508 feet to a point; thence North 8° 58' West 107.514 feet to beginning. ALSO beginning at a point in the United States Harbor Line of the Missouri River as established by the War Department, and hereinafter called the United States Harbor Line, or the Harbor Line, 100 feet northeasterly from the intersection of the northerly prolongation of the west line of Block "A" of the Old Town Reserve in Section 32, Township 50, Range 33 in Kansas City, Jackson County, Missouri with said Harbor Line, said point being the northeasterly corner of the tract conveyed to the Metropolitan Street Railway Company under paragraph "b" of deed executed by Union Depot, Bridge and Terminal Railroad Company, dated January 8, 1903, and recorded in Book B-838 at Page 428, which said tract has since been conveyed to and is now owned by Kansas City Power i Light Company; thence proceeding Northeasterly along the aforesaid Harbor Line 77 feet to a point; thence South 5° 48' 51" East 110.07 feet more or less to the intersection of a line drawn 100 feet southeasterly from and parallel with the aforesaid United States Harbor Line; thence Southwesterly along the last described line 31 feet more or less to the southeasterly corner of the tract conveyed to Metropolitan Street Railway Company under paragraph "b" of the aforesaid deed recorded in Book B-838 at Page 428; thence Northwesterly along the easterly line of the tract so conveyed under paragraph "b" of said deed recorded in Book B-838 at Page 428, 10D feet to point of beginning. (28) Substation No. 147 Cherry Terminal), 603 East First Street, Kansas City: Lots 339, 340, and 341, Block 43, Plat of the Town of Kansas, commonly called Old Town, a sub-division in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. (29) Substation No. 17 Navy, 201 Main Street, Kansas City: The south 20 feet of Lot 18, Block 3. All of Lots 19, 22, 23 and 26, Block 3. All of the vacated alley adjacent and reverting to the above described lots in Block 3. All of the above described lots and blocks are in "Old Town", Kansas City, Missouri. (30) Tj-ansmissigri Line; Hawthorn-Southfcown, Karleen & Jules, Kansas City; All of that part of Lots 16 and 17, resurvey of part of Block 9, Stark Acres, a sub-division in Jackson County, Missouri, lying A - 20 westerly of the following described line: Beginning on the north line of said Lot 16, at a point which is 57 feet east of the northwest corner of said Lot 16, thence Southerly through said Lots 16 and 17 to a point on the westerly line of said Lot 17 which is 4 feet south of the north line of said Lot 17.

ALSO all of that part of Lot 20, resurvey of part of Block 9, Stark Acres, lying westerly of the following described line: Beginning at a point on the west line of said Lot 20 which is 6 feet south of the north line of said Lot 20, thence Northerly to a point on the north line of said Lot 20 which is 4 feet east of the west line of said Lot 20; Resurvey of Stark Acres, a sub-division in Jackson County, Missouri, according to the recorded plat thereof.

ALSO Lot 8, Block 9, Stark Acres, a sub-division of land in Jackson County, Missouri.

ALSO Lots 18 and 19, Block 9, resurvey of Stark Acres, a sub-division of land in Jackson County, Missouri.

(31) Substation No. 56 Hickman, 11500 Grandview Road, Kansas City: The north 10 acres of that part of the northeast quarter of the northwest quarter of Section 11, Township 47, Range 33 Kansas City, Jackson County, Missouri, lying east of the right-of-way of the St. Louis, San Francisco Railway Company, and west of the right-of-way of Grandview Road, as now established.

(32) General Land Garage & Parking Main Office, 13th to 14th Baltimore to Wyandotte, Kansas City: Lots 5, 6, 7, 8, 9 and 10, fronting on Baltimore Avenue, all in Block 7, Reid's Addition.

ALSO Lots 11 and 12 fronting on Baltimore Avenue. Lots 25, 26, 27, 28 and 29 fronting on Wyandotte Street, all in Block 7, Reid's Addition.

ALSO Lots 5, 6, 7, 8, 9, 10, 11 and 12, fronting on 14th Street, all in Block F, Reid's resurvey.

(33) General Land Office & Parking Downtown, 14th & Wyandotte, Kansas City: The south 104.5 feet of west 12.5 feet of Lot 9 and the south 104.5 feet of Lot 10, in Block K, 2nd Resurvey of Reid's Addition, a sub-division in Kansas City, Jackson County, Missouri, according to the recorded plat thereof; Lots 11 and 12, except the parts of said lots in 14th Street, Block K, 2nd Resurvey of Reid's Addition, a sub-division in Kansas City, Jackson County, Missouri, according to the recorded plat thereof; and the north one-half of the vacated alley lying south of and adjoining the west 12.5 feet of Lot 9 and all of Lots 10, 11 and 12 of Block K, 2nd Resurvey of Reid's Addition, a sub-division in Kansas City, Jackson County, Missouri, according to the recorded plat thereof.

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ALSO Lot 8 and the east one-half of Lot 9, except the north 30.5 feet of said lots, Block K, 2nd Resurvey of Reid's Addition, a subdivision in Kansas City, Jackson County, Missouri, and the north one-half of the vacated alley lying south of and adjoining said Lot 8 and the east one-half of Lot 9, according to the recorded plat thereof.

(34) <u>Substation No. 89 Sugar Creek, Sterling & Short, Sugar Creek</u>: A tract of land described as follows: Beginning at a point which is 240.14 feet west and 425.63 feet south of the northeast corner of the northwest quarter of the southeast quarter of Section 33, Township 50, Range 32, in Jackson County, Missouri, thence South parallel with the east line of said quarter quarter section of distance of 130 feet, thence West parallel with the north line of said quarter quarter section a distance of 75.54 feet, thence Northeasterly at an angle of 101° 4' right from the last described course a distance of 131.99 feet, thence East 49.1 feet to point of beginning.

(35) <u>Substation No. 540 Sub "J", 4000 East 43rd Street, Kansas City</u>: Lots 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 and 23 in Block 7 in Mary Wayland's First Addition.

(36) <u>Substation No. 66 Martin City, 137th & Wyandotte, Kansas City</u>: A tract of land in the northwest quarter of the southwest quarter of Section 20, Township 47, Range 33 Jackson County, Missouri, described as follows: Beginning at a point on the east right of way line of Wyandotte Street, said point being 628.35 feet west of the northeast corner of the northwest quarter of the southwest quarter of said Section 20; thence South and parallel to the east line of said quarter quarter section a distance of 1180 feet to the true point of beginning; thence continuing South 268 feet; thence South 85° 17' 20" East 90.0 feet; thence South 53° 50' 20" East 69.0 feet; thence South 79° 08' 20" East 62.5 feet; thence North 75° 54' 40" East 55 feet; thence North 63° 18' 0" East 60.76 feet; thence North, parallel to the east line of Wyandotte Street, 268 feet; thence West at right angles to the last described course a distance of 315 feet to the point of beginning.

(37) <u>Substation No. 79 Blue Mills, Old Atherton & Courtney Road, Kansas City</u>: *The west 230 feet of the south 660 feet of the east 40* acres of the west 53 acres of the north one-half of the southwest quarter of Section 10, Township 50, Range 31 in Jackson County, Missouri.

ALSO the south 660 feet of the west 13 acres of the northwest quarter of the southwest quarter of southwest quarter of Section 10, Township 50, Range 31, in Jackson County, Missouri. Subject to all easements, restrictions, and reservations, if any, of record.

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(38) Material Storage Location, 61st & Forest, Kansas City: All of Lots 1 and 2, Goodell Place.

(39) Substation No. 86 Blue Springs, Truman Road & Highway 7, Kansas City: Beginning at a point 160.55 feet west of the northeast corner of the northwest quarter of the northeast quarter of Section 12, Township 49, Range 31, which point is a stake in the west right-of-way line of State Highway No. 7, thence West 175 feet to a stake, thence South 100 feet to a stake, thence in a Southeasterly direction bearing South 50° East a distance of 156 feet to a stake, thence East 140.6 feet to a stake in the west right-of-way line of State Highway No. 7, thence Northwesterly along the west right-of-way line of State Highway No. 7 to the point of beginning.

(40) Substation No. 58 Woodsweather, 1201 Woodswether Road, Kansas City: Property includes all of Lot 1, Block 6 in Woodswether Addition.

(41) Substation No. 45, 3328 E. 22nd Street, Kansas City: All of Lots 9, 10, 11, 12 and 13, Calkins Addition in Kansas City, Missouri.

(42) Transmission Line Guy Anchor Site, Kentucky & Vermont, Sugar Creek: The south 60 feet of Lot 103, Sugar Creek Heights, in the southwest quarter of the northwest quarter of Section 34, Township 50, Range 32, Jackson County, Missouri.

(43) Transmission Line, Montrose to Loma Vista, Kansas City Southern R.R. R/W & Bannister Road, Kansas City: All that part of the southwest quarter, Section 25, Township 48, Range 33, Jackson County, Missouri, lying easterly of the easterly line of the right-of-way of Kansas City Southern Railway Company and north of a line drawn 1572.5 feet north of and parallel to the south line of said quarter section, subject to restrictions, reservations and easements of record.

(44) Substation No. 44 Atherton, Atherton & Bundschu Roads, Independence: Beginning at a point on the east line of west one-half of southwest quarter of northeast quarter of Section 30, said point being 20 feet north of south line of above described quarter quarter, thence North along the east line of west one-half of said quarter quarter a distance of 50 feet, thence West parallel with the south line of northeast quarter to the east line of a rock road known as the Old Atherton Road, thence Southwesterly along the easterly line of said road to its intersection with the north line of Bundschu Road as now established, thence East along the north line of Bundschu Road parallel with the south line of above described quarter quarter to point of beginning, in Township 50, Range 31.

(45) Service Center (Manchester), 4400 East Front Street, Kansas City: Beginning at a point which is 20 feet east and 140 feet south of

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the northwest corner of Section 26, Township 50, Range 33 Jackson County, Missouri; thence due East parallel to the north line of said Section 26 a distance of 1530.3 feet; thence Southeasterly a distance of 243.52 feet on a circular curve having a radius of 744.5 feet to a point which is 1739.42 feet east of the west line of Section 26 and 303.31 feet south of the north line of Section 26; thence North 51° 21' East a distance of 5 feet; thence South 38° 38' 30" East a distance of 942.02 feet to a point which is 2328.25 feet east of the west line and 1038.62 feet south of the north line of Section 26; thence South 29° 08' 30" East a distance of 210.25 feet to a point which is 209.4 feet west of the north-south center line of Section 26 and 100 feet north of the south line of north one-half of the northwest quarter Section 26; thence West a distance of 2077.12 feet to a point which is 355 feet east of the west line of Section 26 and 100 feet north of the south line of north one-half of the northwest corner of Section 26; thence North a distance of 260 feet parallel with the west line of Section 26; thence West a distance of 335 feet to a point 20 feet east of the west line of Section 26; thence North a distance of 822 feet to a point of beginning, subject to easements, restrictions, covenants and reservations now of record.

(46) Substation No. 53 Blue Valley, 7801 E. U.S. Highway No. 24, Kansas City: All of Block 18 lying south of U.S. Highway Extension No. 24 in Washington sub-division in Kansas City, Missouri.

(47) Transmission Line; Southtown-Kernodle Jct,. 110th & Prospect, Kansas City: The west 100 feet of the southwest quarter of Section 3, Township 47, Range 33, Jackson County, Missouri.

(48) Transmission Line; Hawthorn-Crosstown, Prospect Avenue & Montgall Avenue North of Nicholson Avenue, Kansas City: Lots 9, 10, 11 and 12 and the east half of the vacated alley lying west of and adjacent to said lots, in Block 2, Modern Mutual Place, in Kansas City, Jackson County, Missouri.

ALSO Lots 36, 37 and 38 and the west half of the vacated alley lying east of and adjoining the same, in Block 2, Modern Mutual Place, in Kansas City, Jackson County, Missouri.

(49) Transmission Line; Hawthorn-Crosstown, Olive Avenue & Wabash Avenue South of Nicholson Avenue, Kansas City: Lots 1, 70, 71, 72, 73, 74, 75, 76 and 77, Block 3, Hamlins Addition, in Kansas City, Jackson County, Missouri.

ALSO Lots 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11, Block 3, Hamlins Addition, in Kansas City, Jackson County, Missouri.

(50) Substation No. 88 Trafficway, 640 West 39th Street, Kansas City: The north 66 feet of Lots 10 and 11, Richard Albery's Subdivision, in Kansas City, Jackson County, Missouri.

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(51) Substation No. 87, 824 East 16th, Kansas City: The east 85 feet of Lots 12 and 13, Block 6, Vineyard's Addition, an addition in Kansas City, Missouri, according to the recorded plat thereof. (52) Substation No. 84, 7643 Troost, Kansas City: South 40 feet of Lot 376 and the north 40 feet of Lot 377 in Marlborough Heights, a sub-division of Kansas City, Missouri. (53) Substation No. 92, 3737 Troost, Kansas City: The south one-half of Lot 16 and all of Lots 17, 18 and 19, sub-division of Block 1, Squier Manor, a sub-division of land in Kansas City, Jackson County, Missouri. (54) Substation No. 23, 8627 Troost, Kansas City: The south 400 feet of all that part of the southwest quarter of the northwest quarter of Section 21, Township 48, Range 33, lying southwesterly af the right of way of the Kansas City Public Service Company except that part thereof taken for streets, all in Jackson County, Missouri. (55) Hawthorn Steam Electric Generating Station, 8700 Hawthorn Roadj_ Kansas City: A parcel of land located in Sections 19, 20, 29 and 30, Township 50, Range 32, Jackson County, Missouri, consisting partly of accreted and/or relicted lands and consisting partly of lands described as parts of Lots 1, 2 and 3 of Thomas West Estate, a sub-division according to the recorded plat thereof, which parcel of land is particularly described as follows: Beginning at a point on the west line of Section 30, Township 50, Range 32, which is 791.7 feet north of the southwest corner of said Section 30; thence South 80° 04' 30" East, a distance of 141.47 feet; thence to the left from the last described course at an angle of 18° 33", a distance of 775.41 feet; thence to the left from the last described course at an angle of 25° 44' 30", a distance of 1091.55 feet; thence to the left from the last described course at an angle of 13° 27' 20", a distance of 1711.95 feet to a point on the south line of the northeast quarter of said Section 3D, which is 443.18 feet east of the southwest corner of said northeast quarter; thence continuing on a tangent to the last described course a distance of 937.58 feet; thence to the left from the last described course at an angle of 46° 11' 30", a distance of 1808.94 feet; thence to the left from the last described course at an angle of 40° 41', a distance of 1717.27 feet to a point on the east line of the southwest quarter of Section 19, Township 50, Range 32, which is 1114.1 feet north of the southeast corner of said southwest quarter; thence to the left from the last described course at an angle of 3° 0 9 ' , a distance of 779.85 feet; thence to the left from the last described course at an angle of 90°, a distance of 190 feet; thence to the right from the last described course at an angle of 90°, a distance of 500 feet to the northwesterly boundary line of a tract of land conveyed to Rhoda E. Mersey as described in Instrument No. 551976 recorded in Book 864 at Page 619 in the office of the Recorder of Deeds of Jackson A - 25

County, Missouri, at Independence, Missouri, at a point 458.75 feet southwesterly along said boundary line from the southerly permanent right-of-way line of the Missouri River levee; thence to the right from the last described course at an angle of 79° 09', a distance of 1610.78 feet, more or less, along the northwesterly boundary line of the tract of land conveyed to Rhoda E. Mersey as aforesaid, to the southerly or right bank of the Missouri River; thence in a Southeasterly direction along the southerly or right bank of the Missouri River to its intersection with a line described as follows: Beginning on the south line of the northwest quarter of Section 29, Township 50, Range 32, at a point 375 feet east of the southwest corner of said northwest quarter; thence Northeasterly 44° 13' 30" from the south line of the northwest quarter of said Section 29, a distance of 511.65 feet to a point on the southerly permanent right-of-way line of the Missouri River levee (hereinafter designated as point "A"), and continuing from point "A" on a line tangent to the last described course a distance of 950 feet, more or less, to the southerly or right bank of the Missouri River; thence from the point of intersection of the above described line and the southerly or right bank of the Missouri River in a Southwesterly direction along the last described course a distance of 950 feet, more or less, to point "A"; thence continuing in the same Southwesterly direction tangent to the last described course, intersecting the south line of the northwest quarter of said Section 29 at a point 375 feet east of the southwest corner of said northwest quarter, a distance of 1174.65 feet; thence to the right from the last described course at an angle of 90° a distance of 1063.45 feet to a point which is 1798.05 feet east and 299.76 feet north of the southwest corner of the northeast quarter of Section 30, Township 50, Range 32; thence to the left from the last described course at an angle of 90°, a distance of 2286.68 feet; thence to the right on a curve having a radius of 476.15 feet, a distance of 81.46 feet; thence continuing on a line tangent to the last described curve, a distance of 385.44 feet; thence to the right on a curve having a radius of 830.12 feet, a distance of 367.6 feet; thence continuing on a line tangent to the last described curve 1941.45 feet to a point which is 642.8 feet north and 185.8 feet east of the southwest corner of said Section 30; thence Northwesterly on a curve having a radius of 1597.7 feet, which is the northeasterly boundary line of a 100 foot strip of land lying adjacent to the northeasterly right-of-way line of the Missouri Pacific Railroad Company, to a point on the west line of said Section 30, which is 713.3 feet north of the southwest corner of Section 30; thence North 78.41 feet along the west line of said Section 30 to the point of beginning. ALSO a parcel of land located in Section 30, Township 50, Range 32, Jackson County, Missouri, consisting partly of lands described as parts of Lot 3 of Thomas West Estate, a sub-division according to the recorded plat thereof, which parcel of land is particularly described as follows: Beginning at a point 683.85 feet east and 289 feet north of the southwest corner of Section 30, Township 50, Range 32; thence A - 26

North 58° 02' East a distance of 881.14 feet to a point which is 142B.3 feet east and 760.71 feet north of the southwest corner of said Section 30; thence South 81° 23' West a distance of 1140 feet, more or less, to a point on the northeasterly line of a 100 foot strip of land lying adjacent to the northeasterly right-of-way line of Missouri Pacific Railroad Company; thence Southeasterly on a curve having a radius of 1597.7 feet, which is the northeasterly boundary line of said 100 foot strip of land lying adjacent to the northeasterly right-of-way line of Missouri Pacific Railroad Company, to the point of beginning. Subject to the permanent and temporary easements condemned by Kansas City for levee purposes in the portion of the land hereinbefore described within the city limits of Kansas City, Missouri, in Case No. 523954 in the Circuit Court of Jackson County, Missouri, at Kansas City;. excepting therefrom the land conveyed to Kansas City and subject to easements conveyed to said Kansas City (outside said city limits) by deed filed for record May 27, 1948, under Document No. 541208, and further excepting therefrom the rights of the United States Government in the portion of said land lying between the harbor line established by the United States Government and the low water line of the Missouri River. And further subject to rights-of-way, easements, restrictions and zoning regulations of Kansas City and of Jackson County, Missouri, of record, and subject to the terms and conditions of the instrument filed for record January 14, 1918, recorded in Book B-1845 at Page 538, pertaining to a tract of land 25 feet in width to be used as a right-of-way for sewers. ALSO all that part of the southwest quarter of Section 30, Township 50, Range 32, lying southwesterly of the right-of-way of the Missouri Pacific Railroad Company, more specifically described as follows: Beginning at the southwest corner of Section 30, Township 50, Range 32; thence North along the west line of said Section 30 a distance of 465 feet to the southerly line of the right-of-way of the Missouri Pacific Railroad Company; thence Southeasterly along the southerly line of said railroad right-of-way approximately 829 feet to the south line of said Section 3D; thence 632 feet along the south line of Section 30 to the point of beginning. ALSO a tract of land, irregular in shape, located in the east one-half of Section 30 and the southeast quarter of Section 19, all in Township 50, Range 32 in Kansas City, Jackson County, Missouri, being more particularly described as follows: Beginning at the point of intersection of the east-west center line of said Section 30 and the northwesterly line of Block 4, Hawthorn Plant-site addition, a sub-division of land in Kansas City, Jackson County, Missouri; thence Northeasterly along the northwesterly line of said Block 4 a distance of 937.58 feet; thence North along the west line of Block 5 of said Hawthorn Plant Site Addition a distance of 1808.94 feet; thence Northwesterly along the southwesterly line of Block 5 and the southwesterly line of Block 6 of said Hawthorn Plant Site Additon a A - 27 distance of 1040.35 feet; thence South parallel with a prolongation of the north-south center line of said Section 30 and said line itself to the northwesterly line of said Block 4 to the point of beginning. ALSO an irregularly shaped tract of land located in the east half of Section 30 and the southeast quarter of Section 19, all in Township 50, Range 32, and in Lot 2 of the Commissioners' Plat of the Estate of Thomas West, in Kansas City, Jackson County, Missouri, being more particularly described as follows: Beginning at the intersection of the north-south center line of said Section 30 and the northwesterly line of Block 3 of the Hawthorn Plant Site Addition, a sub-division of land in Jackson County, Missouri, thence Northeasterly along the northwesterly lines of Blocks 3 and 4 of said Hawthorn Plant Site Addition 614 feet, more or less, to the most southerly corner of a tract of land conveyed to Kansas City Power i Light Company by Southern Development Company by warranty deed dated December 28, 1966, recorded in Book 1865 at Page 682, Document 900285; thence North 3249.32 feet coincident with the west line of the said tract of land conveyed to Kansas City Power and Light Company by Southern Development Company's warranty deed dated December 28, 1966, to a point in the southwesterly line of Block 6 of said Hawthorn Plant Site Addition; thence Northwesterly 677 feet, more or less, along the southwesterly line of Block 6 of said Hawthorn Plant Site Addition to a point in the north-south center line of said Section 19j thence due South coincident with the common north-south center line of said Sections 19 and 30 a distance of 4185.80 feet to the point of beginning. ALSO an irregularly shaped tract of land in the east half of Section 30, Township 50, Range 32, and in Lots 1 and 2 of the Commissioners' Plat of the Estate of Thomas West, in Kansas City, Jackson County, Missouri, being more particularly described as follows: .Beginning at the most southerly corner of Block 14, Hawthorn Plant Site Addition, a sub-division of land in Jackson County, Missouri, thence South 46° 10' 50" West along the southwesterly prolongation of the southeasterly line of said Block 14, Hawthorn Plant Site Addition, a distance of 1139.86 feet to a point and corner; thence North 89° 36' 30" West parallel to and 63.44 feet northerly from the north line of the south half of the southeast quarter of said Section 30 a distance of 1275.60 feet to a point 180 feet southeasterly from as measured at right angles to the southeasterly line of Block 3, Hawthorn Plant Site Addition; thence North 46° 20' 55" East parallel to and 180 feet southeasterly from the southeasterly lines of Blocks 3 and 4, Hawthorn Plant Site Addition, for a distance of 2054.19 feet to a point and corner; thence South 43° 49' 10" East coincident with the southwesterly lines of Blacks 13 and 14, Hawthorn Plant Site Addition, a distance of 883.45 feet to the point of beginning. (56) Substation No. 85 Cypress, 4500 Independence Avenue,__Kansas City: North 135 feet of Lot L, Gladstone Heights Resurvey, Lots 1 to 5, an addition in and to Kansas City, Missouri. A - 28

(57) Transmission Line; Southbown-Hultiple Lines, Woodland Avenue & River Avenue, Kansas Cit^: All of Lot 22, except the south 850 feet and all that part of Lot 19, described as follows: Beginning at the southwest corner of Lot 19; thence Norbh along the west line of Lot 19, 220.07 feet to center line of New County Road; thence Southeasterly along center line of New County Road, 113.76 feet to a point on the east line of Lot 19; thence South along the east line of Lot 19, 176.75 feet to the southeast corner of Lot 19; thence Northwesterly along the south line of Lot 19 to point of beginning, except part taken for roadways as shown on recorded plats - all in South Woodlands. ALSO the west 5Q feet of Lot 23, except the south 850 feet and all that part of Lot 18, described as follows: Beginning at the southwest corner of Lot 18; thence North along the west line 176.75 feet to center line of New County Road; thence Southeasterly along center line of New County Road 56.88 feet to a point 50 feet measured at right angles to west of the east line of Lot 18; thence South parallel to the east line of Lot 18, 148.69 feet to the south line of Lot 18, thence Northwesterly along the south line of Lot 18 to point of beginning - all in South Woodlands. ALSO all that part of Lots 23 and 24 in South Woodlands, a sub-division of land in Jackson County, Missouri, lying north of the following described line: Beginning at a point on the east line of said Lot 24 which is 746.11 feet north of the southeast corner of said Lot 24; thence in a Northwesterly direction to a point on the west line of said Lot 24 which is 825 feet north of the southwest corner of said lot; thence continuing on the same course into aforesaid Lot 23 to a point on the west line of the east 50 feet of said Lot 23. ALSO all that part of Lot 26 in South Woodlands, a sub-division of land in:" Jackson County, Missouri, lying north of the following described line: Beginning at a point on the east line of said Lot 26 which is 588.31 feet north of the southeast corner of said Lot 26; thence Northwesterly to a point on the west line of said Lot 26 which is 667.21 feet north of the southwest corner of said lot. ALSO all that part of Lot 21 in South Woodlands, a sub-division of land in Jackson County, Missouri, lying north of the following described line: Beginning at a point on the east line of said Lot 21 which is 25 feet south of the northeast corner of said Lot 21; thence Northwesterly to the northwest corner of said Lot. ALSO all that part of Lot 25 in South Woodlands, a sub-division of land in Jackson County, Missouri, lying north of a line beginning on the east line of said Lot 25, 667.21 feet north of the southeast corner of said lot, thence Northwesterly to a point on the west line of said Lot 25, 746.11 feet north of the southwest corner of said Lot 25. A - 29

ALSO all of Lot 20 in South Woodlands, a sub-division of land in Jackson County, Missouri. ALSO Lot 17 and all (except west 50 feet lying south of New County Road) of Lot 18, South Woodlands, a sub-division in Jackson County, Missouri, according .to the recorded plat thereof. ALSO Lots 31, 32, 33, South Woodlands Addition, an addition in Kansas City, Jackson County, Missouri. (58) Substation No. 35 Loma Vista, 6620 East 91st Street, Kansas City: Beginning at the southwest corner of the northwest quarter of the southeast quarter of Section 24, Township 48, Range 33, Jackson County, Missouri, thence North along the west line of the southeast quarter of said Section 24, a distance of 329.75 feet; thence South 89° 17' East a distance of 350 feet, thence South 0° 04' East a distance of 500 feet, thence North 89° 17' West to the west line of the southeast quarter of Section 24 and continuing on North 89° 17' West a distance of 15 feet to the easterly right-of-way line of the Kansas City Southern Railway Company, thence Northwesterly along the easterly right-of-way line of the Railway Company a distance of 181.3 feet to the north line of the southeast quarter of the southwest quarter of said Section 24, thence South 89° 15' East a distance of 74.4 feet to the point of beginning. ALSO all that part of the northeast quarter of the southwest quarter of Section 24, Township 48, Range 33, in Jackson County, Missouri, described as follows: Beginning at the southeast corner of said quarter quarter section; thence North along the east line 329.75 feet; thence North 89° 171 West to the east line of Kansas City Southern Railroad right-of-way as now established; thence South 20° 40' East along said right-of-way to south line of said quarter quarter section; thence East along the south line of said quarter quarter section to point of beginning. ALSO beginning on the west line of the southwest quarter of the southeast quarter of Section 24, Township AB, Range 33, in Jackson County, Missouri, at a point 170.25 feet south of the north line of said quarter quarter section; thence East parallel with said north line a distance of 359.28 feet; thence Southerly to a point on the south line of said quarter quarter section which is 252.1 feet east of the west line thereof; thence West along the said south line of the quarter quarter section to the easterly line of the right-of-way of the Kansas City Southern Railway Company; thence Northerly along said right-of-way line to a point which is approximately 496,75 feet south of and 147 feet east of the northwest corner of aforesaid quarter quarter section; thence Westerly with said right-of-way line a distance of 70 feet; thence Northerly along said right-of-way line to a point 15 feet west of point of beginning; thence East 15 feet to point of beginning. A - 30

(59) Service Center Dodson, 8619 Prospect Avenue, Kansas City. The south half of the southwest quarter of the northwest quarter of Section 22, Township 48, Range 33, Jackson County, Missouri, except that part of said premises described as follows: Beginning at a point on the center line of Prospect Avenue 580 feet south of the center line of 85th Street; thence East parallel to the center line of 85th Street 264.35 feet; thence South parallel to the center line of Prospect Avenue 287.95 feet to the center line of a public road; thence on a curve to the right along the center line of said road 355 feet to a point in the center line of Prospect Avenue 80 feet south of the point of beginning; thence North to the point of beginning; and except also that part conveyed to William B. Shelby and Veda N. Shelby described as follows: Beginning at the point of intersection of the present west line of Prospect Avenue, also known as Grandview Road, with the south line of said southwest quarter of the northwest quarter, said point being approximately 495 feet east of the southwest corner of said southwest quarter of the northwest quarter; thence West 130 feet, thence North 95 feet; thence East approximately 130 feet to said present west line of Prospect Avenue, also known as Grandview Road; thence Southerly along said west line of Prospect Avenue, also known as Grandview Road, to point of beginning, in Jackson County, Missouri, subject to easements, restrictions, covenants and reservations now of record, if any. ALSO beginning at a point 380 feet east of the northwest corner of southeast quarter of northwest quarter of Section 22, thence South and parallel with the west line of said quarter quarter section, 600 feet; thence West and parallel with the north line of said quarter quarter section, 380 feet to the west line of said quarter quarter section; thence South along the west line of said quarter quarter section approximately 724 feet to the southwest corner of said quarter quarter section; -'thence East along the south line of said quarter quarter section 440 feet; thence North and parallel with the west line of said quarter quarter section approximately 1,324 feet to the north line of said quarter quarter section, thence West along the north line of said quarter quarter section 60 feet to the point of beginning. (60) Transmission Line; Hawthorn - Blue Valley, 8011 Winner Road, Kansas City; Lots 1 and 2; the west 34.74 feet of Lot 3 (8011 Wilson Road); the east 18.09 feet of Lot 3 and the west 16.65 feet of Lot 4 (8013 Wilson Road) Block 6, Washington Heights Addition. ALSO Lots 19 and 30 inclusive, Block 6, Washington Heights Addition. ALSO Lots 1, 2, 3, 8, 9, & 10, except those parts of Lots 1 and 10 in Winner Road and that part of Lot 3 in U.S. Highway No. 24, Block 16, Washington Heights Addition. ALSO Lot 6, lying south of U.S. Highway No. 24, Block 15, Washington Heights Addition. A - 31

(61) Substation No. 75 Hidtown, 1223 East 48th Street, Kansas City_: All that part of the southwest quar ter of Section 28, Township 49, Range 33, Kansas C i ty , Jackson County, Missouri, more part icularly described as follows: Beginning at a point on the south line of 48th Street, 275.0 feet east of the east line of Troost Avenue; thence South 89° 55' 00" East along the south line a distance of 378.32 feet to a point; thence South parallel with said east line of Troost Avenue 158.20 feet to a point in the northerly line of Brush Creek Parkway; thence South 57° 44' 00" West along said northerly line a distance of 447.39 feet to a point; thence North and parallel with the east line of Troost Avenue a distance of 397.06 feet to the point of beginning. ALSO, that part of the northwest quarter of the southwest quarter of Section 28, Township 49, Range 33, in Kansas City, Jackson County, Missouri, described as beginning at the southwest corner of Lot 21, of Block 3 of Davis Place, a sub-division of land, and running thence South along the extended east line of Tracy Avenue a distance of 208.2 feet to a point in the northerly line of the right-of-way of Brush Creek Parkway as established by Ordinance No. 52089 of Kansas City, approved March 23, 1926; thence Northeasterly along said northerly parkway right-of-way line to a point in the extended west line of Virginia Avenue 50 feet south of the south line of Davis Place; thence North 50 feet along the west line of the right-of-way of Brush Creek Parkway and the extended west line of Virginia Avenue to the point of intersection with the South line of Lot 20, Block 3, Davis Place; thence West along the south lines of Lots 20 and 21, Block 3, Davis Place, a distance of 250 feet to the point of beginning. ALSO, the south 46 feet of the west 111.67 feet of Lot 19, the west 111.67 feet of Lot 20, all of Lot 21, and the south 46 feet of Lot 22, Block 3, Davis Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. (62) Substation No. 61 Leeds, A210 Raytown Road, Kansas City: A tract of land in the southwest quarter of Section 19, Township 49, Range 32, in Jackson County, Missouri, described as follows: Beginning on the west line of the southwest quarter of said Section 19, at a point which is 939.2 feet north of the southwest corner of said quarter section; thence North along said west line a distance of 100 feet; thence East at an angle of 90° right from last described course a distance of 204.34 feet; thence North parallel with the west line of the quarter section a distance of 251.82 feet; thence South 40° 42' East a distance of 479.22 feet; thence South 24° 00' East a distance of 103.80 feet; thence South 44° 01' East a distance of 56.30 feet; thence North 50° 11' East a distance of 143.79 feet to a point on the southwesterly line of U.S. Highway #40 Alternate; thence South 47B 30' East along said highway line a distance of '101.50 feet ; thence South A - 32

31" 45' West a distance of 355.29 feet; thence South 62° 45' West a distance of 172.92 fee t j thence North 66° 11' 26" West a distance of 483.68 feet to a point on the west line of the said southwest quarter of Section 19; thence North along said quarter section line a distance of 310.2 feet to the point of beginning. (63) Substation No. 146 Bru_sh___Creek___Jernun_aj._,. 4030 Brush Creek Parkway, Kansas City: All that part of Lot "8", Block 4, Vineyard Gardens, a subdivision of land in Kansas City, Jackson County, Missouri, described as follows: Beginning at the southwest corner of said Lot "B", which is on the northerly line of Brush Creek Parkway (as now established); thence North 16° 15' 10" East along the west line of Lot "B" a distance of 159.83 feet to a point; thence South 85° 30' 20" East to a point on the east line of the northeast quarter of the southeast q u a r t e r of Section 27, Township 49, Range 33, Jackson County, Missouri, which is 662.08 feet south of the northeast corner of said quarter quarter section, said point being also the northeast corner of Lot "B"; thence South along the east line of Lot "B" to the southeast corner therof or the northerly line of Brush Creek Parkway (as now established); thence in a Westerly direction along the south line of Lot "B" to the point of beginning or the southwest corner of said Lot (64) Transmission Line; Hawthorn - Leeds, 47th & Park Road, Kansas t^ity_: Lot 9, Eastwood Hills, an addition in Kansas City, Missouri, except that portion of said lot taken for right-of-way. (65) Transmission Line; Leeds - Midtown, 48th A Elmwood,Kansas City: All of Lots 1 , 2, 3, 4, 5, and 6, Block 9, Vineyard Gardens, a subdivision of land in Kansas City, Jackson County, Missouri. (66) Transmission Line; Montros_e_- Loma Vista, 103rd & Blue Ridge Ex t . , Kansas^ City: All of Lot 21 in the southeast quarter, northeast quar ter , Section 36, Township 48, Range 33 except described as follows: All that part of Lot 21, Ruskin Acres, a subdivision in Jackson County , Missouri, which lies within the widths as hereinafter designated on the lef t or east side of the following described center line of Blue Ridge Boulevard and an the right or south side of the following described survey center line of the median of highway Interstate Route 470: The survey center line of the median of highway Interstate Route 470 and the center line of Blue Ridge Boulevard are located and described as follows: Beginning at the southeast corner of the northeast quarter of Section 36, Township 48, Range 33; thence Nor th 2° 44' 26" West 342.4 feet to Station 130+90 on the survey center line of the median of said highway; thence from said Station 130+90 the survey center line extends Nor th 66° 44' 26" West 1019.01 feet to the beginning of a spiral transition curve normal to a 3° simple curve to the left having an interior angle of 34° 53' 43" at S. T. Station 120+70.99; thence Westerly along said spiral curve 200 feet to the end A - 33 of said spiral curve and the beginning of said 3° simple curve at C. S. Station 118+70.99; thence Westerly along said 3° simple curve 105.22 feet to Station 117+65.77 which equals Station 10+00 on the center line of Blue Ridge Boulevard; thence from said Station 10+00 the center line of Blue Ridge Boulevard extends South 02° 29' 07" West 229.5 feet to the point of curve Station 12+29.5 of a 2° curve to the left having an interior angle of 88 56'; thence Southerly along the curve 105.5 feet to Station 13+35. The widths of rights-of-way on the left or east side of the center line of Blue Ridge Boulevard and on the right or south side of the survey center line of the median of highway Interstate Route 470 are as follows: Beginning with a width of 75 feet on the south line of Lot 21, Ruskin Acres, as measured at right angles of Blue Ridge Boulevard center line at Station 13+35; thence Northeasterly to a width of 220 feet as measured at right angles to the survey center line of the median of highway Interstate Route 470 at Station 119+40; thence Northeasterly along a straight line and decreasing to a width of 160 feet from said survey center line of the median of highway Interstate Route 470 Station 123+30; thence 160 feet in width from said Station 123+30 to Station 125+00; also all abutters rights of direct access between highway now known as Interstate Route 470 including Blue Ridge Boulevard and abutting land owned by Kansas City Power & Light Company in Lot 21, Ruskin Acres, a subdivision of land in Jackson County, Missouri. (67) Transmission Line; j_eeds - Midtown, 43rd & Blue River , Kansas Cityj Beginning at the southeast corner of the southeast quarter of the southwest quarter of Section 24, Township 49, Range 33, Jackson County, Missouri; thence Northwardly along the east line of said quar te r quarter section 179.6 feet; thence Southwestwardly by a straight line 635.8 feet, more or less, to a point in the south line of said quarter quarter section 609.5 feet west of the point of beginning; thence EastWardly 609.5 feet to the point of beginning. (68) Substation No. 144 Guinotte Terminal, 2014 East Guinotte, Kansas City: Lots 11, 12, 13, 14, 15, 16, 17, 18, 19, and 20, Block 30, Guinotte's Addition, a subdivision in Kansas City, Jackson County, Missouri. (69) Substation No. 24 Crosstowt, 1B01 Cherry Street, Kansas City; Lots 1 to 10, both inclusive, and all of the vacated alley lying west of and adjoining Lots 1 to 5, both inclusive, Block 2, McGee Place; also Lots 25 to 36, both inclusive, and the south 10 feet of Lot 37 and the south 10 feet of Lot 60, and all of the vacated alley lying west of and adjoining the south 10 feet of said Lot 60 and Lots 61 to 72, both inclusive, and all of the vacated alley lying west of and adjoining said Lots 61 to 72, both inclusive, Park Place; both being subdivisions in Kansas City, Jackson County, Missouri. (70) Transmission Line, Blue Valley - Southtown, at Truman Sports^ Complex, Kansas City: All that part of Blocks 8, 9, and 10, A - 34

Subdivision of Thomas Harrington's Land, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof, described as follows: Beginning at the point of intersection of the north line of said Block 8 with the northerly right-of-way line of the Chicago, Rock Island and Pacific Railroad Company, said right-of-way line being 50 feet northeasterly of and normally distant from the center line of said railroad company's main track, said point . also being 212 feet west and 1702 feet, more or less, south of the northeast corner of the southwest quarter of Section 19, Township 49, Range 32; thence East along the north line of said Block 8, a distance of 116 feet to a point 96 feet west and 1702 feet, more or less, south of said northeast corner, said point being on the northerly right-of-way line of said railroad company, said right-of-way line being 100 feet northeasterly of and normally distant from the center line of said railroad company's main track; thence Southeasterly along said northerly right-of-way line to a point 561 feet east and 2055 feet, more or less, south of the northwest corner of the southeast quarter of Section 19; thence Southerly to a point 562 feet east and 2114 feet, more or less, south of said northwest corner, said point being 50 feet northeasterly of and normally distant from the center line of said railroad company's main track; thence Northwesterly along a line 50 feet northeasterly of and normally distant from the center line of said main track to the point of beginning. (71) Transmission Line; Shawnee - Navy, 12th & Bluff Street, Kansas City: That part of the west half of Government Lot No. 1 of the northeast quarter (sometimes called the southwest quarter of the northeast quarter) of Section 6, Township 49, Range 33, in Kansas City, Jackson County, Missouri, described as commencing at the intersect ion of the north and south center line of said Section 6 with the north line of Twelfth Street, bear East along the north line of Twelfth Street a distance of 742.07 feet to the true point of beginning; thence making an angle of 77° 06' to the left of the last described course bear Northeasterly a distance of 735.80 feet along a line parallel with and 1.97 feet normally distant from the westerly line of Beardsley Street to a point; thence making an angle of 10° 03' to the left of the last described course bear Northerly a distance of 451.73 feet to a point on the easterly line of Bluff Street (formerly Bluff Street Diversion) as established by deed of dedication dated November 8, 1912, in Book B-1462 at page 418, Document 921088; thence Southerly along the east line of said Bluff Street (formerly Bluff Street Diversion) making an angle of 169° 52' 05" to the left of the last described course to a point on the north line of Twelfth Street; and thence East along the north line of Twelfth Street to the point of beginning. (72) Substation No. 31 Forest, 1105 East 61st Street, Kansas City: All of the south 25 feet of Lot 4, and the north 12-1/2 feet of Lot 5, in Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. A - 35

ALSO, the east 2 feet of the north 15 feet of Lot 6 and the east 2 feet of the south 20 feet of Lot 7, in Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, Lot 2, Lockhart Place, a subdivision in Kansas City, Jackson County, Missouri. ALSO, the north 37-1/2 feet of Lot 3, Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, the west 129 feet of the south 35 feet of Lot 6, Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, Lot 4, Lockhart Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, all that part of the southwest quarter of the northwest quarter of Section 4, Township 48, Range 33, described as follows: Beginning at a point on west line of Forest Avenue 674.9 feet north of south line of northwest quarter Section 4, Township 48, Range 33, thence West parallel to north line of southwest quarter of southwest quarter of northwest quarter of said Section 4, 131.06 feet to a point 131 feet east of the east line of Troost Avenue as now established, thence North parallel to east line of Troost Avenue 40 feet to a point, thence East parallel to south line of said quarter section 131.06 feet to a point, thence South 40 feet to beginning, Kansas City, Jackson County, Missouri. ALSO, all .-that part of the southwest quarter of northwest quarter Section 4, Township 48, Range 33, described as follows: Beginning at a point on west line of Forest Avenue 714.9 feet north of south line of northwest quarter of Section 4, thence West parallel to north line of southwest quarter of southwest quarter of northwest quarter of said Section 4, 131.06 feet to a point 131 feet east of east line of Troost Avenue as now established thence North parallel to east line of Troost Avenue 50 feet to a point, thence East parallel to south line of said quarter section 131.06 feet to a point, thence South 50 feet to beginning in Kansas City, Jackson County, Missouri. ALSO, the south 12-1/2 feet of Lot 3, and the north 25 feet of Lot 4, Goodsll Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, the north 35 feet of the south 40 feet of Lot 8, Goodell Place, an addition in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. A - 36

ALSO, Lot 5, Lockhart Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, Lot 1, Lockhart Place, a subdivision in Kansas City, Jackson County, Missouri. ALSO, the west 129 feet of the north 15 feet of Lot 6 and the west 129 feet of the south 20 feet of Lot 7, Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, commonly known aa 6115 Troost Avenue, and all rights to an easement for driveway purposes over the south 6 feet of the north 21 feet of the west 107 feet of Lot 6 of the said Goodell Place, a subdivision in Kansas City, Jackson County, Missouri. ALSO, all of the north 30 feet of Lot 7, and the south 5 feet of Lot 8, Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, commonly known as 6113 Troost Avenue. ALSO, the north 10 feet of Lot 8 and the south 25 feet of Lot 9, Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, commonly known as 6107-6109 Troost Avenue, and all rights to an easement for driveway purposes over the north 4 feet of the north 35 feet of the south 40 feet of the west 107 feet of Lot 8 of the said Goodell Place, a subdivision in Kansas City, Jackson County, Missouri. ALSO, the north 25 feet of Lot 9 and all of Lot 10, Goodell Place, a subdivision in Kansas City, Jackson County, Missouri, commonly known as 6101 Troost Avenue. ALSO, Lot 3, Lockhart Place, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, the east 2 feet of south 35 feet of Lot 6, Goodell Place, a subdivision in Kansas City, Jackson County, Missouri. (73) Commercial Office, 6145 Troost,_Kansas City: All that part of the southwest quarter of the northwest quarter of Section 4, Township 48, Range 33, in Kansas City, Jackson County, Missouri, beginning at a point 749.9 feet north and 40 feet east of the southwest corner of said quarter quarter section on the east line of Troost Avenue, thence East parallel to the south line of said quarter quarter section 131 feet, thence North parallel with the west line of said quarter quarter section 65 feet, thence West parallel to the south line of said quarter quarter section 131 feet, thence South 65 feet on the east line of Troost Avenue to place of beginning, in Kansas City, Jackson County, Missouri. ALSO, all that part of the southwest quarter of the northwest quarter of Section 4, Township 48, Range 33 in Kansas City, Jackson County, Missouri, described as follows: Beginning at a point 632.57 north and A - 37

40 feet east of the southwest corner of said quarter quarter section; said point being the intersection of the north line of 62nd Street with the east line of Troost Avenue; thence North along the east line of Troost 117.33 feet; thence East parallel with the south line of said quarter quarter section 131 feet; thence South parallel with said line of Troost Avenue; 75-32 feet more or less to a point 42.01 feet north of the north line of 62nd Street, thence East parallel to the north line of 62nd Street to a point on the west line of Forest Avenue; thence South along said west line to the north line of 62nd Street; thence West along said north line 262.06 feet to the point of beginning. (74) Substation Nq._ 37 Courtney, Baker Road & Mo. Highway 291, Sugar Creek: The north 150 feet of the east 150 feet of the southeast quarter of Section 24, Township 50, Range 32, Jackson County, Missouri. ALSO, beginning at the southeast corner of the northeast quarter of Section 24, Township 50, Range 32, Jackson County, Missouri, thence North along the east line of said quarter section 50 feet, thence West parallel to the south line of said quarter section 150 feet, thence South, parallel to the east line of said quarter section to a point on the south line of said quarter section, thence East along the south line of said quarter section to the point of beginning. (75) Substation No. 48 Tomahawk 910 West 103rd Street, Kansas City: The east 175' of Lot 22, except that part thereof lying south of a line drawn 150 feet north of and parallel to the south line of said lot, in Eden, a subdivision in Kansas City, Jackson County, Missouri, according to the recorded plat thereof. ALSO, part of the southwest quarter of the northeast quarter of Section 31, Township 48, Range 33, in Kansas City, Jackson County, Missouri, more particularly described as follows: Beginning in the south line of said quarter quarter section at a point 519 feet west of the southeast corner thereof; thence North parallel to the east line of said quarter quarter section, 150 feet; thence West parallel to the south line of said quarter quarter section, 70 feet; thence South parallel to the east line of said quarter quarter section, 150 feet; thence East along the south line of said quarter quarter section, 70 feet to the place of beginning, except the south part thereof in 1Q?rd Street. ALSO, that part of the southwest quarter of the northeast quarter of Section 31, Township 48, Range 33, in Kansas City, Jackson County, Missouri, described as follows: Beginning at a point 203 feet west of the southeast corner of the southwest quarter of the northeast quarter of said section, thence West 72-1/2 feet, thence North to the center of Indian Creek,' thence along the said center of Indian Creek to a line 203 feet west of the west line of the southeast quarter of the A - 38 northeast quarter of said Section 31, thence South to the place of beginning, except part in county highway known as 103rd Street. ALSO, a part of Section 31, Township 48, Range 33, in Jackson County, Missouri; beginning 454 feet west of the southeast corner of the southwest quarter of the northeast quarter of Section 31, Township 48, Range 33, thence West 65 feet; thence North 150 feet; thence East 65 feet; thence South 150 feet to the beginning, in Jackson County, Missouri. ALSO, part of the southwest quarter of the northeast quarter of Section 31, Township 48, Range 33, in Kansas City, Jackson County, Missouri, particularly described as follows: Beginning in the half section line at a point 414 feet west of the southeast corner of said southwest quarter of the northeast quarter and running, thence West along the south line of said quarter quarter section 40 feet, thence North and parallel with the east line of said quarter quarter section 150 feet; thence East parallel with the first course herein described 40 feet; thence South 150 feet; thence South 150 feet to the place of beginning, in Jackson County, Missouri. ALSO, all that part of the southwest quarter of the northeast quarter of Section 31, Township 48, Range 33 described as follows: Beginning at a point 275.5 feet west of the southeast corner of the west half of the northeast quarter of Section 31; thence West along the half section line of said section 138-1/2 feet, thence North to the center of the channel of Indian Creek, thence East and South along the center channel of Indian Creek to a line running north from beginning; thence South to place of beginning in Jackson County, Missouri. LAFAYETTE COUNTY (76) Substation No. 34 Corder, Missouri Jjighway 20 & BB, Corder^: Beginning at a point 92 feet north and 84.8 feet west of the Section Corner 22, 23, 26, 27 Township 50, Range 25: thence West 152.2 feet; thence North 189 feet; thence East 217 feet; thence South 145.7 feet; thence West 3.9 feet, thence Southwesterly to the place of beginning; being a part of the southeast quarter of the southeast quarter of Section 22, Township 50, Range 25, Lafayette County, Missouri. (77) Substation No. 122 Waverly, 208 Jefferson Street, Waverly: The north 150 feet of Lots 1, 2, and 3, Block 10, Shelby and Company' s Addition to the Town of Waverly, Missouri. (78) Substation No. 703 Mayview, County Rd FF Northeast of Hayview: A tract of land in the northeast quarter of the southeast quarter of Section 6 in Township 49, Range 26 in Lafayette County, Missouri being more particularly described as follows: Beginning at an iron rod on the south right-of-way line of Missouri State Supplementary Route FF (Truman Road), 1047.2 feet west of the east line of Section 6 and A - 39

2620.0 feet north of the south line of said Section 6; thence from point of beginning South 88° 52' West along the south right-of-way line of said Route FF a distance of 208.0 feet to an iron rod; thence South 1° 08' East a distance of 208.0 feet to an iron rod; thence North 88° 52' East and parallel to the south line of Section 6, a distance of 208.0 feet to an iron rod; thence North 1° 08' West a distance of 208.0 feet to the place of beginning. ALSG, a tract of land described as follows: Beginning on the south line of Lafayette County FF Highway, as now established, at a point 1255.2 feet west of the east line of the southeast quarter of Section 6, Township 49, Range 26, Lafayette County, Missouri; thence West along the south line of said FF Highway, a distance of 119.3 feet; thence South 1° 8' East 55 feet; thence North 88° 52' East 20 feet; thence South 1° 8' East 153 feet; thence North 88° 52' East, a distance of 99.3 feet; thence North 1° 8' West to the point of beginning. (79) Substation No. 127 South Waverly, 4 Miles South of Waverly: A tract of land in the northwest quarter of Section 2, Township 50, Range 24, Lafayette County, Missouri, described as follows: Beginning at the northwest corner of the northwest quarter of said Section 2, thence South along the west line of said quarter section a distance of 600 feet, thence South 89° 5V East a distance of 636 feet to the center of a creek, thence North 31° 54' East along the center of said creek a distance of 60 feet, thence North 34° 28' West along the center of said creek a distance of 56 feet, thence North 13° 03' West along the center of said creek a distance of 63.2 feet, thence North 36° 07' East along the center of said creek a distance of 53 feet, thence North 8° 42' East along the center of said creek a distance of 108 feet, thence North 32° 52' West along the center of said creek a distance of 47 feet, thence North 18° 50' East along the center of said creek a distance of 81 feet, thence North 36° 28' West along the center of said creek a distance of 53 feet, thence North 13° 47' East along the center of said creek a distance of 66 feet, thence North 18° 03' West along the center of aforesaid creek a distance of 72.5 feet to the north line of said quarter section, thence West along the north line of said quarter section to the point of beginning. (80) Substation No. 110 Hiqqinsville, 29th & Shelby, Hiqqinsville: Part of Lot numbered .1 in Layne A Jones Subdivision of a part of southeast quarter southwest quarter Section 6, Township 49, Range 25, no* an addition to the City of Higginsville, Missouri, more particularly described as follows: Beginning at the intersection of the north line of said Lot numbered 1 with the east line of Shelby Street (formerly Lipper Avenue) as now established, in the City of Higginsville, Missouri, running thence East along the north line of said Lot numbered 1, 100 feet, thence South parallel with the East line of Shelby Street, 110 feet, thence West parallel with the north line of said Lot numbered 1, 100 feet to the east line of said Shelby Street, thence North along the east line of said Shelby Street, 110 feet to the place of beginning. A - 40

PLATTE COUNTY (81) Substation No. 98 Riverside, Tillison Road 4 CB&Q Tracks^ Riverside: A tract of land in the southwest quarter of Section 4, Township 50, Range 33, Platte County, Missouri, described as follows: Beginning on the west line of Section 4, Township 50, Range 33, at the point of its intersection of the northerly right-of-way line of the Chicago, Burlington 4 Quincy Railroad Company, the said point being 324.3 feet north of the southwest corner of said Section 4; thence North along the west line of the section a distance of 116 feet; thence right at an angle 100° 25' 45" from the west line of the section, a distance of 132 feet; thence right at an angle of 69° 34' 15", a distance of 116 feet to a point on the northerly line of the right-of-way of the Chicago, Burlington 4 Quincy Railroad; thence Westerly along the northerly right-of-way line to point of beginning, excepting that part of the above being in county road. Subject to all roads and easements of record. ALSO, all that part of the southwest quarter of Section A, Township 50, Range 33, Platte County, Missouri, described as follows: Beginning at a point on the west line of the southwest quarter of said Section 4, said point being the northwest corner of a tract of land conveyed to the Kansas City Power 4 Light Company by deed filed for record as Instrument No. 13349 in Book 164 at Page 51 in the Office of the Recorder of Deeds for Platte County in Platte City, Missouri, said point being 440.41 feet (Deeded 401.69 feet) north of the southwest corner of said Section 4; thence North 00° 14' 09" East along said west line, a distance of 98.42 feet (Deeded 136.05 feet) to a point on the southerly right-of-way line of Interstate Route 1-635, as now established; thence South 89° 38* 04" East along said southerly right-of-way line, a distance of 32.48 feet (Deeded 34.14 feet); thence North 00° 21' 56" East continuing along said right-of-way line, a distance of 108.50 feet (Deeded 110.0 feet); thence Northeasterly continuing along said southerly right-of-way line along a curve to the right, tangent to the last described course, having a radius of 195.18 feet, an arc distance of 323.62 feet; thence South 84° 38' 04" East along said right-of-way line to a point which is 300 feet east of the west line of the southwest quarter of said Section 4 (as measured at right angles to the west line of said quarter section); thence South, parallel with and 300 feet distant from the west line of said quarter section to a point on the northerly right-of-way line of the Chicago, Burlington 4 Quincy Railroad Company; thence North 69° 10' 36" West along the northerly right-of-way line of said railroad to a point on the west line of the southwest quarter of said Section 4; thence North along the west line of said southwest quarter, Section 4, to the point of beginning. Excepting therefrom the aforesaid tract of land conveyed to Kansas City Power 4 Light Company. Also subject to the gravel road along the west line of the above described tract of land. A - 41

(B2) Substation No. 11 Barry, 4401 West Tiffany Springs Road, Kansas City: A tract of land in the northwest quarter of Section 5, Township 51, Range 33, Kansas City, Platte County, Missouri, more particularly described as follows: Beginning at the southeast corner of the northwest quarter of Section 5; thence West a distance of 50 feet to the west right-of-way line of North Green Hills Road, said line also being the east property line of Parcel I and the true point of beginning; thence North 0° 22' 25" East a distance of 560.5 feet to the northeast corner of Parcel I; thence North 88" 08' 26" West along the south right-of-way line of Tiffany Springs Road, said line also being the north property line of Parcel I, to the intersection with the easterly right-of-way line of the special rapid transit corridor, said point being the northwest corner of Parcel I; thence Southeasterly along the easterly right-of-way of said corridor, said line being the westerly property line of Parcel I, to the intersection with the south line of the northwest quarter of Section 5; thence East along the south line of the northwest quarter of Section 5 to the intersection with the west right-of-way line of North Green Hills Road, said point being the true point of beginning. ALSO, a tract of land in the southwest quarter of Section 5, Township 51, Range 33, Kansas City, Platte County, Missouri rore particularly described as follows: Beginning at the northeast corner of the southwest quarter of Section 5; thence West a distance of 50 feet to the west right-of-way line of North Green Hills Road, said line being the east property line of Parcel II, and the true point of beginning; thence South 0° 22' 25" West along the west right-of-way line of North Green Hills Road a distance of 20 rods (330 feet); thence West along a line parallel to the north line of the southwest quarter, said line being the south property line of Parcel II, South 88° 8' 26" East, a distance of 816.62 feet to the intersection of said line and the easterly right-of-way line of the special rapid transit corridor; thence Northwesterly along the easterly right-of-way line of said corridor, said line being the west property line of Parcel II, to a point of intersection of said line and the north line of the southwest quarter of Section 5; thence East along the north line of the southwest quarter of Section 5 to the intersection with the west right-of-way line of North Green Hills Road, said point being the true point of beginning. (83) Substation No. 49 Weatherby, Missouri Highway 45 & Graden Road, Platte County: A tract of land in the southwest quarter of Section 23, Township 51, Range 34, described as follows: Beginning at a point which is 1498.85 feet east and 502.5 feet north of the southwest corner of said Section 23; thence North 23° 37' East 625.3 feet to a point; thence South 66° 23' East 660 feet to a point; thence South 23* 37' West 694.7 feet to the center of a public road; thence North 60° 25' West 663.7 feet to the point of beginning, in Platte County, Missouri, except that part in public road or highway. A - 42

(84) Future Turbine Generating Site Riverside, Tillison Road & Burlington Nor thern Railroad, Riverside: A tract of land in the southwest quarter of Section 4, Township 50, Range 33, and the northwest quarter of Section 9, Township 5D, Range 33, Platte County, Missouri, described as follows: Beginning at a railroad rail at the northwest corner of said Section 9; thence South along the west line of said Section 9, 1591.23 feet, deed (measures 1592.11 feet) to a gag pipe; thence East 1303.5 feet, deed (measures 1303.17 feet) to a point in the east line of the west half of the west half of fractional Section 9, Township 50, Range 33, thence North along said east line 1248.0 feet to a point in the southerly right-of-way line of Chicago, Burlington 4 Quincy Railroad as now located; thence Northwesterly along the southerly line of said railroad, 1391.0 feet, deed (measures 1390.66 feet) to the intersection of said southerly right-of-way line and the west line of the southwest quarter of Section 4, Township 50, Range 33, thence southerly along said west line, 127.0 feet, deed (measures 126.48 feet) to the point of beginning. (85) Substation No. 63 Line Creek, 3810 N .W. 64th Street, Kansas Cit,y: All of the east 12.5 acres of the west 22.5 acres of the east 45 acres of the south half of the southeast quarter of Section 20, Township 51, Range 33, Kansas City, Platte County, Missouri, subject to easements and restrictions of record. Also the east 385 feet of the west 1430 feet of the south half of the southeast quarter of Section 20, Township 51, Range 33, Platte County, Missouri. (86) latan Steam Electric Generating Station, latan: A tract of 1 and comprised of al 1 or part of fract ional Sect ions 18, 19, 29, 30, and 32, Township 54, Range 36 of the Fif th Principal Mer id ian , and all or part of fractional Sections 13, 24, 25, and 26, Township 54, Range 37 of the Fi f th Principal Meridian and a part of fractional Section 5, Township 53, Range 36 as said sections were surveyed and shown on the Original U.S. Government Surveys of the State of Missouri. ALSO all or part of fractional Sections 5, 6, 7, 8, 9, 16, and 17, Township 7, Range 22 of the Sixth Principal Meridian as said sections were surveyed and shown on the Original U.S. Government Surveys of the Territory of Kansas. ALSO certain accreted and relicted lands and former river bed; all now being in Platte County in the State of Missouri and more particularly described as follows: (NOTE : The bearings in this description are based on, or have been converted to conform to, the Missouri Coordinate System, West Zone) Beginning at the southwest corner of the southeast quarter of Section 32, Township 54, Range 36; thence North 89° 49' 28" East along said south line a distance of 928.4 feet ; thence North 00° 34' 33" East parallel with the west line of said quar ter section, 2672.30 feet , more or less to a point on the south line of the. northeast quarter of said Section 32; thence continuing A - 43

North 00° 34' 33" East 432.26 feet; thence South 89° 19' 03" East, parallel with the south line of said northeast quarter section 1716.0 feet to a point on the east line of said Section 32; thence North 00° 34' 33" East along said east line 883.99 feet, more or less, to the southwesterly line of the right-of-way of Missouri State Highway No. 45; thence Northwesterly along said southwesterly right-of-way line through parts of said Sections 32, 29, 30, and 19, in Township 54, Range 36, over the next twenty-nine courses: North 45° 03' 24" West 2772.21 feet; thence South 44° 56' 36" West 5.0 feet; thence North 45° 03' 24" West 700.0 feet; thence North 44° 56' 36" East 5.0 feet; thence North 45° 03' 24" West 466.0 feet; thence Northwesterly along a curve to the right, tangent to the last described course and having a radius of 5769.58 feet, an arc distance of 506.81 feet, thence North 40° 01' 24" West 2729.8 feet; thence South 49° 58' 36" West 5.0 feet; thence North 40° 0V 24" West 1625.9 feet; thence Northwesterly along a curve to the right, tangent to the last described course and having a radius of 11504.2 feet, an arc distance of 579.01 feet, thence North 37° 08' 24" West 340.1 feet; thence South 52° 51' 36" West 25.0 feet; thence North 37° 08' 24" West 100,0 feet; thence North 52° 51' 36" East 25.0 feet; thence North 37° 08' 24" West 1587.51 feet; thence South 49° 41' 36" West 10.01 feet; thence North 37° 08' 24" West 610.64 feet; thence Northwesterly on a curve to the right, tangent to the last described course and having a radius of 11514.2 feet, an arc length of 855.13 feet; thence North 89° 08' 24" West 6.02 feet; thence Northwesterly on a curve to the right, tangent to the last described course and having a radius of 11519.2 feet, and arc distance of 45.67 feet; thence North 32° 38 ' 24" West 1699.4 feet; thence North 57° 21' 36" East 5.0 feet; thence North 32° 38' 24" West 350.0 feet; thence North 57° 21' 36" East 5.0 feet; thence North 32° 38' 24" West 743.09 feet; thence North 89° 38' 24" West 119.24 feet; thence North 32" 38' 24",West 95.38 feet; thence South 89° 38' 24" East 119.24 feet; thence North 32° 38 ' 24" West 56.55 feet to the south line of said Section 18, Township 54, Range 36 at a point 750.65 feet easterly along said section line from the southwest corner of said section; thence South 89° 38' 24" East along said south line 331.43 feet to the southwesterly line of an old county road; thence along said southwesterly line over the next six courses; North 27° 32' 56" West, 122.55 feet; thence North 28° 54' 56" West , 349.13 feet; thence North 30° 34' 56" West 983.34 feet; thence North 23° 18' 56" West, 238.91 feet; thence North 30° 18' 56" West, 452.35 feet; thence North 25° 30' 56" West 48.53 feet to a point on the east line of said Section 13, Township 54, Range 37; thence South 00" 22' 26" West along said east line, 574.06 feet to the southwesterly right-of-way line of the Burlington Northern, Inc. (formerly the Chicago Burlington & Quincy Railroad Company), thence Northwesterly along said southwesterly right-of-way line 759.31 feet, thence continuing along said southwesterly right-of-way line North 25° 28l 04" West 634.46 feet, thence departing from said right-of-way line South 70° 22' 26" West 2245.96 feet; thence South 11° 37' 34" East 435.6 feet; thence North A - 44

71° 22' 26" East 253.44 feet; thence South 85° 37' 34" East 876.48 feet; thence South 00° 52' 26" West 1547.04 feet; thence North 72° 52' 26" East 238.28 feet, to a point on the west line of Lot 5 of the northeast fractional quarter of said Section 24, Township 54, Range 37; thence South 00° 22' 26" West along the west line of said Lot 5 (also referred to as the west line of the east half of the northeast quarter of said section) and the southerly prolongation thereof, 2488.10 feet to the easterly prolongation of the north line of the southwest fractional quarter of said Section 24; thence South 89° 23' 37" West along said prolongation 928.79 feet to a point which is 3055 feet easterly along said north line and prolongation, from the northwest corner of said southwest fractional quarter section; thence South 34° 17' 44" West 3252.40 feet to a point on the easterly prolongation of the south line of said Section 24 at a point 1265 feet easterly along said line from the southwest corner of said section; thence South 89" 15' 20" East along said easterly prolongation 2169.14 feet to the north-south center line of said Section 6, Township 1, Range 22, as said center line is located by decree of the Supreme Court of the United States entered June 5, 1944, and reported in 64 Supreme Court Reporter at Page 1202-1208; thence South 00° 22' 09" East along the southerly prolongation of said line 2474.31 feet to the northwest corner of the northeast quarter of fractional Section 7, Township 7, Range 22, the same being the southeast corner of a tract of land conveyed to Gary Ashpaugh and Mary Ashpaugh, husband and wife, by General Warranty Deed filed for record on the 8th day of June 1973 and recorded as Document No. 43211 in Book 416 at Page 430; thence North 89° 58' 25" West along the south line of said tract, 3118.5 feet to the southwest Corner of said Ashpaugh tract, said corner also being on a line described in a boundary line agreement recorded on July 3, 1968, as Document No. 20330 in Book 311 at Page 83 in the Office of the Recorder of Deeds for Platte County; thence South 0° 55' 37" West (record -South 0° 28' West) 339.04 feet; thence North 89° 04' 23" West (record North 89° 49' West) along said boundary line 877.2 feet; thence South 00° 55' 37" West (record South 00° 28' West) along said boundary line 2383.41 feet to a monumented meander point on the northerly highbank of the Missouri River (which said monumented meander point is the beginning point of the next six meander line courses which run approximately parallel to a portion of the actual boundary as follows: (1) South 68° 53' 41" East, 2169.12 feet (2) South 769 18' 33" East, 1644.66 feet (3) South 72° 24' 55" East 2300.96 feet (4) South 63a 59' 58" East, 1078.11 feet (5) South 54° 07' 46" East, 2940.56 feet (6) South 35° 45' 15" East, 2149.20 feet to a point on the westerly point on the westerly prolongation of the south line of said Section 32, Township 54, Range 36; the last said meander point bearing South 89° 49' 28" West along said south line and westerly prolongation thereof a distance of 3669.29 feet from the southwest corner of the southeast quarter of said Section 32; thence from said monumented meander point South 00° 55' 37" West, to the low water line on the left or northerly shore of the Missouri River; thence Southeasterly along the low water line to a point en the westerly prolongation of a line that is 7371 A - 45 feet north of and parallel to the south line of the northeast quarter of Section 8, Township 53, Range 36; thence leaving said low water line North 89° 49' 28" East along said parallel line to a point that is 2400 feet west of the east line of the northwest quarter of said Section 5; thence South 24° 05' 32" East 228.63 feet; thence North 89° 49' 28" East, 1052.17 feet to a point 1255 feet west of the east line of the northwest quarter of said Section 5, Township 53, Range 36 and 7162 feet north of the south line of the northeast quarter of Section 8, Township 53, Range 36, said point being a point on a curve; thence Northwesterly along said curve to the left having a radius of 4677.31 feet (deed) and 4583.66 feet (as surveyed) to a point on the south line of Section 32 at a distance of 1461.66 feet westerly along said south line from the southwest corner of the southeast quarter of said Section 32; thence North 89° 49' 28" East along said south section line 1461.66 feet to the point of beginning.

SALINE COUNTY

(87) Substation No. 26 Blackburn, North of Blackburn: One Acre in the northeast corner of the northwest quarter of the northwest quarter of Section 19, Township 50, Range 23, Saline County, Missouri.

(88) Substation No. 32 Mt. Leonard, Mo. Highway 127 near Mt. Leonard: A tract of land located in the southwest quarter of the southwest quarter of Section 12, Township 50, Range 23, Saline County, Missouri, described as follows: Beginning at a point which is 721.1 feet west of the east line and 25 feet north of the south line of said quarter quarter section, thence West parallel with the south line of said quarter quarter section a distance of 100 feet, thence right at an angle of 89° 05' from the last-described course a distance of 100 feet, thence East parallel with the south line of said quarter quarter section a distance of 100 feet, thence South to the point of beginning.

(89) Substation No. 43 West Marshall, U.S. Highway 65 & 240, Marshall: Beginning at a stake 984.4 feet north and 32.3 feet east of the center of Section 9, Township 50, Range 21; thence North 21° 45' East 190.6 feet, thence South 68° 14' East 138.7 feet; thence South 7° 36' West 335.2 feet; thence North 36° 49' West 258.2 feet to the place of beginning.

(90) Service Center Sweet Springs, 104 North Locust Street, Sweet Springs: Beginning at the intersection of the east line of Miller Street in the City of Sweet Springs and the north line of the right-of-way of the Missouri Pacific Railroad; thence East along the north line of the Missouri Pacific Railroad right-of-way 264 feet more or less; thence North 50 feet, thence West on a line parallel with the north line of the northwest quarter of the northwest quarter of Section 11, Township 48, Range 23, 263.9 feet more or less to the east line of Miller Street; thence South on the east line of Miller Street to the point of beginning.

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ALSO, all of Irregular Lot 18, Sweet Springs, Saline County, Missouri, described by metes and bounds as follows: Commencing at a point 25.0 feet east of the northwest corner of the southeast quarter of the northwest quarter of the northwest quarter of Section 11, Township 48, Range 23, Saline County, Missouri, said point being on the east right-of-way line of Miller Street and also being the northwest corner of Irregular Lot 19 as shown by the J. J. Smith map of Sweet Springs, Missouri, and also the southwest corner of Lot 1 in Block 4 of J. C. Magness Addition to Sweet Springs, Saline County, Missouri; thence South 89° 54' 40" East along the north line of said southeast quarter of the northwest quarter of the northwest quarter, said line also being the north line of said Irregular Lot 19 and the south line of said J. C. Magness Addition, 264.0 feet to the northeast corner of said Irregular Lot 19, said point also being the northwest corner of Irregular Lot 18, as shown on said J. J. Smith map of Sweet Springs, Missouri, and the Point of Beginning of a tract herein described; thence continuing South 89° 54' 40" East along the north line of said southeast quarter of the northwest quarter of the northwest quarter, said line also being the south line of said 3, C. Magness Addition and the north line of said Irregular Lot 18, 466.50 feet to the northeast corner of said Irregular Lot 18, said point also being the southeast corner of Lot 4 in Block 3 of said J. C. Magness Addition and also being a point on the west right-of-way line of Locust Street (Missouri State Route 127); thence South 01° 10' West along the east line of said Irregular Lot 18 and west right-of-way line of Locust Street (Missouri State Route 127), 182.65 feet to a point on the northerly right-of-way line of the Missouri Pacific Railroad, said point also being the southeast corner of said Irregular Lot 18; thence Southwesterly along said northerly right-of-way line and the south line of Irregular Lot 18, along a curve to the right with a main line degree of curve of 02° 42 ' , 350.32 feet to Railroad PT Station 11171 plus 43.3; thence continuing along said northerly right-of-way line and the southerly line of Irregular Lot 18, South 86° 38' 40" West, 123.71 feet to a point 257.0 feet east of the east right-of-way line of said Miller Street as measured along said northerly right-of-way line of the Missouri Pacific Railroad, said point also being the southwest corner of Irregular Lot 18, and the southeast corner of said Irregular Lot 19; thence North 01° 40' 30" East along the west line of said Irregular Lot 18, said line also being the east line of said Irregular Lot 19, 240.29 feet to the point of Beginning. (91) Substation No. 95 Norton, on County Road 0 South^ of Norton: A tract of land described as follows: Beginning on the west line of the southwest quarter of the southwest quarter of Section 20, Township 51, Range 20, in Saline County, Missouri, at a point 1032.58 feet north of the south line of said quarter quarter section, thence East parallel A - 47 with the said south line a distance of 688.38 feet, thence North parallel with the west line of said quarter quarter section a distance of 345.5 feet to the north line of said quarter quarter section, thence West along said north line a distance of 688.38 feet to the west line of said quarter quarter section, thence South along said west line to the point of beginning, subject to the right-of-way of State Road "0" located along the west side of said tract. (92) Radio Tower, on County Road AD, West of Ho. Highway 41, South of Miami: A 5 acre tract located in the northeast quarter of Section 20, Township 52, Range 21, Saline County, Missouri, more thoroughly described as follows: Beginning at the northwest corner of southeast quarter of northeast quarter of Section 20, thence East along said north line of southeast quarter of northeast quarter a distance of 466.69 feet, thence South and parallel with the west line of said quarter quarter a distance of 466.69 feet, thence West and parallel with the north line of said quarter quarter a distance of 466.59 feet to a point on the west line of said quarter quarter section, thence North along west quarter quarter line 466.69 feet to a point of beginning, excepting that part dedicated for highway purposes.- (93) Substation No. 2B Sweet Springs, Broadway & Oak Streets, Sweet Springs: The east 104 feet of Lots 11, 12 and 13 in Block 11 of Dankenbring's Re-Subdivision of part of the northwest quarter of the southwest quarter of Section 2, Township 48, Range 23, Saline County, Missouri. Beginning at the southeast corner of said Block 11, thence North along the east line of said Lots 13, 12, and 11, a distance of 95 feet, to the north line of said Lot 11; thence West along the said north line of Lot 11, a distance of 104 feet; thence South, parallel with the said east line of Lots 11, 12, and 13, to the south line of said Block 11; thence East along said south line of Block 11 to the point of beginning. (94) Substation No. 59_Gilliam, on Mo. Highway 240 East of jUlliam: A tract of land described as follows: Beginning on the northerly line of State Highway No. 240 at a point 161 feet east of the west line of the southwest quarter of the northwest quarter of Section 4, Township 51, Range 19, Saline County, Missouri (measured along said highway line), thence Easterly along said highway line a distance of fifty (50) feet, thence North at an angle of 90° left from last-described course a distance of 50 feet, thence West at an angle of 90° left from last-described course a distance of 50 feet, thence South at an angle of 90° left from last-described course to the point of beginning. A - 48

(95) Substation No. 702, Newell, on Mo. Highway 20 West of Marshall: A tract of land in the west half of the northwest quarter of Section 16 Township 50, Range 21, Saline County, Missouri, described as follows: Beginning on the northerly line of Missouri Highway No. 20, as now established, at a point 262.1 feet west of the east line of said half quarter section, as measured along the northerly line of said Missouri Highway No. 20, thence North parallel with the east line of said half quarter section a distance of 125 feet, thence left at an angle of 89° 40' from the last described course a distance of 125 feet, thence left at an angle of 90° 20' from the last described course, to a point on the northerly line of said Missouri Highway No. 20, thence Easterly along the northerly line of said Missouri 20 to the point of beginning.

REAL ESTATE IN KANSAS

All the following described real estate of the Company situated in the State of Kansas:

ANDERSON COUNTY

(96) Substation No. 80 Greeley, on U.S. Highway 169 West of Greeley: *A tract of land located in the northeast quarter of* Section 36, Township 19, Range 20, Anderson County, Kansas, more particularly described as follows: Beginning at a point on the southerly right of way line of U.S. Highway 169 said point being 231.6 feet west and 103.0 feet south of the northeast corner of northeast quarter Section 36, with a Southwest angle of 89° 10' off the north line of said quarter section, thence continuing South on this last described course a distance of 100.0 feet, thence East a distance of 100.0 feet, thence North and parallel with the west line of said tract a distance of 112.0 feet to the southerly right of way line of U.S. Highway 169, thence Westerly along said southerly right-of-way line to point of beginning.

(97) Substation No. 97 Welda, on U.S. Highway 169 near Garnett: A tract of land described as follows: Beginning on the west line of a public road which lies along the east side of the northeast quarter of Section 18, Township 21, Range 20, Anderson County, Kansas at its point of intersection with the south line of the public road which lies along the north side of said quarter section (said point being further identified as being 30 feet west of and 35 feet south of the northeast corner of said section), thence South along the west line of first described public road a distance 100 feet, thence West parallel with the north line of the section a distance of 100 feet, thence North to the south line of the public road next described, thence East along said south line of the public road to the point of beginning.

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(98) Substation No. 481 Greeley Regulator, on U.S. Highway 169 Southwest of Greeley: Beginning at a point on the easterly right-of-way line of U.S. Kansas Highway 169, as now established, said point being 544 feet northeasterly of the south line of the northeast quarter of Section TO, Township 20, Range 20, Anderson County, Kansas, as measured along the easterly right-of-way of said U.S. 169, thence at an angle of 90° to the right from the northeasterly course of the easterly right-of-way line of said U.S. Highway 169 a distance of 100 feet, thence at an angle of 90° to the left froo the last described course a distance of 100 feet, thence at an angle of 90° to the left from the last described course a distance of 100 feet to the easterly right-of-way line of said U.S. Highway 169, thence at an angle of 90° to the left from the last described course a distance of 100 feet to the point of beginning. CDFFEY COUNTY (99) Wolf Creek Nuclear Generating Station & Lake, on U.S. Highway 75, North of Burlington: An undivided 47 percent interest in and to the following real estate subject to that certain December 28, 1981, Ownership Agreement between Kansas City Power 4 Light Company, Kansas Gas and Electric Company, and Kansas Electric Power Cooperative, Inc. recorded at the Office of the Register of Deeds in Coffey County, Kansas, Book No. W, Pages 465-500, respectively: Beginning at the west quarter corner of Section 24, Township 20, Range 15; thence East to the northeast corner of the west half of the west half of the southeast quarter of said Section 24; thence South to the southeast corner of the west half of the northwest quarter of the northeast quarter of Section 25, Township 20, Range 15; thence West to the west line of the northeast quarter of said Section 25; thence South to the south quarter corner of said Section 25; thence West to a point 797.8 feet east of the northwest corner of the northwest quarter of Section 36, Township 20, Range 15; thence South 520 feet; thence Southeasterly to a point 1020 feet west of the southeast corner of the north half of the northwest quarter of said Section 36; thence South 200 feet; thence West 621.85 feet; thence South 1198.97 feet; thence Southeasterly 350.7 feet to a point 160 feet south of the northeast corner of the west half of the southwest quarter of said Section 36; thence South to the northeast corner of the southwest quarter of the southwest quarter of said Section 36; thence East to the east line of the west half of said Section 36; thence South to the south quarter cocnec of said Section 36; thence East to the southwest corner of the east half of the southeast quarter of the southeast quarter of said Section 36; thence North to the northwest corner of the east half of the southeast quarter of the southeast quarter of said Section 36; thence East to the northeast corner of the west half of the southwest quarter of the southwest quarter of Section 31, Township 20, Range 16; thence South to the southeast corner of said west half of the southwest quarter of the southwest quarter; thence East to the northeast corner A - 50 of Section 6, Township 21, Range 16; thence South to the northwest corner of the south halF of the north half of Section 5, Township 21, Range 16; thence East to the northeast corner of the southwest quarter of the northwest quarter of Section 4, Township 21, Range 16; thence South to the southeast corner of the southwest quarter of the southwest quarter of said Section 4; thence West to the northeast corner of Section 8, Township 21, Range 16; thence South to the southeast corner of said Section 8; thence West 1704.96 feet; thence South to the north line of the south half of the northeast quarter of Section 17, Township 21, Range 16; thence East to the northeast corner of the south half of the northwest quarter of Section 16, Township 21, Range 16; thence South to the south quarter corner of Section 21, Township 21, Range 16; thence West to a point 45Q feet west of the southeast corner of Section 20, Township 21, Range 16; thence South to a point 450 feet west of the east quarter corner of Section 29, Township 21, Range 16; thence West to the center of said Section 29; thence South to the southeast corner of the north half of the southwest quarter of said Section 29; thence West to the southwest corner of said north half of the southwest quarter; thence North to the southeast corner of the north 70 acres of the southeast quarter of Section 30, Township 21, Range 16; thence West to the southwest corner of the north 70 acres of said southeast quarter; thence North to the center of said Section 30; thence West to the west quarter corner of said Section 30; thence North to the northwest corner of said Section 30; thence West to the southwest corner of the east half of the east half of the southeast quarter of Section 24, Township 21, Range 15; thence North to the northwest corner of said east half of the east half of the southeast quarter; thence East to the southeast corner of the northeast quarter of said Section 24; thence North to the southeast corner of the northeast quarter of the southeast quarter Section 13, Township 21, Range 15; thence West to the southwest corner of said northeast quarter of the southeast quarter; thence North to the northwest corner of said northeast quarter of the southeast quarter; thence West to the center of said Section 13; thence North to the north quarter corner of said Section 13; thence West to the southwest corner of the southeast quarter of the southwest quarter of Section 12, Township 21, Range 15; thence North to the northwest corner of said southeast quarter of the southwest quarter; thence West to the southwest corner of the northwest quarter of the southwest quarter of said Section 12; thence North to the northwest corner of said Section 12; thence West to the southwest corner of the east half of the southeast quarter of Section 2, Township 21, Range 15; thence North 1700 feet; thence West 670 feet; thence North to the north line of the south half of the northeast quarter of said Section 2; thence West to the northwest corner of the south half of the northeast quarter of said Section 2; thence North to a point 1050 feet south of the north line of said Section 2; thence West 600 feet; thence North to a point 720 feet west of the northeast corner of the southeast quarter of Section 34, Township 20, Range 15; thence East to the center of Section 35, Township 20, Range 15; thence North to the center of Section 26, A - 51

Township 20, Range 15; thence East to the southeast corner of the west half of the southeast quarter of the northeast quarter of said Section 26; thence North to the northeast corner of said west half of the southeast quarter of the northeast quarter; thence East to the east line of said Section 26; thence North to the west quarter corner of Section 24, Township 20, Range 15 being the point of beginning, except Stringtown Cemetery and except a tract in the northeast quarter of the northeast quarter of Section 1, Township 21, Range 15 described as beginning at a paint 1060.0 feet south of northeast corner of said northeast quarter; thence West 446.9 feet; thence South 730.0 feet; thence East 446.0 feet; thence North 726.2 feet to the point of beginning. With respect to the fallowing properties, v^iich are contained within the above perimeter description, said properties are held by way of an easement acquired by way of condemnation and are subject to certain rights of reversion: The south half of the southeast quarter and the southeast quarter of the southwest quarter of Section 35, Township 20, Range 15. A tract in Section 1, Township 21, Range 15 described as commencing at a point situated in the center of Wolf Creek about 41 rods west of the southeast corner of said Section 1; thence West on said section line to another point in the center of said Wolf Creek; thence down the center of said creek to the place of beginning. The east half of the northwest quarter, the east half of the southwest quarter, the northwest quarter of the southwest quarter, the west half of the northeast quarter and the northeast quarter of the northeast quarter of Section 12, Township 21, Range 15, except that part of the north half of the northeast quarter of Section 12 lying north of Wolf Creek. The north half of the southwest quarter of the northeast quarter and the southwest quarter of the southwest quarter of the northeast quarter of Section 30, Township 21 South, Range 16. The west half of the northwest quarter of Section 29 and the southeast quarter of the northeast quarter and the southeast quarter of the southwest quarter of the northeast quarter of Section 30, all in Township 21, Range 16. The north half of the southeast quarter and the south half of the southwest quarter of Section 19, Township 21, Range 16, except a tract 16 rods X 20 rods for a school located 'in the southeast corner thereof. A - 52

Southeast quarter of Section 17, Township 21, Range 16. Northeast quarter and the north half of the southeast quarter of Section 20, Township 21, Range 16. Legal description of other lands to be held as jointly owned "Property" for operation of Wolf Creek Station. The east half of the southeast quarter of Section 22, Township 20, Range 15. The east half of Section 23, Township 20, Range 15. The south half of the north half and the east half of the southeast quarter and the east half of the west half of the southeast quarter, all in Section 24, Township 20, Range 15. The east half of the northeast quarter and the east half of the west half of the northeast quarter and the west half of the southwest quarter of the northeast quarter, all in Section 25, Township 20, Range 15. The west half of the east half of the northeast quarter and the east half of the northeast quarter of the northeast quarter, all ~ in Section 26, Township 20, Range 15. The east half of the southeast quarter of Section 34, Township 20, Range 15 except the east 720 feet thereof. The northwest quarter of the northeast quarter and the southwest quarter of the southeast quarter and the northeast quarter of the southeast quarter and the west half of the southeast quarter of the southeast quarter, all in Section 36, Township 20, Range 15. The west half of Section 31, Township 20, Range 16 except the west half of the southwest quarter of the southwest quarter. The northwest quarter and the northeast quarter of the southwest quarter and the northwest quarter of the southeast quarter of Section 13, Township 21, Range 15. The northeast quarter of Section 14, Township 21, Range 15 except the northwest quarter of the northwest quarter of the northeast quarter, and except the west 100 feet of the northeast quarter of the northwest quarter of the northeast quarter; also that part of the south half of the north half of the northwest quarter of said Section 14 lying east of U.S. 75 Highway; also a tract beginning at the intersection of the east right-of-way line of U.S. 75 Highway and the north line of the south half of the northwest quarter of said Section 14; thence East to A - 53 the east line of said quarter section; thence South 80 rods; thence West 160 rods; thence North 37 rods and 12-1/2 feet; thence East to the east right-of-way line of U.S. 75 Highway; thence Northerly along said right-of-way line to the point of beginning; also a tract commencing at the northwest corner of the southwest quarter af said Section 14; thence East 160 rods; thence South 57 rods; thence West to the Neosho River; thence up said River to a point 10 rods south of the beginning; thence North to the beginning, EXCEPT land deeded for Highway purposes, all in Section 14, Township 21, Range 15, AND EXCEPT, the following described tract, to wit: Beginning at the southwest corner of the northwest quarter of Section 14, Township 21, Range 15; thence North 37 rods and 12-1/2 feet; thence East to the west right-of-way line of U.S. Highway 75; thence Southerly along the westerly right-of-way line of said Highway to the Neogho River; thence up said River to a point 10 rods south of the beginning; thence North to the beginning, containing 10 acres, more or less, the last said tract being conveyed by deed dated August 8, 1975 to John A. Decker and Delores Decker, husband and wife. The north half of the northwest quarter of Section 5, Township 21, Range 16. The west half of the northwest quarter of Section 9, Township 21, Range 16. The east half of the northwest quarter of Section 34, Township 21, Range 16, less a tract beginning at the northwest corner of said east half of the northwest quarter; thence South to Long Creek; thence up •Long Creek at a low-water mark in a northeasterly direction to the section line; thence due West to the place of beginning. DOUGLAS COUNTY (100) Substation No. 472 Baldwin, South of Baldwin: A tract of land in the northwest quarter of the northwest quarter of Section 10, Township 15, Range 20, Douglas County, Kansas, described as follows: Beginning at a point on the east line of a county road which is 1100 feet south of the north line and 50 feet east of the west line of the said quarter quarter section, thence left at an angle of 90° from the southerly course of a line parallel to and 50 feet east of the west line of said quarter quarter section, a distance of 100 feet, thence right st an angle of 90° a distance of 100 feet, thence right at an angle of 90° a distance of 100 feet to the east line of said county road, thence North along the east line of aforesaid county road to the point of beginning. FRWttLIN COUNTY (101) Substation No^ 76 Rock Creek, U.S. Highway 59 South of Ottawa: Commencing at a point on the section line between Sections 24 A - 54 and 25, Township 17, Range 19, 222.75 feet east from the northwest corner of said Section 25, thence South, parallel with the west line of said Section 25, 198 feet, thence East parallel with the north line of said Section 25, 111 feet, thence North parallel with the west line of said Section 25, 198 feet, thence West, on the north line of said Section 25, 111 feet to place of beginning. All in Franklin County, Kansas. (102) Substation No. 477 Ransomville, U.S. Highway 50 East of Ransofnville: A tract of land 100 feet by 100 feet in the southeast corner of the southeast quarter of the southeast quarter of Section 4, Township 18, Range 18, Franklin County, Kansas, more particularly described as follows: Beginning at a point 25 feet west of the east line of said quarter quarter section and 40 feet north of the center line of U.S. 50 Highway as now established, thence West 100 feet along north right-of-way line of said U.S. 50 Highway, thence North 100 feet, thence Easterly parallel to the north right-of-way line of U.S. 50 Highway, 100 feet to the west right-of-way line of a county road, thence South along the west right-of-way line of said county road 100 feet to the point of beginning. (103) Substation No. 46 South Ottawa, North of Highway 1-35, West of U.S. Highway 59 near Ottawa: Beginning on the west line of the southwest quarter of the northwest quarter of Section 14, Township 17, Range 19, in Franklin County, Kansas, at a point 710 feet north of the south line of said quarter quarter section, thence East parallel with said south line a distance of 490 feet, thence North parallel with the west line of said quarter quarter section a distance of 425 feet, thence West parallel with the south line of said quarter quarter section a distance of 490 feet to the west line of the quarter quarter section, thence South along said west line a distance of 425 feet to the point'"of beginning, subject to the rights of the public for highway purpose in the west 40 feet of the tract of land herein conveyed. (104) Radio Tower Site KCR 798, East of U.S. Highway 39 and South of Highway 1-35 near Lane: A tract of land in the northeast quarter of Section 25, Township 18, Range 20, Franklin County, Kansas, described ss follows: Beginning on. the east line of the northeast quarter of said section at a point. 1324.6 feet south of the northeast corner of said section, thence West 466.69 feet, thence South and parallel with the east line of said quarter section 466.69, thence East and parallel with the north line of said tract 466.69 feet, thence North along east line of said quarter section 466.69 feet to a point of beginning. (105) Substation No. 105 Sand Creek, Northwest of Ottawa: A tract of land 100 feet by 100 feet in the west half of the northwest quarter of Section 23, Township 16, Range 19, Franklin County, Kansas, described as follows: Beginning at a point which is approximately 30 feet south and 30 feet east of the northwest corner of said Section 23, thence East parallel with the north line of said section a distance of A - 55

100 feet, thence South parallel with the west line of said section a distance of 100 feet, thence West parallel with the north line of said section a distance of 100 feet, thence North parallel with the west line of said section to the paint of beginning. ALSO a tract of land in the northwest quarter of the northwest quarter of Section 23, Township 16, Range 19, Franklin County, Kansas, described as follows: Beginning at a point 30 feet south and 130 feet east of the northwest corner of said Section 23; thence East, parallel with the north line of said section 23, a distance of 25 feet; thence South, parallel with the west line of said Section 23, a distance of 100 feet; thence West, parallel with the north line of said Section 23, a distance of 25 feet; thence North, parallel with the west line of said Section 23, to the point of beginning. (106) Substation No. 480 Hellsville, Kansas Highway 33, Wellsville: Beginning at a point 60 feet east of the west line and 25 feet south of the north line of the northwest quarter of Section 27, Township 15, Range 21, Franklin County, Kansas. Thence South parallel to the west line of said quarter section a distance of 100 feet, thence East parallel to the north line of said quarter section a distance of 100 feet. Thence north parallel to the west line of said quarter section a distance of 100 feet, thence West parallel to the north line of said quarter section a distance of 100 feet to the point of beginning. (107) Microwave Tower Site, Southeast of Williamsburq: A tract of land described as follows: Beginning at a point in the northwest quarter of Section 32, Township 18, Range 18, Franklin County, Kansas, said paint being 35 feet east of the west line and 30 feet south of the north line of said northwest quarter section; thence East, parallel to said north line, a distance of 450 feet; thence South, parallel to said west line, a distance of 450 feet; thence West, parallel to said north line, a distance of 450 feet; thence North, parallel to said west line to the point of beginning. (108) Microwave Tower Site, Southeast of Ottawa: A tract of land in the northwest quarter of the northwest quarter of Section 22, Township 17, Range 20, Franklin County, Kansas, described as follows: Beginning on the west line of said Section 22 at a point 30 feet south of the north line of said section; thence East parallel with and adjoining the south right-of-way line of a certain county road, as now established along the north side of said Section 22, a distance of 480 feet; thence South parallel to the west line of said section, a distance of 450 feet; thence West parallel to said south right-of-way line of said county road to a point on the west line of said section; thence North to point of beginning. A - 56

JOHNSON COUNTY (109) Substation No. 72 Craig, 10859 Craig Road, Johnson County: All of that part of the southwest quarter of Section 12, Township 13, Range 23, described as follows: Beginning at a point at which R. M. Peltier has set an iron bar at the southwest corner of the north half of the southwest quarter of said section which iron bar is 1299.31 feet north of an iron bar set by others in the southwest corner of said section; thence North 1299.31 feet to an iron bar set by R. M. Pelt ier at the northwest corner of the southwest quarter of said section; thence East along the center line of said section 2651.95 feet to an iron bar set by R. M. Peltier at the northeast corner of the southwest quarter of said section; thence South along the center line of sgid section a distance of 1312.6 feet to an iron bar set by R. M. Peltier at the southeast corner of the north half of the southwest quarter of said section; thence West along the south line of the north half of the southwest quarter a distance of 2655.83 feet to a point of beginning, less that part theretofore conveyed to the Atchison, Topeka 4 Santa Te Railroad. Subject to easements of record. (110) Substation No. 81 West Gardner, 18B27 Dillie Road, Johnson County near Gardner: The north half of the southeast quarter of Section 32, Township 14, Range 22, Johnson County, Kansas EXCEPT the north 27 rods 445.5 feet of the west 12 rods 198 feet thereof. (111) Substation No. 47, 9521 West 88th Street, Overland Park: All of Lots 61, 62, 63, 83 and B9, and the south 35 feet of vacated 88th Street, lying north of and adjoining Lot 61, and Lot 62, except the west 110 feet thereof, also the south 15 feet of vacated 88th Street lying north of and adjacent to Lot 63 and the west 110 feet of Lot 62, all being part of the Lots 28 to 119, BREYFOGLE a sub-division in the City of -Overland Park, Johnson County, Kansas, according to the recorded plat thereof. ALSO all of Lots 90 and 91, of LOTS 28 TO 119, BREYFQGL£, a sub-division in Overland Park, Johnson County, Kansas, according to the recorded plat thereof. ALSO all of Lot 64, except the west 20 feet; all of vacated Knox, lying east of and adjacent to said Lot 64; and all that part of vacated 88th Street, lying north of and adjacent to said Lot 64, except the west 20 feet thereof, and except the north 35 feet thereof; and all that part of vacated 88th Street and vacated Knox and lying east of the northerly extension of the east line of said Lot 64 and west of the northerly extension of the west line of Lot 63 except the north 35 feet thereof, all in "Lots 28 to 119 BREYFOGLE", a sub-division of land now in the City of Overland Park, Johnson County, Kansas, according to the recorded plat thereof. (112) Substation No. 69 Moonlight, 17503 Moonlight Road, Gardner: The Northeast quarter of the northeast quarter of the northeast quarter of Section 25, Township 14, Range 22, Johnson County, ft - 57

Kansas, lying south of the right-of-way of the Atchison, Topeka and Santa Fe Railroad. (113) Substabion No. 38 Oxford, 14540 Antioch, Overland Park: Beginning at the southeast corner of the north one-half of the northeast quarter of Section 1, Township 14, Range 24, Johnson County, Kansas; thence West along the south line of said north one-half to the westerly right-of-way line af Antioch Road a distance of 20 feet; thence continuing Westerly along said south line a distance of 1100 feet to a point; thence North parallel to the east line of said north one-half of distance of 600 feet to a point; thence East parallel to the south line of said north one-half a distance of 670 feet to a point; thence South parallel to the east line of said north one-half a distance of 415 feet to a point; thence East parallel to the south line of said north one-half a distance of 430 feet to a point in the west right-of-way line of Antioch Road; thence East along the same course a distance of 20 feet to a point in the east line of said north one-half; thence South along the east line of said north one-half a distance of 185 feet to the point of beginning; subject to easements of record. (114) Substation No. 22 Switzer, 9900 West 127th Street, Overland P_ark: Beginning at the southwest corner of the southeast quarter of the southwest quarter of Section 24, Township 13, Range 24, Johnson County, Kansas; thence East along the south line of said quarter, quarter section, 430 feet; thence North and parallel with the west line of said quarter quarter section, 507 feet; thence West and parallel with aforesaid south line to a point on the west line of said quarter quarter section; thence South along said west line to the point of beginning, except part in public road or highways. (115) Substation No. 29 Lenexa, 15730 West 95th Street, Lenexa: The west one-half of the southwest quarter of the southeast quarter of Section 32, Township 12, Range 24, Johnson County, Kansas. (116) Substation No. 62 Hur Len, 15900 West 159th Street, Johnson County: The south 622.29 feet of the east 910 feet of the southwest quarter of Section 8, Township 14, Range 24, Johnson County, Kansas. (117) Substation No. 13 Shawnee, 12501 West 51st Street, Shawnee: All of Lots 20, 21, 22, 23 and 25, MEL-Q-DEE MANOR, a sub-division in the City of Shawnee, Johnson County, Kansas. Also all that part of the north 30 acres of the northwest quarter of the southeast quarter of Section 3, Township 12, Range 24, in Johnson County, Kansas, lying westerly of and adjacent to the westerly line of said Mel-0-Dee Manor as same is now platted except that part thereof presently owned by Kansas City Power i Light Company. (11B) Substation No. 50 Kenilworth, 4609 West 90th Terrace, Overland Park: Lot 1,' except that part of Lot 1 which lies westerly from a line 40 feet easterly from and parallel to the following described center line of Roe Avenue: Beginning at the intersection of the westerly A - 58 extension of the north line of said Lot 1 with the north-south center line of said Section 33, said point being on the center line of Roe Avenue as established by the recorded plat of said Somerset Acres West; thence South along said center line of Section 33 and of Roe Avenue to a point which is 75 feet north of the east-west center line of said Section 33; thence Southeasterly along a curve to the left, said curve having a radius of 500 feet, a distance of 75.24 feet to its intersection with the east-west center line of said Section 33, the last aforesaid center line being on the south line of said Lot 1, and all of Lots 2 and 3, said lots being a part of Block 6, Somerset Acres West , a sub-division of land in the northeast quarter of Section 33, Township 12, Range 25, in Johnson County, Kansas. ALSO Lot 4, Block 6, Somerset Acres West, a sub-division in Prairie Village, Johnson County, Kansas, according to the recorded plat thereof. Subject to easements, reservations, and restrictions of record. (119) Substation No. 91 Merriam, 6412 Carter Avenue, Herriam: A tract of land in the northeast quarter of the northwest quarter of Section 13, Township 12, Range 24 in Johnson County, Kansas, described as follows: Beginning at a point on the south line of the northeast quarter of the northwest quarter of said Section, and 558.15 feet west of the southeast corner of the northeast quarter of the northwest quarter of Section 13, Township 12, Range 24, said point being on the west right-of-way line of Crowder (Carter) Road, thence West on the south line of the northeast quarter of the northwest quarter of said Section 13 approximately 335.98 feet to the center line of Turkey Creek, thence on a meandering line Northwesterly with the center line of Turkey Creek to a point which is 990.15 feet west and approximately 71.35 feet north of the southeast corner of the northeast quarter of the northwest quarter of said Section 13, thence North to a point which is 990.15 feet west and 4QQ feet north on a 90° angle from the south line of said quarter section line, thence East at a 90° angle from the last described line to a point on the west right-of-way line of Crowder (Carter) Road, thence Southerly along the west right-of-way line of Crowder (Carter) Road to the point of beginning. ALSO a parcel of land lying in the southeast corner of Lot 25, Sherwood Forest, a sub-division in the City of Merriam, Johnson County, Kansas; said parcel being bound on the south by the south property line of said Lot 25; bound on the north and the east by the existing center line of Turkey Creek as shown on the original plat of said Sherwood Forest, dated and recorded April 9, 1947; bound an the west by the following described line, said described line having a true point of beginning located as follows: Beginning at the northwest corner of Lot 25, Sherwood Forest, a sub-division in the City of Merriam, Johnson County, Kansas; thence Southeasterly along the north line of said Lot 25 a distance of 446.50 feet to the center line of relocated Turkey Creek; thence South 20° 03' 53" East along the center line of relocated A - 59

Turkey Creek a distance of 5 - 7 9 feet; thence South 29° 56' 09" East along the center line of relocated Turkey Creek a distance of 164.86 feet; thence South 36° 29' 51" East along the center line of relocated Turkey Creek a distance of 77-38 feet; thence Southeasterly along the center line of relocated Turkey Creek on a curve to the right having a radius of 200.00 feet a distance of 43.54 feet to the south line of said Lot 25, and true point of beginning of said described line; thence Northwesterly along the center line of relocated Turkey Creek on a curve to the left having a radius of 200.00 feet a distance of 43.54 feet; thence North 36° 29' 51" West along the center line of relocated Turkey Creek to the southerly extension of the west property line of Kansas City Power 4 Light Company; thence due North along the said west property line of Kansas City Power & Light Company to the intersection of the center line of existing Turkey Creek as shown on the original plat of said Sherwood Forest and said west property line; said intersection being the terminus of said described line. (120) Substation No. 68 Roeland Park, 4702 Roe Avenue, Roeland Pack: A tract of land in the northwest quarter of Section 4, Township 12, Range 25, Johnson County, Kansas, described as follows: Beginning on the north line of the northwest quarter of Section 4, Township 12, Range 25, at a point 215.8 feet west of the northeast corner of the northwest quarter of said section, thence South a distance of 350 feet, thence West a distance of 350 feet, thence North a distance of 350 feet to the north line of the said northwest quarter section, thence East along the north line of said quarter section a distance of 350 feet to the point of beginning. (121) Transmission j-ine; Overland Park - Herriam, 10001 West 75th Street, Overland Park: A tract of land, 100 feet in width for 161 kv Kenilworth-Merriam line right-of-way described as follows: Beginning at. the northeast corner of the west half of the southwest quarter of Section 24, Township 12, Range 24; thence South along the east line of said fractional section, a distance of 150.3 feet to a point on the westerly right-of-way of the St. Louis 4 San Francisco Railroad; thence Southwesterly along said right-of-way to a point 100 feet west of the east line of said fractional section; thence North parallel with the east line of said fractional section to a point on the center line of 75th Street, said center line also being the east-west center line of Section 24, Township 12, Range 24, 100 feet west of the northeast corner of said fractional section; thence East a distance of 100 feet to point of beginning. (122) Substation No._ 1 48 Roe Terminal, 4704 Font ana f Roeland Park: The east half of Lots 1 and 2 of Beer's Third Addition in the northeast quarter of Section 4, Township 12, Range 25, Johnson County, Kansas. (123) Substation No. 41 Olathe, 135th Street and Black Bob Road, Olathe: The' southeast quarter of the southwest quarter of the A - 60 southwest quarter of Section 28, Township 13, Range 24, in Johnson County, Kansas, subject to a highway easement over the south 60 feet thereof. ALSO the northeast quarter of the southwest quarter of the southwest quarter of Section 28, Township 13, Range 24, in Johnson County, Kansas. (124) Service Center Johnson County, 8730 Nieman Road, Overland Park: All of Lots 7 and 8, SUNSET HILL, a sub-division of land in Johnson County, Kansas, except the west TOO feet thereof (but including the right-of-way reserved by parties of the first part in the deed by which said west 100 feet was conveyed by them to L. and M., Inc., on January 28, 1959, as appears in said deed filed February 2, 1959, as Instrument No. 56876Q in the Office of the Register of Deeds of Johnson County, Kansas, and there recorded in Book 437 of Deeds at Page 587) and except that portion of said real estate described as beginning at the southeast corner of said Lot 7 (said point being on the east line of the northwest quarter of Section 35, Township 12, Range 24, and in Nieman Road); thence North 150 feet; thence West 290 feet; thence South 150 feet to the south line of said Lot 7; thence East along said south line to the point of beginning. Said real estate is further subject to the right-of-way of the west half of Nieman Road (being the east 25 feet of said Lots 7 and 8) and is subject to the highway right-of-way condemned by Kansas State Highway Commission, described as beginning at the northwest corner of said Lot 8; thence South along the west line of said lot 65 feet; thence Northeasterly to a point on the north line of said lot 200 feet east of the place of beginning; thence West 200 feet along said north line to the place of beginning. ALSO a part of Lot 7, SUNSET HILL, a sub-division of land in the northeast quarter of northwest quarter of Section 35, Township 12, Range 24, Johnson County, Kansas, described as follows: Beginning at a point on the east line of said quarter quarter Section 35, said point being the southeast corner of said Lot 7, thence North 150 feet, thence West 290 feet, thence South 150 feet, thence East along the south line of Lot 7, to the point of beginning, subject to the right-of-way of the west half of Nieman Road, being the east 25 feet of said Lot 7. (125) Substation No. 16 Stillwell, 191st Street East of Metcalf, Johnson County: The southeast quarter of Section 32, Township 14, Range 25, in Johnson County, Kansas, except the northeast quarter of the southeast quarter of Section 32, Township 14, Range 25. (126) Substation No. 12 Brookridqe, 10001 West 103rd Street, Overland Park: A tract of land in the north half of the northwest quarter of Section 12, Township 13, Range 24, described as follows: Beginning on the south line of 103rd Street (old R/W) (as now established) at a point which is 112 feet east of the west line of the northeast quarter of the northwest quarter of said Section 12, thence A - 61

.South, parallel with the vest line of said quarter quarter section a distance of 500 feet, thence West at an angle of 90° to the right from the last described course a distance of AGO feet, thence North at an angle of 90° to the right from the last described course to the south line of said 103rd Street, thence East along the south line of aforesaid 103rd Street to the point of beginning, all in Johnson County, Kansas. (127) Substation No. 93 Greeriwood? 65th and Lackman Road, Shawnee: Beginning at a point 20 feet east of the northwest corner of the southwest quarter of the northwest quarter of Section 16, Township 12, Range 24, in Johnson County, Kansas; thence South 16° 161 East 125.7 feet, thence South 5° 38' East, 317.8 feet; thence North B8° 01' East 428.6 feet; thence South 81° 17' East to the east line of said west half of the southwest quarter of the northwest quarter, thence North 02° 28' West, to the north line of the northwest quarter of the southwest quarter of the northwest quarter of said Section 16, thence West to point of beginning, of said Section 16. EXCEPT for an easement reserved in granters to the north 25 feet of the west half of the north half of the southwest quarter of the northwest quarter of Section 16, Township 12, Range 24, Johnson County, Kansas, for ingress and egress, which said easement shall be subject to the right of the grantee to locate its poles and wires across said strip of land and to the further eight of the grantee to dedicate same for a public right-of-way. (128) Substation No. 101 Stanley, 159th Street and U.S. Highway 69, Overland Park: A tract of land 100 feet by 100 feet described as follows: Beginning at a point 460 feet west of the east line and 20 feet north of the south line of the southeast quarter of Section 7, Township 14, Range 25, Johnson County, Kansas, thence North 100 feet parallel with east line of said southeast quarter section, thence West 100 feet parallel with the south line of said southeast quarter section, thence South 100 feet, thence East 100 feet to point of beginning. (129) Substation No. 106 Edqeton, U.S. Highway 56, West of Edgeton: A tract of land described as commencing at the northeast corner of Section 12, Township 15, Range 21, in Johnson County, Kansas; thence West on the section line 270.20 feet; thence South 45 feet at an angle of 90° 21* to the south right-of-way line of U.S. Highway No. 56, being the point of beginning of the tract of land herein conveyed; thence South 100 feet; thence West 100 feet; thence North 100 feet to the south right-of-way line of U.S. Highway No. 56; thence East 100 feet along said right-of-way to the point of beginning. (130) Substation No. 37 Gardner^ South of Highway 56, West of Gardner: A tract of land in the southwest quarter of Section 26, Township 14, Range 22, Johnson County, Kansas, described as follows: Beginning at the northeast corner of the southwest quarter of Section 26, Township 14, Range 22, Johnson County, Kansas; thence South along the east line of said quarter section to the northerly A - 62 right-of-way line of the A.T. and 5.F. Railroad Company, as presently located; thence Southwesterly along said railroad right-of-way to the west line of said southwest quarter; thence North along said west line of said section to the point of intersection with the southwesterly right-of-way line of A.T. and 5.F. Railroad, as presently located; thence Northeasterly along said railroad right-of-way line to the north line of the southwest quarter of said Section 26; thence East along said north line of the southwest quarter to the point of beginning. LINN COUNTY (131) Substation No. 99 La Cygne, 1 Mile North of Highway 135, La_Cygne_: A tract of land described as follows: Beginning on the north line of the northeast quarter of the northwest quarter of Section 34, Township 19, Range 24, in Linn County, Kansas, at a point 145 feet west of the east line of said quarter quarter section, thence South parallel with the said east line, a distance of 100 feet, thence East parallel with the north line of said quarter quarter section, a distance of 1QO feet to a point on the west line of a public road, thence North along said road a distance of 100 feet to a point on the north line of said quarter quarter section, thence West to the point of beginning. (132) Substation No. 107 Holly Street, 509 East 9th Street, Pleasanton: The south 50 feet of Lots 9, 10, 11 and 12, Block 65, in the City of Pleasanton, Linn County, Kansas, according to the recorded plat thereof. (133) Substation No. 471 Parker, 2 Hiles West of Cadmus: A tract of land located in the northwest quarter of Section 1, Township 20, Range 22, of the 6th principal meridian described as follows: Beginning at a point 50.7 feet south and 30 feet east of the northwest corner of Section 1, thence East 100 feet, thence South 100 feet, thence West 100 feet, thence North 100 feet to the point of beginning. (134) Substation No. 33 Center Street, 4th and Center Street, Pleasanton; Lots 1 and 2, Block 109, City of Pleasanton, Linn County, Kansas. (135) Substation No. 106 Centerville, West of Centerville: A tract of land located in the east half of the southeast quarter of Section 13, Township 21, Range 21, Linn County, Kansas, described as follows: Beginning on the north line of the east half of the southeast quarter of Section 13, Township 21, Range 21, Linn County, Kansas, at a point 330 feet west of the east line of said half quarter section, thence West along the north line of said half quarter section, a distance of 660 feet, thence South at right angles to the north line of said half quarter section a distance of 370 feet, thence East parallel to the north line of said half quarter section a distance of 660 feet, thence North to the place of beginning. Subject to a public road along the north 40 feet of the above described tract of land. A - 63

(136) La Cygne Steam jlectric Generating Station and Lake, Linn and Miami Counties, East of La Cyqne: An undivided one-half interest in and to the following described real estate subject to that certain April 19, 1971, Ownership Agreement between Kansas City Power i Light Company and Kansas Gas and Electric Company recorded at the Offices of the Registers of Deeds in Linn and Miami Counties at Book No. MS-2Q, Page 187 and Book 233, Page 77, respectively: Beginning at the northwest corner of fractional Section 2, Township 20, Range 25, Linn County, Kansas, thence North 87° 42' 44" East a distance of 984 feet, thence South 2° 17' 16" East a distance of 48 feet, thence South 69° 52' 44" West, thence South 49° 05' 14" West to a paint in the east line of Section 3, Township 20, Range 25, which point is 455 feet south of the northeast corner of said Section 3 (and 455 feet south of the northwest corner of said fractional Section 2), measured along the east line of said Section 3, thence Southerly along the east line of said Section 3 to the southeast corner of the northeast quarter of said Section 3, thence Westerly along the south line of the northeast quarter of said Section 3 to the northeast corner of the southwest quarter of said Section 3, thence Southerly along the east line of the southwest quarter of said Section 3 to a point which is 2 rods north, measured along said east line of the southwest quarter of said Section 3, of the south line of the northeast quarter of the southwest quarter of said Section 3, thence Westerly parallel with the south line of said northeast quarter of the southwest quarter of Section 3, a distance of 22 rods, thence Southerly parallel with the east line of the northeast quarter of the southwest quarter of said Section 3, a distance of 2 rods, thence Westerly along the south line of the north half of the southwest quarter of said Section 3 to the east line of Section 4, Township 20, Range 25, thence Southerly along the east line of Section 4 to the southeast corner of said Section 4, thence Westerly along the south line of said Section 4 to the west line of the southeast quarter of the southwest quarter of said Section 4, thence Northerly along the west line of the southeast quarter of the southwest quarter of said Section 4 to the southeast corner of the northwest quarter of the southwest quarter of said Section 4, thence Westerly along the south line of the northwest quarter of the southwest quarter of said Section 4 to the east line of Section 5, Township 20, Range 25, and continuing Westerly along the south line of the northeast quarter of the southeast quarter of said Section 5 to the west line of the northeast quarter of the southeast quarter of said Section 5, thence Northerly along the west line of the northeast quarter of the southeast quarter of said Section 5 to the south line of the northeast quarter of said Section 5, thence Westerly along the south line of the northeast quarter of Section 5 to the west line of the northeast quarter of said Section 5, thence Northerly along the westerly line of the northeast quarter of said Section 5 to the southerly line of the northeast quarter of the northwest quarter of said Section 5, thence Westerly along the south line of the northeast quarter of the northwest quarter of Section 5 to. the west line of the northeast quarter of the northwest quarter of said Section 5, thence Northerly along the west line of the A - 64 northeast quarter of the northwest quarter of Section 5 to the south line of Section 32, Township 19, Range 25, thence Westerly along the south line of said Section 32 to a point which is 45.32 rods east of the west line of said Section 32, measured along the south line of said Section 32, thence Northerly parallel with the west line of said Section 32, a distance of 1,000 feet, thence Westerly parallel with the south line of said Section 32 to the west line of said Section 32, thence Northerly along the west line of Section 32 to the southwest corner of Section 29, Township 19, Range 25, and continuing northerly along the west line of said Section 29 to the north line of the south half of the southwest quarter of said Section 29, thence Easterly along the north line of the south half of the southwest quarter of Section 29 to the north-south center line of Section 29, thence Northerly along the north-south center line of Section 29, to the south line of Section 20, Township 19, Range 25, and continuing northerly along the north-south center line of said Section 20 to the southeast corner of the northwest quarter of said Section 20, thence Westerly along the south line of the northwest quarter of Section 20 to the west line of the northwest quarter of said Section 20, thence Northerly along the west line of the northwest quarter of said Section 20 to a point which is 330 feet south of the northwest corner of the northwest quarter of said Section 20, measured along the westerly line of said northwest quarter of section 20, thence Westerly parallel with the north line of the northeast quarter of the northeast quarter of Section 19, Township 19, Range 25, a distance of 200 feet, thence Northerly parallel with the east line of the northeast quarter of the northeast quarter of Section 19 to a point in the north line of 'sa id Section 19 (all of the foregoing being in Linn County, Kansas), said point also being in the south line of Section 18, Township 19, Range 25, Miami County, Kansas, thence Northerly with the east line of the southeast quarter of said Section 18, a distance of 270 feet, thence Northerly to a point which is 550 feet north of the southerly line, and 95 feet west of the easterly line, of the southeast quarter of the southeast quarter of said Section 18, thence Easterly parallel with the south line of the southeast quarter of the southeast quarter of said Section 18, a distance of 95 feet to the east line of the southeast quarter of the southeast quarter of said Section 18, and continuing easterly parallel with the south line of Section 17, Township 19, Range 25, a distance of 325 feet, thence Northerly parallel with the west line of said Section 17, a distance of 905 feet, thence Easterly parallel with the south line of said Section 17, a distance of 390 feet, thence Southeasterly to a point which is 580 feet north of the south line, and 155 feet west of the east line, of the west half of the southwest quarter of said Section 17, thence Easterly parallel with the south line of said Section 17 to a point in the west line of the east half of the southwest quarter of said Section 17, thence Northerly along the west line of the east half of the southwest quarter of Section 17, to the north line of the south half of said Section 17, thence Easterly along the north line of the south half of Section 17 to a point which is 77 rods west of the east line of the southwest quarter of the A - 65 northeast quarter of Section 17 (measured along the north line of the south half of said Section 17), thence Northerly a distance of 16.315 rods, thence Easterly a distance of 7.267 rods, thence North 58° 49' 39.8" East, a distance of 81.5 rods to a point in the west line of the southeast quarter of the northeast quarter of said Section 17, which point is 58.5 rods north of the southeast corner of the southwest quarter of the northeast quarter of said Section 17, measured along the west line of the southeast quarter of the northeast quarter of said Section 17, thence Northerly along the west line of the southeast quarter of the northeast quarter of said Section 17 to the north line of the southeast quarter of the northeast quarter of said Section 17, thence Easterly along the north line of the southeast quarter of the northeast quarter of said Section 17 to the west line of Section 16, Township 19, Range 25, thence Northerly along the west line of said Section 16 to the south line of Section 9, Township 19, Range 25, and continuing Northerly along the west line of said Section 9 to a point which is 26 rods south of the northeast corner of the southeast quarter of the southeast quarter of Section 6, Township 19, Range 25, thence Westerly 15 rods, thence North 34° 4V 45" West, a distance of 31.619 rods to a point in the south line of the northeast quarter of the southeast quarter of said Section 8, which point is 33 rods west of the southeast corner of the northeast quarter of the southeast quarter of said Section 8, measured along the south line of said quarter quarter section, thence Westerly along the south line of the northeast quarter of the southeast quarter of said Section 8 to the west line of the northeast quarter of the southeast quarter of said Section 8, thence Northerly along the west line of the northeast quarter of the southeast quarter of said Section 8 to the southwest corner of the southeast quarter of the northeast quarter of said Section 8, and continuing along the west line of said southeast quarter of the northeast quarter of Section 8 to the south line of the northwest quarter of the northeast quarter of said Section 8, thence Westerly along the south line of the northwest quarter of the northeast quarter of said Section 8 and continuing along the south line of the north half of the northwest quarter of Section 8 to the west line of said Section 8, thence Northerly along the west line of Section 8 to the southwest corner of Section 5, Township 19, Range 25, and continuing northerly along the west line of Section 5 to the north line of the south half of the south half of the southwest quarter of the southwest quarter of said Section 5, thence Easterly along the north line of the south half of the south half of the southwest quarter of the southwest quarter of Section 5 to a point which is 20 rods west of the east line of the southwest quarter of the southwest quarter of said Section 5, measured along the north line of the south half of the south half of the southwest quarter of the southwest quarter of said Section 5, thence Northerly parallel with the east line of the southwest quarter of the southwest quarter of said Section 5, a distance of 40 rods, thence Easterly parallel with the south line of the southwest quarter of the southwest quarter of said Section 5, a distance of 20 rods to the west line of the southeast quarter of the southwest quarter of said A - 66

Section 5, thence Northerly along the west line of the southeast quarter of the southwest quarter of said Section 5, and continuing along the west line of the northeast quarter of the southwest quarter of said Section 5 to the north line of the south 5 acres of the northeast quarter of the southwest quarter of said Section 5, thence Easterly along the north line of the south 5 acres of the northeast quarter of the southwest quarter of said Section 5 to the west line of the southeast quarter of said Section 5, thence Northerly along the west line of the southeast quarter of Section 5 to the northwest corner of said southeast quarter of Section 5, thence Easterly along the north line of the southeast quarter of Section 5 to the east line of said Section 5, thence Southerly along the east line of Section 5 to the north line of Section 9, Township 19, Range 25, thence Easterly along the north line of said Section 9 to the southwest corner of the southeast quarter of the southwest quarter of Section 4, Township 19, Range 25, thence North 4° 0' East 135 rods, thence North 26° 00' East 58.5 rods, thence North 79° 00' East 93 rods, thence North 28.43 rods, thence East 60.33 rods, thence South 13.19 rods, thence South 36° 00' West 66 rods, thence West 28.5 rods, thence South 44.5 rods, thence West 33.5 rods, thence South 25.18 rods, thence South 49° 00' East 34,48 rods, thence South 26° 00' West 84 rods to a point in the north line of said Section 9, thence Easterly along the north line of said Section 9 to the east line of the west half of the northeast quarter of said Section 9, thence Southerly along the east line of the west half of the northeast quarter of said Section 9 to the south line of the west half of the northeast quarter of said Section 9, thence Westerly along the south line of the west half of the northeast quarter of said Section 9, to the north-south center line of said Section 9, thence Southerly along the north-south center line of said Section 9 to the north line of Section 16, Township 19, Range 25, and continuing along the north-south center line of said Section 16 to the northwest corner of the west half of the southeast quarter of said Sect ion 16, thence Easterly along the north line of the west half of the southeast quarter of said Section 16 to the northeast corner of the west half of the southeast quarter of said Section 16, thence Southerly along the east line of the west half of the southeast quarter of said Section 16 to the north line of Section 21, Township 19, Range 25, Linn County, thence Easterly along the north line of said Section 21 to the east line thereof, thence Southerly along the east line of said Section 21 to the south line of the northeast quarter of said Section 21, thence Westerly along the south line of the northeast quarter of Section 21 to the east line of the west half of the southeast quarter of said Section 21, thence Southerly along the east line of the west half of the southeast quarter of said Section 21 to the north line of the south 10 acres of the east half of the southeast quarter of said Section 21, thence Easterly along the north line of the south 10 acres of the east half of the southeast quarter of said Section 21 to the east line of said Section 21, thence South along the east line , of said Section 21 to the northwest corner of Section 27, Township 19, Range 25, thence Easterly along the north line of said A - 67

Section 27 to the east line of said Section 27, thence Southerly along the east line of said Section 27 to the northwest corner of fractional Section 35, Township 19, Range 25, thence Easterly along the north line of said fractional Section 35 to the east line thereof, said line being the same as the common Kansas-Missouri state line, thence Southerly along the east line of said Fractional Section 35 to the south line of the north half of said fractional Section 35, thence Westerly along the south line of the north half of fractional Section 35 to the east line of Section 34, Township 19, Range 25, thence Southerly along the east line of said Section 34 to the point of beginning, except, (a) 2-2/3 acres more or less in the east 34.68 rods in the southwest quarter of the southwest quarter of Section 32, Township 19, Range 25, used as a cemetery and gn access road to said cemetery, and (b) easements and rights-of-way of record, if any. ALSO 'all that land in Linn County, Kansas, described as follows: Beginning at the northeast corner of the southeast quarter of the northwest quarter of Section 5( Township 20, Range 25, thence Westerly along the north line of said southeast quarter of the northwest quarter, a distance of 35 feet, thence Southeasterly to a point 30 feet south of the northeast corner of said southeast quarter of the northwest quarter, thence Northerly to point of beginning. ALSO all that land in Miami County, Kansas, .described as follows: Beginning at a point that is 429 feet south of the northeast corner of southeast quarter of the southeast quarter of Section 8, Township 19, Range 25, thence West a distance of 67 feet; thence in a Southeasterly direction to a point that is 25 feet west af the east line and 557.45 feet north of the south line of said Section 8; thence East 25 feet to the east line of said Section 8; thence North to the point of beginning. ALSO all that land in Linn County, Kansas, described as follows: From the northeast corner of the northwest quarter of northwest quarter of Section 5, Township 20, Range 25, proceed West along the north line of said northwest quarter of northwest quarter for a distance of 175 feet; thence Southeasterly to a point 41 feet south of the northeast corner of the northwest quarter of northwest quarter; thence North along the east property line to the point of origin. ALSO a tract of land in the west half of Section 10, Township 20, Range 24, Linn County, Kansas, described as fallows: Beginning at the intersection of the east-west center line of said Section 10 with the center line of the right-of-way of the St. Louis, San Francisco Railway Company, thence Northwesterly along the center line of said railway right-of-way a distance of 651.65 feet to a point, said point is hereby designated and hereinafter referred to as Point "A", thence Southwesterly at an angle of 90° left to the left from the last described course to a point in the center line of the Marais Des Cygnes River, said point is hereby designated and hereinafter referred to as A - 68

Point "B", thence Southerly along the center line of said Harais Des Cygnes River to a point which is 300 feet southeasterly from a line drawn between Points "A" and "8" referred to above, as measured at a right angle, thence Northeasterly along a line parallel with a line drawn between Points "A" and "B" referred to above to a point which is 100 feet southwesterly from the southwesterly line of the right-of-way of said St. Louis, San Francisco Railway Company as measured at a tight angle, thence Southeasterly along a line which is 100 feet southwesterly of and parallel with the southwesterly line of the right-of-way of said St. Louis, San Francisco Railway Company a distance of 1727.65 feet, thence Northeasterly at an angle of 90° to the right to the center line of the right-of-way of the St. Louis, San Francisco Railway Company, thence Northwesterly to a point of beginning, except any part of the above lying southerly of a county road located near the southerly portion of the above described tract of land, and subject to the right-of-way of the St. Louis, San Francisco Railway Company. (137) Substation No. 479 Hound City, 4th and Stallcup, Mound City: Beginning on the center line of Stallcup Road, as now established, said point being 469.55 feet north of the center of Section 7, Township 22, Range 24, Linn County, Kansas; thence East along said center line of Stallcup Road a distance of 1047.4 feet to the intersection of the center line of 4th Street, as now established, said intersection being the true point of beginning of the tract of land to be herein described; thence left at an angle of 85° 33' from the easterly course of the center line of Stallcup Road a distance of 447 feet; thence left at an angle of 90° from the last described course a distance of 40 feet; thence left at an angle of 37° 30' from the last described course a distance of 118.6 feet; thence right at an angle of 18° 30' from the last described course a distance of 140 feet; thence left at an angle of 39° from the last described course a distance of 184.5 feet; thence left at an angle of 12° from the last described course a distance of 62 feet; thence right at an angle of 21° from the last described course a distance of 134 feet; thence left at an angle of 42° from the last described course a distance of 52.5 feet to the center line of Stallcup Road; thence left at an angle of 94° 15' 30" from the last described course a distance of 480 feet to the true point of beginning, subject to public roads of record. (138) Headquarters_Pleasantgn, 11th and Walnut, Pleasanton: Lots 4, 5 and 6 in Block 188, of the City of Pleasanton, Linn County, Kansas, according to the recorded plat thereof. Subject to easements, covenants, reservations and restrictions of record. (139) Headquarters and Office La Cygne, 2nd_ and Market, La Cygne: All of Lots 6, 7, 8, 9 and 10, Block 12, in the City of La Cygne, Kansas, according to the recorded plat thereof. A - 69

ALSO all of Lots 1, 2, 3, 4, 5 and 10, Block 13, in the City of La Cygne, Kansas, according to the recorded plat thereof, all in Linn County, Kansas.

ALSO all that part of vacated Second Street, bounded by the west line of Block 12 and east line of Block 13, south of the south line of Market Street and north of the north line of Vine Street as said blocks and streets are shown on the plat and dedication of the City of La Cygne, Linn County, Kansas.

(140) Future Substation No. 471 Parker, 2 Miles North of Centerville: A tract of land being a part of Lot 4, in the northwest quarter of Section 4, Township 21, Range 22, Linn County, Kansas, described as follows: Beginning at the northwest corner of said Lot 4 of the northwest quarter of Section 4 (said point also being the northwest corner of the northwest quarter of said Section 4); thence East along the north line of said Lot 4 a distance of 250 feet, thence South parallel with the west line of said Lot 4 a distance of 250 feet, thence West parallel with the north line of said Lot 4 a distance of 250 feet to a point on the west line of said Lot 4, thence North along the west line of said Lot 4 to the northwest corner of said Lot 4 in the northwest quarter of said Section 4, exclusive of any public roads, in Linn County, Kansas.

MIAMI COUNTY

(141) Substation No. 77 Spring Ridge, 1 Mile South of Paola: A tract of land located in the northeast quarter of the northeast quarter of Section 24, Township 17, Range 21, Miami County, Kansas, described as follows: Beginning at a point which is 682 feet south of the north line of the northeast quarter of said Section 24 and 30 feet west of the east line of said quarter quarter section, thence South parallel with the east line of said quarter quarter section a distance of 100 feet, thence right at an angle of 91° 25' from the last described course a distance of 100 feet, thence North parallel with the east line of said quarter quarter section a distance of 100 feet, thence East to the point of beginning.

(142) Substation No. 55 Paola & Microwave, on U.S. Highway 169, 1 Mile West of Paola: Beginning at a point 1114.3 feet west and 95.0 feet south of the northeast corner of Section 31, Township 17, Range 23, thence Southwesterly parallel to the M.K.&T. Railroad a distance of 609.1 feet, thence East 504.9 feet, thence North 600 feet, thence West 400 feet to place of beginning.

ALSO a tract of land in the northeast quarter of Section 31, Township 17, Range 23, Miami County, Kansas, more particularly described as follows: Beginning on the east line of said quarter section at a point 95 feet south of the north line of said quarter section, thence West parallel with said north line a distance of 714.3

A - 70

feet to the east property line of a tract of land owned by Kansas City Power 4 Light Company, thence South along said property line a distance of 600 feet, thence East a distance of 714.3 feet to the east line of said quarter section, thence North along said section line to the point of beginning. ALSO a tract of land lying south of and adjacent to the southerly right-of-way line of U.S. Highway 169 as now established, more particularly described as follows: Beginning on the east line of the northeast quarter of Section 31, Township 17, Range 23, Miami County, Kansas, at a point 95 feet south of the north line of said quarter section, thence North along said east line a distance of 35 feet to the southerly right-of-way line of U.S. Highway 169 as now established, thence West along said right-of-way line a distance of 501.7 feet, thence South parallel with the east line of said quarter section a distance of 35 feet, thence East parallel with said right-of-way line to the point of beginning. (143) Substation No. 14 Drexel Corners, U.S. Highway 69 and J3rexel Road, Drexel: Beginning at a point on the north line of Section 19, Township 18, Range 25, Miami County, Kansas, said point being 127 feet west of the northeast corner of said Section 19; thence West along the north line of said Section 19, a distance of 244.2 feet; thence South 335 feet to the northerly right-of-way line of U.S. Highway No. 69; thence in a Northeasterly direction along the northerly and westerly right-of-way line of said U.S. Highway No. 69 a distance of 405 feet to the point of beginning. (144) Substation No. 102 Overpass, Pearl Avenue and Wallace Park Drive, Paola: Lot \f Slock 6, in Angler's Addition to the City of Paola, Miami County, Kansas, as designated on the recorded plat thereof. -"" (145) Substation No. 489 Louisburg, on U.S. 169 Highway North of Louisburg: A tract of land, exclusive of road right-of-way, in the northeast quarter of the southeast quarter of Section 30, Township 16, Range 25, Miami County, Kansas: Beginning at a point on the south line of the northeast quarter of the southeast quarter, 36.9 feet west of the southeast corner of the northeast quarter of the southeast quarter of Section 30, Township 16, Range 25; thence North and parallel to the west right-of-way of No. 69 Highway, a distance of 200 feet; thence West 200 feet; thence South 200 feet; thence East 200 feet, to point of beginning. (146) Substation No. 495 Beagle, in Beagle: A tract of land, exclusive of road right-of-way, in the southwest quarter of the southwest quarter of Section 36, Township 18, Range 22, Miami County, Kansas: Beginning at a point 20 feet north and 20 feet east of the southwest corner of the southwest quarter of Section 36, Township 18, Range 22, Miami County, Kansas, thence East and parallel to the section line of said section a distance of 200 feet, thence North 200 feet, A - 71 thence West 200 feet, thence South and parallel to the west section line of said section a distance of 200 feet to point of beginning in Miami County, Kansas. (147) Service Center Paola? Ottawa and Silver Stree_t_s_?_ Pag_la; All of Block 42, in the City of Paola, Miami County, Kansas, including vacated alley. ALSO Lots 1, 2, 3, 4 and 5, in Block 41, in the City of Paola, Kansas, as shown by the recorded plat thereof; and the north half of the vacated alley adjoining said lots with easements, reservations and covenants of record. (148) Substation No. 54 Wea, on Old U.S. Highway 69, 1 Mile North of We_a: A tract of land in the northeast quarter of Section 19, Township 15, Range 25, Miami County, Kansas, more particularly described as follows: Beginning at a point that is 35 feet west of the east line and 25 feet south of the north line of said quarter section, thence South parallel with the west line of U.S. Highway 69, as now established, a distance of 100 feet, thence West parallel with the north line of said quarter section a distance of 150 feet, thence North parallel with the west line of said U.S. Highway 69 a distance of 100 feet, thence East parallel with the north line of aforesaid quarter section to the point of beginning. (149) Substation No. 62 Poplar Ridge, Poplar Ridge and South City Limits of Paola: A tract of land in the east half of the east half of the northeast quarter of Section 21, Township 17, Range 23, Miami County, Kansas, described as follows: Beginning at a point which is 25 feet south of the north line and 20 feet east of the west line of the east half of the east half of the northeast quarter of said Section 21, thence East parallel with the north line of the east half of the east half of the northeast quarter of said Section 21 a distance of 100 feet, thence South parallel with the west line of the east half of the east half of the northeast quarter of said Section 21, a distance of 100 feet, thence West parallel with the north line of the east half of the east half of the northeast quarter a said Section 21 a distance of 100 feet, thence North parallel with the west line of the east half of the east half of the northeast quarter of said Section 21 to the point of beginning. (150) Substation No. 67 JLakeview, on Old U.S. Highway 69 South of Louisburg,: A tract of land in the northeast quarter of the southeast quarter of Section 31, Township 16, Range 25, in Miami County, Kansas, beginning at a point which is 160 feet north and 35 feet west of the southeast corner of the northeast quarter of the southeast quarter of said section, thence West 125 feet, thence North 100 feet, thence East 125 feet (to the west line of U.S. 69 Highway), thence South 100 feet to the point of beginning. A - 72

(151) Substation No. 40 Richland, 10 Miles West of Hillsdale: A tract located in the northeast quarter of Section 13, Township 16, Range 21, Miami County, Kansas, more particularly described as follows: Beginning at a point that is 20 feet south and 30 feet west of the northeast corner of the northeast quarter of said Section 13, thence South and parallel with the east line of said quarter section a distance of 100 feet, thence West and parallel with the north line of said quarter section a distance of 100 feet, thence North and parallel with the east line of said quarter section a distance of 100 feet, thence East and parallel with the north line of said quarter section a distance of 100 feet to poinb of beginning. (152) Substation No. 473 Spring Ridge Regulator, 1 Mile jouth of Pagla: A tract of land in the northeast quarter of the northeast quarter of Section 24, Township 17, Range 21 in Miami County, Kansas, described as follows: Beginning at a point on the south right-of-way line of a county road 30 feet west and 22.5 feet south of the northeast corner of said Section 24; thence West along county road right-of-way a distance of 200 feet; thence South a distance of 200 feet; thence East a distance of 200 feet; thence North a distance of 200 feet, to the point of beginning. (153) Substation No. 475 Hillsdale, U.S. 169 Highway and K7 Highway, Hillsdale: A tract of land 100 feet by 100 feet described as follows: Beginning on the west line of the southeast quarter of Section 10, Township 16, Range 23, Miami County, Kansas, at a point 378 feet north of the south line of said quarter section, thence East 100 feet, thence South 100 feet, thence West 100 feet, thence North 100 feet to the point of beginning. (154) Substation No. 73 Centennial, Popj.ar Ridge and_ South City Limits of Pagla : A tract of land described as follows: Beginning on the west line of the east half of the east half of the northeast quarter of Section 21, Township 17, Range 23, Miami County, Kansas, at a point 534 feet south of the north line of said Section 21, thence East parallel to said north line a distance of 330 feet, thence South parallel to the east line of said section to point on the northerly right-of-way line of U.S. new 169 Highway, as now established, thence Southwesterly along said right-of-way to the west line of said east half of east half of northeast quarter of Section 21, thence North to the point of beginning. (155) Substation No. 482 Chiles, U.S. Highway 69 and Cleveland- Chiles Road, 5 Miles East: of Chiles: ft, tract of land 100 feet by 100 feet in the northeast quarter of Section 7, Township 16, Range 25, Miami County, Kansas, more particularly described as follows: Beginning at a point which is 313 feet west of the east line of said Section 7 and 50 feet south of the north line of said section, thence South' 89° 29' left from the westward course of a line drawn parallel with and 50 feet south of the north line of said Section 7 a A - 73 distance of 100 feet, thence East parallel with said north line a distance of 100 feet, thence North parallel with the east line of said Section 7 a distance of 100 feet, thence West parallel with said north line a distance of 100 feet. Subject to easements of record. OSAGE COUNTY (156) Substation No. 497 Six Mile, Kansas Highway 68, 6 Miles West of Quenemo: A tract of land in the northwest quarter of Section 15, Township 17, Range 16, described as follows: Beginning at the intersection of the south line of Highway K-68 with the east line of the west 60 acres of the northwest quarter of said Section 15, thence Southerly along the east line of the west 60 acres of said northwest quarter a distance of 1DO feet, thence Westerly parallel with the south line of said Highway K-68 a distance of 150 feet, thence Northerly parallel with the east line of the west 60 acres of said quarter section 100 feet to the south line of said Highway K-63, thence Easterly along the south line of aforesaid Highway K-68 to the point of beginning. (157) Substation No. 478 Michigan, 2 Miles South of Michigan Valley: The north 208 feet of the east 208 feet of the north half of the northeast quarter of Section 21, Township 16, Range 17. A -

ELECTRIC PLANTS AND SYSTEMS

All electric generating plants and electric transmission and distribution systems of the Company situated in Bates, Buchanan, Cass, Carroll, Chariton, Clay, Cooper, Henry, Howard, Jackson, Johnson, Lafayette, Livingston, Pettis, Platte, Randolph, Ray, and Saline Counties in the State of Missouri, and Allen, Anderson, Atchison, Bourbon, Coffey, Douglas, Franklin, Johnson, Leavenworth, Linn, Lyons, Miami, Osage, Shawnee and Wyandotte Counties in the State of Kansas, including all power houses, buildings, reservoirs, pipe lines, structures, boilers, turbines, generators, dynamos, motors, engines, condensers, pipes, conduits, switches, transformers, insulators, towers, poles, wires, meters, machinery, equipment, easements and rights-of-way forming a part of or appertaining to said generating plants and electric transmission and distribution systems, or any of them, including, without limiting the generality of the foregoing, the following described property:

ELECTRIC GENERATING PLANTS

The Northeast Gas Turbine Electric Generating Station and Bulk Oil Storage located at First Street and Park Avenue in Kansas City, Jackson County, Missouri.

The Hawthorn Steam Electric Generating Station located at the junction of the Missouri and Blue Rivers in Kansas City, Jackson County, Missouri.

The Montrose Steam Electric Generating Station located nine miles west and three miles south of Clinton, Henry County, Missouri.

A fifty percent interest in the La Cygne Steam Electric Generating Station located five miles east of La Cygne, Linn County, Kansas.

A seventy percent interest in the Iatan Steam Electric Generating Station located near Iatan in Platte County, Missouri.

A forty-seven percent interest in Wolf Creek Nuclear Steam Electric Generating Station located near Burlington in Coffey County, Kansas.

ELECTRIC TRANSMISSION LINES

Line			Voltage	Length
Missouri (Overhead Lines)				
(From)		(To)		
Stilwell	(16)	Sibley	345	5.22
Sibley		Overton	345	73.02
Sibley		St. Joseph	345	50.10
Craig	(72)	Iatan (705)	345	1.38
Double Circuit		Iatan River Crossing	345	.34
Common R/W		Hawthorn		-
Hawthorn		Blue Valley #8	154	1.82
Hawthorn		Leeds #7	154	1.37

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Line Missouri (Overhead (Fcarc) Tower Line Hawthorn Hawthorn River Crossing River Crossing Blue Valley Common R/W Hawthorn Southtown Northeast Hawthorn Leeds IP 4 L Co. Southtown D.C. D. C. Mont. Southtown Northeast Com R/W Hawt. Kernodle Jet. Maywood Com R/W South. Northeast Com R/W Mont. Com R/W Mont. Mont rose Montrose Montrose Montrose Southtown Southtown Hawthorn Hawthorn R/W Hawthorn Mo. City Salisbury Norton Northeast Montrose Ray Jet. Midtown Forest Blue Mills Claycomo Blue Valley Armco Barry Lines) (Continue (To) Blue Valley Crosstown #15 Northeast Hawthorn Northeast Southtown Southtown Leeds #10 Lama Vista Grand Ave. Northeast #17 Midtown if 2 Blue Mills Kernodle Loma Vista Kenilworth Greenwood Southtown Hickman Sub Nashua Stilwell Grand Ave. Stilwell Loma Vista Loma Vista #9 Loma Vista #11 Stilwell #13 Stilwell #9 Stilwell Stilwell #10 Blue Valley #14 Ray Jet. Mo. City #9 Salisbury Norton So. Waverly St. Joseph Clinton Excelsior Spgs. Forest Southtown Sibley Gashland Jet. Armco Melt. Shop Jet. Line Creek 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 .51 5.74 7.43 .54 .36 15.39 11 .39 3.64 .13 5.58 2.31 .23 .11 .97 4.05 2.76 2.82 17.00 .21 57.26 57.29 48.20 48.15 9.35 9.29 1.71 14.30 90.23 22.28 21.55 47.55 12.22 3.05 1.62 3.24 .21 6.45 .21 .32 4.19 A - 76

Line Missouri (Underground Lines) (From) Leeds Line Northeast Navy Guinotte Grand Ave. Kansas (Overhead (From) Double Circuit Stilwell (16) Stilwell (16) Stilwell (16) Craig (72) La Cygne (704) Leeds Southtown Kenilworth Shawnee Common R/W Maywood Common R/W Common R/W Montrose Montrose Southtown Southtown Srookridge Stilwell Stilwell Paola Paola Herri am Greenwood Greenwood Kenilworth Craig Craig Craig Double Circuit Double Circuit Olathe Switzer Switzer Double Circuit Oxford Westbrook Jet. Overland Park (To) Roeland Park Grand Ave. Grand Ave. Crosstown Crosstown Lines) (To) latan River Crossing Swissvale Sib ley La Cygne (704) latan (705) Craig (72) Roeland Park Kenilworth Westbrook Jet. Greenwood Shawnee Fisher Jet. Nashua Southtown-Stilwell Montrose-Stilwell Stilwell Stilwell Stilwell Stilwell Westbrook Jet. Oxford Paola Marmaton Ottawa Greenwood Midland Maywood Lenexa Lenexa Olathe Greenwood Craig Greenwood Craig Lenexa Mur Len Brookridge Olathe Swi tz-Brkrdg-Olathe Olathe Overland Park Roeland Park 154 154 154 154 154 345 345 345 345 345 345 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 154 4.08 1.35 .19 2.61 1.94 .40 32.82 3.05 30.83 57.07 39.93 .17 4.15 3.14 3.12 - 5,16 - - 3.26 3.14 7.05 6.85 1.79 7.49 22.92 51.30 21.72 4.44 2.23 9.95 11.31 .22 6.02 3.98 .11 2.73 4.51 2.74 4.01 .22 3.07 .27 7.23 A - 77

Line Voltage Length Kansas (Overhead Lines) Continued (From) ( T o ) Moonlight Mur Len 154 10.69 Double Circuit Stilwell-Qxford 154 1.30 Kansas (Underground Lines) (From) (To) Leeds Roeland Park 154 1.83 115 kv, 66 kv and 33 kv lines located in Jackson, Carroll, Cass, Chariton, Clay, Howard, Lafayette, Platte and Saline Counties in Missouri, and Anderson, Douglas, Franklin, Johnson, Linn, Miami and Osage Counties in Kansas. 584.07 A - 78

ELECTRIC SUBSTATIONS AND SWITCHING STATIONS

Substation No.	1	Air Base	Southwest of Olathe, Johnson Co., KS
Substation No.	9	Gatehouse	900 North Olive, Kansas City, Jackson Co., MO
Substation No.	10	Birmingham	7th & Wabash, Birmingham, Clay Co., MO
Substation No.	11	Barry	North Greenhills & Tiffany Springs Road, Platte Co., MO
Substation No.	12	Brookridge	10001 West 103rd Street, Overland Park, Johnson Co., KS
Substation No.	13	Shawnee	12501 West 51st Street, Shawnee, Johnson Co., KS
Substation No.	14	Drexel Corners	69 Hwy. & Drexel Road, Drexel, Miami Co., KS
Substation No.	15	Grand Ave. West	2nd & Grand, Kansas City, Jackson Co., MO
Substation No.	16	Stilwell	191st Street East of Metcalf, Johnson Co., KS
Substation No.	17	Navy	201 Main Street, Kansas City, Jackson Co., MO
Substation No.	18	Leta	U.S. Hwy. 24 & MO Hwy. 139, Carroll Co., MO
Substation No.	19	Polk Street	Mulberry & Polk Streets, Brunswick, Chariton Co., MO
Substation No.	20	Dalton	Walnut Street & Wabash R.R.R/W, Dalton, Chariton Co., MO
Substation No.	21	Keytesville	U.S. Hwy. 24 in Keytesville, Chariton Co., MO
Substation No.	22	Switzer	9900 West 127th Street, Overland Park, Johnson Co., KS
Substation No.	23	Southtown	8627 Troost, Kansas City, Jackson Co., MO
Substation No.	24	Crosstown	1801 Cherry, Kansas City, Jackson Co., MO
Substation No.	25	Glasgow	2nd & Lafayette, Glasgow, Howard Co., MO
Substation No.	26	Blackburn	North of Blackburn, Saline Co., MO
Substation No.	27	Avondale	3150 Walker, North Kansas City, Clay Co., MO
Substation No.	28	Sweet Springs	Broadway & Oak Streets, Sweet Springs, Saline Co., MO
Substation No.	29	Lenexa	15730 West 95th Street, Lenexa, Johnson Co., KS
Substation No.	29T	Lenexa	16500 West 95th Street, Lenexa, Johnson Co., KS
Substation No.	31	Forest	1105 East 61st Street, Kansas City, Jackson. Co., MO
Substation No.	32	Mt. Leonard	Hwy. 127 East of Mt. Leonard, Saline Co., MO
Substation No.	33	Center Street	Fourth & Center Street, Pleasanton, Linn Co., KS
Substation No.	34	Corder	Hwy. 20 North of Corder, Lafayette Co., MO
Substation No.	35	Loma Vista	6620 East 91st Street, Kansas City, Jackson Co., MO
Substation No.	36	Orange Street	Orange & Chestnut Streets, Brunswick, Chariton Co., MO
Substation No.	37	Gardner	South of Hwy. 56 West of Gardner, Johnson Co., KS
Substation No.	38	Oxford	14540 Antioch Road, Overland Park, Johnson Co., KS
Substation No.	40	Richland	Northwest of Hwys. 169 & 68, Miami Co., KS
Substation No.	41	Olathe	135th Street & Blackbob Road, Olathe, Johnson Co., KS
Substation No.	42	Brunswick	U.S. Hwy. 24 West of Brunswick, Chariton Co., MO
Substation No.	43	West Marshall	U.S. Hwy. 24 & U.S. Hwy. 240, North of Marshall, Saline Co., MO
Substation No.	44	Atherton	Atherton & Bundshu Roads, Independence, Jackson Co., MO
Substation No.	45	Indiana	3328 East 22nd Street, Kansas City, Jackson Co., MO
Substation No.	46	Ottawa	U.S. Hwy. 59 & I-35, South of Ottawa, Franklin Co., KS
Substation No.	47	Overland Park	9521 West 88th Street, Overland Park, Johnson Co., KS
Substation No.	48	Tomahawk	910 West 103rd Street, Kansas City, Jackson Co., MO
Substation No.	49	Weatherby	Hwy. 45 & Graden Road, Platte Co., MO
Substation No.	50	Kenilworth	4601 West 90th Terr., Overland Park, Johnson Co., KS
Substation No.	51	Morningside	63rd & Morningside Drive, Kansas City, Jackson Co., MO
Substation No.	52	Claycomo	Ravena Road & Wabash R.R.R/W, Claycomo, Clay Co., MO
Substation No.	53	Blue Valley	7801 East U.S. Hwy. 24, Kansas City, Jackson Co., MO
Substation No.	54	Wea	215th Street & Metcalf, Johnson Co., KS
Substation No.	55	Paola	U.S. Hwy. 169 South & West of Paola, Miami Co., KS
Substation No.	56	Hickman	11500 Grandview Road, Kansas City, Jackson Co., MO

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Substation No.	57	Cortney	East of Hwy. 291 on Baker Road, Independence, Jackson Co., MO
Substation No.	58	Woodsweather	1201 Woodsweather Road, Kansas City, Jackson Co., MO
Substation No.	59	Gilliam	Hwy. 250 East of Gilliam, Saline Co., MO
Substation No.	60	Chariton	U.S. Hwy. 24 West of Salisbury, Chariton Co., MO
Substation No.	61	Leeds	4210 Raytown Road, Kansas City, Jackson Co., MO
Substation No.	62	Poplar Ridge	Poplar Ridge & South City Limits of Paola, Miami Co., KS
Substation No.	63	Line Creek	3810 Northwest 64th Street, Kansas City, Clay Co., MO
Substation No.	64	Nashua	Northwest 132nd Street & Hwy. 169, Clay Co., MO
Substation No.	65	Martin City	Martin City Road & Wornall Road, Kansas City, Jackson Co., MO
Substation No.	66	Martin City	13701 Wyandotte, Kansas City, Jackson Co., MO
Substation No.	67	Lakeview	Old Hwy. 69 South of Louisburg, Miami Co., KS
Substation No.	68	Roeland Park	4702 Roe Boulevard, Roeland Park, Johnson Co., KS
Substation No.	69	Moonlight	17508 Moonlight Road, Gardner, Johnson Co., KS
Substation No.	71	Temp Randolph	7400 East Birmingham Road, Kansas City, Clay Co., MO
Substation No.	72	Craig	10859 Woodland Road, Johnson Co., KS
Substation No.	73	Centennial	Poplar Road & Centennial Road, Paola, Miami Co., KS
Substation No.	74	Northeast	900 North Olive, Kansas City, Jackson Co., MO
Substation No.	75	Midtown	1223 East 48th Street, Kansas City, Jackson Co., MO
Substation No.	76	Rock Creek	Hwy. 59 South of Ottawa, Franklin Co., KS
Substation No.	77	Spring Ridge	West of Hwy. 7 South of Paola, Miami Co., KS
Substation No.	78	Gladstone	2101 East 72nd Street North, Gladstone, Clay Co., MO
Substation No.	79	Blue Mills	Courtney-Atherton & Old Atherton Roads, Jackson Co., MO
Substation No.	80	Greeley	Hwy. 169 West of Greeley, Anderson Co., KS
Substation No.	81	West Gardner	18827 Dille Road Southwest of Gardner, Johnson Co., KS
Substation No.	82	Mur Len	15900 West 159th Street, Olathe, Johnson Co., KS
Substation No.	83	Salisbury	U.S. Hwy. 24 & Hwy. 5, Salisbury, Chariton Co., MO
Substation No.	84	South Troost	7643 Troost Avenue, Kansas City, Jackson Co., MO
Substation No.	85	Cypress	4500 Independence Avenue, Kansas City, Jackson Co., MO
Substation No.	86	Blue Springs	Hwy. 7 & Truman Road, Kansas City, Jackson Co., MO
Substation No.	87	Campbell	824 East 18th Street, Kansas City, Jackson Co., MO
Substation No.	88	Trafficway	640 West 39th Street, Kansas City, Jackson Co., MO
Substation No.	89	Sugar Creek	Short Street West of Sterling, Sugar Creek, Jackson Co., MO
Substation No.	91	Merriam	6412 Carter Street, Merriam, Johnson Co., KS
Substation No.	92	Troost	3737 Troost, Kansas City, Jackson Co., MO
Substation No.	93	Greenwood	65th & Lackman Road, Shawnee, Johnson Co., KS
Substation No.	94	No. Kansas City	840 Swift Street, North Kansas City, Clay Co., MO
Substation No.	95	Norton	Route O Northeast of Marshall, Saline Co., MO
Substation No.	96	Hawthorn	8700 Hawthorn Road, Kansas City, Jackson Co., MO (TRANS)
Substation No.	96	Hawthorn	8700 Hawthorn Road, Kansas City, Jackson Co., MO (DIST)
Substation No.	97	Welda	Hwy. 59 East of Garnett, Anderson Co., KS
Substation No.	98	Riverside	Tillison Lane & CB&Q R/W, Riverside, Platte Co., MO
Substation No.	99	La Cygne	East of La Cygne, Linn Co., KS
Substation No.	100	Bowdry	U.S. Hwy. 24 & Hwy. 65 North of Waverly, Carroll Co., MO *
Substation No.	101	Stanley	U.S. Hwy. 69 & 159th Street, Johnson Co., KS
Substation No.	102	Overpass	Pearl Avenue & Wallace Park Drive, Paola, Miami Co., KS
Substation No.	103	East Carrollton	U.S. Hwy. 24 East of Carrollton, Carroll Co., MO
Substation No.	104	Carrollton	Northeast of Carrollton, Carroll Co., MO
Substation No.	105	Sand Creek	Northwest of Ottawa, Franklin Co., KS
Substation No.	106	Edgerton	U.S. Hwy. 56 West of Edgerton, Johnson Co., KS
Substation No.	107	Holly Street	509 East 9th Street, Pleasanton, Linn Co., KS
Substation No.	108	Centerville	West of Centerville, Linn Co., KS

* Pole Mounted Station

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Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No Substation No, Substation No, Substation No. Substation No, Substation No. Substation No, Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. Substation No. . 109 Moss Creek . 110 Higginsville , 112 Montrose . 116 Bogard . 12Z Waverly . 127 South Waverly . 144 Guinotte Term. . 146 Brush Creek Term. . 147 Cherry Term. . 148 Roe Term. . 158 Melt Shop No.2 . 159 Armco . 174 Washburn . 471 Parker . 472 Baldwin . 473 Spring Ridgs Reg. . 476 Prescott 477 Ransomville . 478 Michigan Valley 479 Mound City . 480 Wellsville 481 Greeley Reg. . 482 Chiles 484 Grassland 489 Louisburg 495 Beagle 497 Six Mile . 540 Sub J 702 Newell . 703 Mayview 704 La Cygne Station 705 latan Station 706 Wolf Creek Station 734 Melt Shop No.1 735 U.S. Cold Storage 736 Continental 739 Burge Ice Service 756 Muehlebach 757 Midland 762 Plaza 763 Uptown 764 Star 769 Royal Tower Apt. 771 Nelson 773 Stuart Hall 915 Grand Ave. 1222 Service Pipe Line 1284 Slater Power Plant 1319 Bendix 1440 Amaco Pipe Line Co. 1583 City of Salisbury Hwy. 1Q West of Wabash Junction, Carroll Co., MO 29th 4 Shelby, Higginsville, Lafayette Co., MO Montrose, Henry Co., MO U.S. Hwy. 65 North of Carrollton, Carroll Co. , MO 208 Jefferson Street, Waverly, Lafayette Co., MO 4 Miles South of Waverly, Lafayette Co. , MO 2014 Guinotte, Kansas City, Jackson Co., MO 4030 Brush Creek Parkway, Kansas City, Jackson Co. , MO 603 East 1st Street, Kansas City, Jackson Co., MO 4706 Fontana Street, Roeland Park, Johnson Co., KS KC Terminal RR Blue River Yards, Kansas City, Jackson Co., MO 7801 U.S. Hwy. 24, Kansas City, Jackson Co., MO 2917 Guinotte, Kansas City, Jackson Co., MO 2 Miles West of Cadmus, Linn Co. , KS South of Baldwin, Douglas Co., KS 4 Miles South of Pressonville, Miami Co . , K5 U.S. Hwy. 69 4 Walnut, Prescott, Linn Co., KS * U.S. Hwy. 50 at Ransomville, Franklin Co., KS 2 Miles South of Michigan Valley, Osage Co., KS 4th 4 Hemlock, Mound City, Linn Co., KS Hwy. 33 North of 1-35, Wellsville, Franklin Co., KS U.S. Hwy. 169 Southwest of Greeley, Anderson Co., KS U.S. Hwy. 69 4 Cleveland-Chiles Road, Miami Co., KS 191st Street East of Metcalf, Johnson Co. , KS U.S. Hwy. 69 North of Louisburg, Miami Co., KS 1 Mile Northeast of Beagle, Miami Co., KS Hwy. 68 6 Miles West of Quenemo, Osage Co. , KS 4000 East 43rd Street, Kansas City, Jackson Co. , MO Hwy. 20 West of Marshall, Saline Co., MO Co. Road FF West of Hwy. 13, Lafayette Co. , MO La Cygne Plant Site, Linn Co., KS latan Plant Site, Platte Co., MO P. 0. Box 309, Burlington, Coffey Co., KS Pole #18 Hawthorne-Blue Valley #8 Line * 500 East 3rd Street, Kansas City, Jackson Co., MO 106 West 11th Street, Kansas City, Jackson Co. , MO 2027 Campbell, Kansas City, Jackson Co., MO 1204 Baltimore, Kansas City, Jackson Co. , MO 1228 Main Street, Kansas City, Jackson Co., MO 4704 Wyandotte, Kansas City, Jackson Co., MO 3700 Broadway, Kansas City, Jackson Co., MO 1719 Grand, Kansas City, Jackson Co., MQ 901 McGee, Kansas City, Jackson Co., MO 4525 Oak, Kansas City, Jackson Co. , MO 2131 Central, Kansas City, Jackson Co., MO 2nd & Grand, Kansas City, Jackson Co. , MO Southwest of Centerville, Linn Co., KS Front 4 Walnut Street, Slater, Saline Co . , MO 1200 East Bannister, Kansas City, Jackson Co., Mo U.S. Hwy, 65 4 AT&SF RR R/W, Carrollton, Cass Co., MO 1st Street 4 Wabash RR, Salisbury, Chariton Co., MO * Pole Mounted Station A - 61

ELECTRIC DISTRIBUTION SYSTEMS

The electric distribution systems of the Company located in and near the municipalities listed below:

Municipality	County	State
Kansas City	Jackson	Missouri
Blue Springs	Jackson	Missouri
Grandview	Jackson	Missouri
Independence	Jackson	Missouri
Raytown	Jackson	Missouri
Sugar Creek	Jackson	Missouri
Cleveland	Cass	Missouri
Belton	Cass	Missouri
Westline	Cass	Missouri
Kansas City	Clay	Missouri
Avondale	Clay	Missouri
Birmingham	Clay	Missouri
Claycomo	Clay	Missouri
Randolph	Clay	Missouri
Gladstone	Clay	Missouri
Liberty	Clay	Missouri
North Kansas City	Clay	Missouri
Oaks	Clay	Missouri
Oakwood	Clay	Missouri
Oakview	Clay	Missouri
Oakwood Manor	Clay	Missouri
Oakwood Park	Clay	Missouri
Pleasant Valley	Clay	Missouri
Montrose	Henry	Missouri
Houston Lake	Platte	Missouri
Kansas City	Platte	Missouri
Northmoor	Platte	Missouri
Parkville	Platte	Missouri
Platte Woods	Platte	Missouri
Riverside	Platte	Missouri
Waukomis	Platte	Missouri
Weatherby Lake	Platte	Missouri
Bogard	Carroll	Missouri
Bosworth	Carroll	Missouri
Carrollton	Carroll	Missouri
Dewitt	Carroll	Missouri
Tina	Carroll	Missouri
Wakenda	Carroll	Missouri
Brunswick	Chariton	Missouri
Dalton	Chariton	Missouri
Glasgow	Chariton	Missouri

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Municipality	County	State
Keytesville	Chariton	Missouri
Mendon	Chariton	Missouri
Salisbury	Chariton	Missouri
Sumner	Chariton	Missouri
Triplett	Chariton	Missouri
Glasgow	Howard	Missouri
Armstrong	Lafayette	Missouri
Alma	Lafayette	Missouri
Aulville	Lafayette	Missouri
Corder	Lafayette	Missouri
Higginsville	Lafayette	Missouri
Mayview	Lafayette	Missouri
Emma	Lafayette	Missouri
Waverly	Lafayette	Missouri
Blackburn	Lafayette	Missouri
Houstonia	Pettis	Missouri
Arrow Rock	Saline	Missouri
Blackburn	Saline	Missouri
Emma	Saline	Missouri
Gilliam	Saline	Missouri
Grand Pass	Saline	Missouri
Malta Bend	Saline	Missouri
Marshall	Saline	Missouri
Miami	Saline	Missouri
Mount Leonard	Saline	Missouri
Sweet Springs	Saline	Missouri
Countryside	Johnson	Kansas
Edgerton	Johnson	Kansas
Fairway	Johnson	Kansas
Gardner	Johnson	Kansas
Leawood	Johnson	Kansas
Lenexa	Johnson	Kansas
Merriam	Johnson	Kansas
Mission	Johnson	Kansas
Mission Hills	Johnson	Kansas
Mission Woods	Johnson	Kansas
Olathe	Johnson	Kansas
Overland Park	Johnson	Kansas
Prairie Village	Johnson	Kansas
Quivira Lake	Johnson	Kansas
Roeland Park	Johnson	Kansas
Shawnee	Johnson	Kansas
Springhill	Johnson	Kansas
Stanley	Johnson	Kansas
Westwood	Johnson	Kansas
Westwood Hills	Johnson	Kansas
Bonner Springs	Wyandotte	Kansas

A - 83